Investment Company Act File No. 811-22552

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
October 22, 2013.

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933	[ ]

Pre-Effective Amendment No.	[ ]

Post-Effective Amendment No.	[ ]
and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]

Amendment No. 3	[X]
(Check appropriate box or boxes)

CITY NATIONAL ROCHDALE INTERNATIONAL TRADE FIXED INCOME FUND
(Exact name of Registrant as specified in charter)

570 Lexington Avenue
New York, New York 10022-6837
(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (212) 702-3500

Kurt Hawkesworth
Senior Managing Director and Chief Operating Officer
City National Rochdale, LLC
570 Lexington Avenue
New York, New York 10022-6837

(NAME AND ADDRESS OF AGENT FOR SERVICE)

COPIES OF COMMUNICATIONS TO:

Steven M. Giordano
Bingham McCutchen LLP
One Federal Street
Boston, Massachusetts 02110

CITY NATIONAL ROCHDALE INTERNATIONAL TRADE FIXED INCOME FUND
CROSS REFERENCE SHEET
PARTS A AND B

ITEM NO.		LOCATION IN OFFERING MEMORANDUM

1.	Outside Front Cover Page	Not Applicable

2.	Inside Front and Outside Back Cover Page; Other Offering Information	Not Applicable

3.	Fee Table and Synopsis	Summary; Summary of Fund Expenses; Fees and Expenses

4.	Financial Highlights	Not Applicable

5.	Plan of Distribution	Not Applicable

6.	Selling Shareholders	Not Applicable

7.	Use of Proceeds	Use of Proceeds

8.	General Description of the Registrant	Outside Front Cover Page; Summary; Investment Objective and Strategies; General Information

9.	Management	Management of the Fund

10.	Capital Stock, Long-Term Debt, and Other Securities	General Information

11.	Defaults and Arrears on Senior Securities	Not Applicable

12.	Legal Proceedings	Legal Proceedings

13.	Table of Contents of the Statement of Additional Information	Not Applicable

14.	Cover page of SAI	Not Applicable

15.	Table of Contents of SAI	Not Applicable

16.	General Information and History	Not Applicable

17.	Investment Objective and Policies	Investment Objective and Strategies; Principal Risk Factors Relating to the Fund’s Structure; and Principal Risk Factors Relating to Types of Investments, and Investment Strategies

18.	Management	Management of the Fund

19.	Control Persons and Principal Holders of Securities	Control Persons and Principal Holders of Securities

20.	Investment Advisory and Other Services	Management of the Fund

21.	Portfolio Managers	Portfolio Managers

22.	Brokerage Allocation and Other Practices	Portfolio Transactions

23.	Tax Status	Taxation of the Fund

24.	Financial Statements

Name:	Copy No.

CITY NATIONAL ROCHDALE INTERNATIONAL TRADE FIXED INCOME FUND

570 Lexington Avenue

New York, NY 10022-6837

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

Manager:

City National Rochdale LLC

October 22, 2013

CITY NATIONAL ROCHDALE INTERNATIONAL TRADE FIXED INCOME FUND

CITY NATIONAL ROCHDALE INTERNATIONAL TRADE FIXED INCOME FUND (the “Fund”) is a Delaware statutory trust formed, as a closed-end, non-diversified, management investment company. The Fund was organized in May 2008, but did not commence operations until August 1, 2012. The Fund is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as a closed-end management investment company. The Fund’s investment objective is to provide total return substantially derived from interest income earned on loans and other forms of debt obligations. These loans and other forms of debt obligations will be made to borrowers located in or having exposure to the emerging markets that have financing needs which are of an import, export, trade finance or other developmental or asset-related nature. While there is no assurance that the Fund will achieve its investment objective, it endeavors to do so by following the strategies and policies described in this confidential private offering memorandum of the Fund (the “Offering Memorandum”).

City National Rochdale, LLC (f/k/a Rochdale Investment Management LLC) (the “Manager” or “Rochdale”) is the investment adviser to the Fund. The Manager has selected GML Capital LLP, a limited liability partnership formed in England (the “Sub-Adviser”) as sub-investment adviser with respect to the Fund.

The Fund pursues its investment objective by investing at least 80% of its total net assets (under normal circumstances) in trade finance, structured trade finance, export finance and project finance obligations or related obligations of companies, banks or other entities (including sovereign entities) located primarily in or having exposure to global emerging markets (“trade finance related securities”). Under normal circumstances, at least 80% of the Fund’s total net assets will be invested in fixed income trade finance related securities. In addition, the Fund will invest at least 40%, unless market conditions are not deemed favorable, in which case the Fund will invest at least 30%, of its net assets in non-U.S. issuers, and the Fund will allocate its assets among issuers in various regions and countries, including the United States (but in no less than three different countries).

The securities in which the Fund invests will not be rated by any credit rating agency. If they were rated, they may be rated below investment grade. Securities rated below investment grade are often referred to as “junk.” Securities of below investment grade quality should be regarded as high risk because they have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.

This Offering Memorandum applies to the offering of common shares (“Shares”) of the Fund. No person who becomes a shareholder of the Fund (each, a “Shareholder”) will have the right to require the Fund to redeem or repurchase any Shares.

Upon purchasing Shares of the Fund, a Shareholder will become bound by the terms and conditions of the trust agreement (“Trust Agreement”). The material terms of the Trust Agreement are described in this Offering Memorandum.

i

The Fund Shares are an illiquid investment. The Shares will neither be listed on any securities exchange nor will they trade in a secondary market. The Shares are subject to substantial restrictions on transferability and resale. Although the Fund may offer to repurchase Shares from time to time, it is not obligated to do so and Shares will not be redeemable at an investor’s option nor will they be exchangeable for interests or shares of any other fund. As a result, a Shareholder may not be able to sell or otherwise liquidate his, her or its Shares. See “Principal Risk Factors Relating to the Fund’s Structure – Closed-End Fund; Limited Liquidity; Shares Not Listed; Repurchases of Shares.” The Shares are appropriate only for those investors who can tolerate the risks associated with investment in emerging markets and who do not require a liquid investment.

This Offering Memorandum provides information that a prospective investor should know about the Fund before investing. Prospective investors are advised to read this Offering Memorandum carefully and to retain it for future reference. Shareholders and prospective shareholders can obtain other information about the Fund, on the SEC’s website (http://www.sec.gov).

Neither the SEC nor any state securities commission has determined whether this Offering Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

Investors purchasing Shares in the Fund may be charged a sales load of 1.50% of the amount of the Investor’s subscription on subscriptions of less than $500,000 and 1.00% on subscriptions equal to or greater than $500,000. In addition, the Fund’s Sales Agent: RIM Securities LLC, the Manager or their affiliates (collectively the “Rochdale affiliates”) may or may not pay from their own resources additional compensation to brokers or dealers in connection with the sale and distribution of the Shares or servicing of investors (“additional compensation for distribution or service”). Whether the Rochdale affiliates will pay this additional compensation and the amount thereof may be determined by referring to the Manager’s contractual agreement to waive and/or reimburse the Fund’s expenses to the extent: (i) necessary to limit the Fund’s combined annualized expenses to 1.5%; (ii) the amount waived and/or reimbursed is for distribution or service; and (iii) if any amount is for the Fund’s distribution, the Fund is not permitted to pay such an amount.

The Shares are not deposits or obligations of, or guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

Prospective investors should not construe the contents of this Offering Memorandum as legal, tax or financial advice. Each prospective investor should consult with his, her or its own professional advisers as to the legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

These securities are subject to substantial restrictions on transferability and resale.

THE FUND’S SALES AGENT IS RIM SECURITIES LLC AT 1-800-245-9888.

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SUMMARY

This is only a summary and does not contain all of the information that a prospective investor should consider before investing in City National Rochdale International Trade Fixed Income Fund (the “Fund”). Before becoming a shareholder in the Fund (a “Shareholder”), a prospective investor in the Fund should carefully read the more detailed information appearing elsewhere in this Offering Memorandum and the terms and conditions of the Fund’s Trust Agreement (the “Trust Agreement”), each of which should be retained by any prospective investor.

THE FUND
The Fund is a Delaware statutory trust that is registered under Investment Company Act of 1940, as amended (the “1940 Act”) as a closed-end, non-diversified, management investment company. The Fund was organized in May 2008, but did not commence operations until August 1, 2012.

THE OFFERING	Initial and subsequent purchases generally will be accepted quarterly. The Fund’s organizational and initial offering expenses are being borne by the Manager (as defined below).

RISK FACTORS
The Fund’s investment strategy entails certain risks which are typical of investments generally made in emerging markets as well as risks specific to the asset class of trade finance and other asset based related loan securities. The Fund has a limited operating history. Shares in the Fund (the “Shares”) will not be traded on any securities exchange, are not expected to trade on any other market, and are subject to substantial restrictions on transferability and resale. The Fund may, but is not obligated to, offer to repurchase Shares but the Shares will not be redeemable at a Shareholder’s option nor will they be exchangeable for interests or shares of any other fund, because the Fund is a closed-end investment company. The Fund may repurchase less than the full amount of Shares that a Shareholder requests to be repurchased. If the Fund does not repurchase a Shareholder’s Shares, the Shareholder may not be able to dispose of his, her or its Shares, even during periods of Fund underperformance, due to the substantial restrictions on the transferability and resale of the Shares.

The Manager has agreed to waive and/or reimburse the Fund’s expenses to the extent needed to limit the Fund’s combined annual operating expenses to 1.5% during the first year of the Fund’s operations. To the extent that the Manager reimburses or absorbs fees and expenses, it may seek payment of such amounts for three years after the year in which the expenses were reimbursed or absorbed. The Fund will make no such payment, however, if its total annual operating expenses exceed the expense limit in effect at the time the expenses were reimbursed.

The Fund is non-diversified. Compared to a diversified fund, it may invest a higher percentage of its assets among fewer issuers of portfolio securities. The Fund may target or concentrate its investments in particular markets, sectors, or industries. The Fund also may invest without limit in a single issuer. As a result of any such concentration of investments or non-diversified portfolios, the Fund’s portfolio is subject to greater volatility than if it was a non-concentrated and diversified portfolio. This increases the Fund’s risk by magnifying the impact (positively or negatively) that any one issuer has on the Fund’s Share price and performance.

See “Summary of Expenses” and “Investment Objective and Strategies.”

The circumstances under which the Fund’s board of Trustees (the “Board”) may suspend, postpone or terminate this offering include the following: (1) any period during which an emergency exists as a result of which it is not reasonably practicable for the Fund to purchase the securities it plans for its portfolio or to determine the value of the Fund’s net assets; (2) any other periods that the U.S. Securities and Exchange Commission (the “SEC”) permits by order for the protection of the Shareholders; or (3) other unusual circumstances as the Board deems advisable for the Fund and its Shareholders.

The Fund will compute its net asset value (i.e. its total assets less its total liabilities, including accrued fees and expenses) as of the last business day of each month. When the Fund values its trade finance and other asset based related loan securities and other investments, market prices will not be readily available for some or all of its investments. Securities for which market prices are not readily available will be valued at fair value as determined in good faith in accordance with procedures approved by the Board. When making a determination of the fair value of a trade finance related security, the Manager and the Sub-Adviser (as defined below) will consider a variety of factors that will include but not be limited to: (1) the cost and/or repayment performance of the underlying trade finance related security, (2) the last reported price at which the investment was traded, (3) any information regarding the investment, the issuer, its sector, country or region (4) changes in financial conditions and business prospects disclosed in the issuer’s financial statements and other reports, (5) publicly announced transactions involving the issuer, (6) comparisons to other investments or to financial indices that are correlated to the investment, (7) with respect to fixed income investments, changes in market yields and spreads, and (8) other factors that might affect the investment’s value. Prospective Fund investors should be aware that situations involving uncertainties as to the value of the Fund’s investment positions could have an adverse effect on the Fund’s net assets if the judgments of the Manager or the Sub-Adviser should prove incorrect. See “Net Asset Valuation.”

Investments in international trade finance related and other asset based related loan securities will involve underlying exposure to international securities, international companies and financial markets, including markets in emerging countries, because the performance of such securities will depend in part on the relationships between the issuers and such other companies and markets with which such issuers transact or may otherwise affect such issuers. The forgoing exposures may present political, regulatory, economic and legal risks that are significant and that may differ in kind and degree from risks presented by investments in the United States. The Fund will principally (i.e., more than 50%) be invested in securities outside of the United States. Further, it may be more difficult or impossible to effect service of process, enforce judgments obtained in U.S. courts against international entities based on U.S. securities law, bring an original action in international court to enforce liability against an international entity based on U.S. securities law, and bring Shareholder claims or claims on behalf of Shareholders.

The Fund will invest a portion or all of the value of its assets in restricted securities and other investments that are illiquid. It is expected that the vast majority (if not all) of the Fund’s investments will not be rated by any credit rating agency.

Special tax risks are associated with an investment in the Fund. See “Taxation of the Fund.”

THE MANAGER AND SUB-ADVISER
Pursuant to an investment management agreement (the “Investment Management Agreement”), City National Rochdale, LLC (f/k/a Rochdale Investment Management LLC), an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as the investment adviser (the “Manager”) for the Fund. The Manager is authorized, subject to the approval of the Board, to retain one or more other organizations, including its affiliates, to provide any or all of the services required to be provided by the Manager to the Fund or to assist in providing these services. The Manager entered into a sub-investment advisory agreement (“Sub-Investment Advisory Agreement”) with GML Capital LLP (the “Sub-Adviser”), a limited liability partnership formed in England whose managing member is GML International Limited (the “Managing Member”). The Sub-Adviser is an investment adviser registered under the Advisers Act. The Sub-Adviser has investment discretion to manage the investments of the Fund and is responsible for performing credit analysis, due diligence on each specific investment included in the portfolio and overall portfolio risk management, subject to the general supervision of the Manager. Absent exemptive relief, any sub-investment advisory agreement with a successor sub-adviser will require the approval of a majority of the Fund’s outstanding voting securities.

The Manager is a wholly-owned subsidiary of City National Bank (“City National”). City National is a wholly-owned subsidiary of City National Corporation (SYM: CYN), a publicly traded financial holding company.

THE ADMINISTRATOR, TRANSFER AGENT AND FUND ACCOUNTANT
U.S. Bancorp Fund Services, LLC (the “Administrator”) serves as administrator to provide services to the Fund including preparing, coordinating and/or supervising reports, filings, marketing materials and tax returns, among other services for the Fund. The Administrator also monitors and oversees the activities of the Fund’s servicing agents (i.e., custodian, fund accountants, etc.); handles expense accruals; and performs such additional services as may be agreed upon by each of the Fund, the Manager, the Sub-Adviser and the Administrator. The Administrator also serves as the Fund’s transfer and dividend disbursing agent and maintains and preserves certain books and records of the Fund. The Administrator is compensated by the Fund for providing these services to the Fund.

FEES AND EXPENSES
Investment Management Fee. The investment management fee is shared by the Manager and the Sub-Adviser. The Fund will pay the Manager an investment management fee at an annual rate equal to 0.70% of the Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases by the Fund of Shares. The investment management fee will accrue monthly and will be payable at the end of each quarter. The investment management fee will be paid to the Manager out of the Fund’s assets. Out of the 0.70% investment management fee (i) the Manager will retain 0.25% of the Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases by the Fund of Shares and (ii) 0.45% of the Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases by the Fund of Shares will be paid as a sub-investment advisory fee by the Manager to the Sub-Adviser. See “Fees and Expenses – Investment Management Fee Shared By the Manager and Sub-Adviser.”

Administrative Fee. The Fund will also pay the Administrator a fee at an annual rate equal to 0.08% of the first $150 million, 0.06% of the next $250 million and 0.04% of the balance over $400 million of the Fund’s month-end net assets, before giving effect to any repurchases by the Fund of Shares. See “Fees and Expenses – Administrative Fee.”

Investor Servicing Fee. The Fund will pay a fee to RIM Securities LLC (the “Sales Agent”) to compensate it for providing ongoing investor services to its customers who are investors in the Fund and to reimburse it for payments made to broker-dealers and certain financial advisers that have agreed to provide ongoing investor services to investors in the Fund that are their customers (“Investor Service Providers”). This fee will be paid quarterly and will be in an amount equal to 0.20% (on an annualized basis) of the value of the Fund determined as of the last day of the calendar month (before any repurchases of Shares from Shareholders), provided that the portion of the fee that corresponds to the Shares of any Shareholders that receive services from an Investor Service Provider, will not exceed the lesser of: (i) 0.20% (on an annualized basis) of the value of the investments in the Fund made by such Shareholders, or (ii) the Sales Agent’s actual payments to the Investor Service Provider. See “Fees and Expenses – Investor Servicing Arrangements.”

CONFLICTS OF INTEREST
The investment activities of the Manager, the Sub-Adviser and their respective affiliates, and their directors, trustees, managers, shareholders, partners, members, officers, and employees, for their own accounts and other accounts they manage, may give rise to conflicts of interest in relation to the Fund. The Fund’s operations may give rise to other conflicts of interest. See “Conflicts of Interest.”

PURCHASE OF SHARES
The Fund may accept both initial and additional applications by Shareholders, and/or applications by prospective investors to purchase Shares at such times as the Fund may determine, subject to the receipt of cleared funds five business days prior to the acceptance date set by the Fund. Pending investment in the Fund, the proceeds of any offering (less any applicable sales loads) will be placed by the Sales Agent in a non-interest bearing custody account. Initial and subsequent purchases will generally be accepted quarterly. The Fund reserves the right to reject in its complete and absolute discretion any application for Shares in the Fund.

The Fund also reserves the right to suspend purchases of Shares at any time. Generally, the minimum initial investment in the Fund is $50,000 and the minimum additional investment is $25,000. Brokers selling Shares may establish higher minimum investment requirements than the Fund, and may independently charge Shareholders transaction fees and additional amounts (which may vary) in return for their services. See “Purchase of Shares,” “Net Asset Valuation,” and “Investor Suitability.”

Investors purchasing Shares in the Fund may be charged a sales load of 1.50% of the amount of the investor’s subscription on subscriptions of less than $500,000 and 1.00% on subscriptions equal to or greater than $500,000. The sales load shall be subtracted from an investor’s subscription for Shares and shall not constitute an investment by such investor in the Fund. The Sales Agent may, in its discretion, waive the sales load for certain investors.

REPURCHASES OF SHARES
No Shareholder will have the right to require the Fund to redeem its Shares. The Fund from time to time may, but is not obligated to, offer to repurchase Shares. These repurchases will be made at such times and on such terms as may be determined by the Board from time to time in its complete and absolute discretion. The Board expects that it will attempt to conduct repurchase offers semi-annually (but is not obligated to do so) to permit the Fund to fulfill its present intentions regarding repurchase offers and expects, but is not obligated, to offer to repurchase Shares from Shareholders; provided, however, that a Shareholder may not tender his, her or its Shares to be repurchased as of any day which occurs prior to the day immediately preceding the six-month anniversary of the purchase of such Shares. A Shareholder who tenders some but not all of his, her or its Shares for repurchase will be required to maintain a minimum investment equal to $50,000 (valued on the basis of the then prevailing net asset value per Share of the Fund at the time such request for repurchase is lodged). The Fund reserves the right to reduce the amount to be repurchased from a Shareholder so that the required minimum investment balance is maintained. See “Purchase of Shares – Repurchases of Shares.”

TRANSFER OF SHARES
A Shareholder may transfer his, her or its shares only with the prior written consent of the Board, which is not to be unreasonably withheld. Each transferring Shareholder and transferee agrees to pay all expenses, including, but not limited to, attorneys and accountants’ fees, incurred by the Fund in connection with the transfer. If a Shareholder transfers a Share with the approval of the Board, the Fund shall promptly take all necessary actions so that each transferee or successor to whom the Share is transferred is admitted to the Fund as a Shareholder. Notwithstanding the foregoing, with the consent of the Manager and subsequent ratification by the Board, the Sales Agent may broker transfers of Shares from one Shareholder to another existing Shareholder or from a Shareholder to a new investor. See “Transfers of Shares” for more details.

INVESTOR SUITABILITY
An investment in the Fund involves an assumption of risk. It is possible that a Shareholder may lose some or all of his, her or its money. Before making an investment decision, a prospective investor should, among other things: (i) consider the suitability of the investment with respect to such prospective investor’s investment objectives and personal situation; (ii) consider other factors including personal net worth, income, age, risk tolerance, tax situation, and liquidity needs; and (iii) only invest in the Fund money that he, she or it will not need access to within fifteen months from the date of investment. A prospective investor should invest in the Fund only money that he, she or it can afford to lose and should not invest in the Fund money to which he, she or it will need access in the short-term or on a frequent basis.

Shares are being offered exclusively to institutional and individual investors who qualify as “accredited investors” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended).

MANDATORY REDEMPTION
By purchasing Shares of the Fund, each new Shareholder will be bound by the Trust Agreement. Under the Trust Agreement, the Fund may cause a mandatory redemption of Shares held by a Shareholder or any person acquiring Shares from or through a Shareholder if the Board or, on behalf of the Board, the Manager determines or has reason to believe, among other things, any of the following:

	●	Shares have been transferred or vested in any person by operation of law, such as by death, dissolution, bankruptcy, or incompetence of a Shareholder; or

●
A Shareholder’s ownership of Shares will cause the Fund to be in violation of applicable law, rules or regulations, or subject the Fund or the Manager or the Sub-Adviser to additional registration or regulation; or

●
Continued ownership of Shares may be harmful or injurious to the business or reputation of the Fund or the Manager or the Sub-Adviser, or may subject the Fund or any Shareholders to an undue risk of adverse tax or other fiscal consequences; or

	●	Any representation or warranty made by a Shareholder in connection with the purchase of Shares was not true when made or has ceased to be true; or

	●	It would be in the best interests of the Fund to cause a mandatory redemption of Shares.

TAXES
The Fund expects to qualify each year as a regulated investment company (“RIC”) for U.S. federal income tax purposes. In order to elect and maintain its status as a RIC under the Internal Revenue Code of 1986, as amended (the “Code”), the Fund must diversify its investments, earn its income from specified types of investments, and meet certain distribution requirements each year. If the Fund satisfies such requirements, it generally will not be subject to tax on any income distributed to its Shareholders. See “Taxation of the Fund.”

ERISA AND OTHER PLANS
Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts (“IRAs”) and 401(k) and Keogh Plans, are not permitted to purchase Shares in the Fund.

TERM	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Trust Agreement.

REPORTS TO SHAREHOLDERS
The Fund will furnish to Shareholders as soon as practicable after the end of the taxable year such information as is necessary for them to complete Federal and state income tax or information returns along with any tax information required by law. The Fund is required to mail its Form 1099 to Shareholders by January 31. The Fund anticipates sending Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as required by the 1940 Act. See “General Information” and “Reports to Shareholders.”

FISCAL YEAR
The Fund’s fiscal year is the period ending on June 30.

No broker-dealer, salesperson, or other person is authorized to give an investor any information or to represent anything not contained in this Offering Memorandum. A Shareholder must not rely on any unauthorized information or representations that anyone provides to him, her or it. This Offering Memorandum is an offer to sell or a solicitation of an offer to buy the securities it describes, but only under the circumstances and in jurisdictions where and to persons to which it is lawful to do so. Unless indicated otherwise, the information contained in this Offering Memorandum is current only as of October 22, 2013.

The Shares will neither be listed on any securities exchange nor trade in a secondary market. The Shares are also subject to substantial restrictions on transferability and resale. The Shares will not be redeemable at an investor’s option nor will they be exchangeable for interests of any other fund because the Fund is a closed-end investment company. As a result, a Shareholder may not be able to sell or otherwise liquidate his, her or its Shares. The Shares are appropriate only for those investors who can tolerate the risks associated with investment in emerging markets and who do not require a liquid investment.

SUMMARY OF EXPENSES

The following fee table and example summarize the aggregate expenses of the Fund and are intended to assist Shareholders and potential shareholders in understanding the various costs and expenses associated with investing in the Fund. Each figure below relates to a percentage of the Fund’s average net asset value at month-end over the course of a year. Brokers selling Shares may independently charge Shareholders transaction fees and additional amounts (which may vary) in return for their services.

SHAREHOLDER TRANSACTION EXPENSES

Sales Load (as a percentage of offering price)1	1.5%

Dividend Reinvestment and Cash Purchase Plan Fees	0.0%

ANNUAL EXPENSES (as a percentage of net assets attributable to Shares)

Investment Management Fee2	0.70%

Other Expenses3	1.97%

Total Annual Expenses	2.67%

Less Waivers/Reimbursement4	(1.17%)

Net Annual Expenses	1.50%

1           Investors purchasing Shares in the Fund may be charged a sales load of 1.50% of the amount of the investor’s subscription on subscriptions of less than $500,000 and 1.00% on subscriptions equal to or greater than $500,000.

2           See “Management of the Fund” and “Fees and Expenses” for additional information.

3           “Other Expenses” may be higher if net assets are less than $25,000,000.  Included within “Other Expenses” are: (a) an administrative fee in an amount equal to 0.08% of the first $150 million, 0.06% of the next $250 million and 0.04% of the balance over $400 million of the Fund’s month-end net assets before giving effect to any repurchases by the Fund of Shares, for acting in the capacity of administrator and supervising administrative service providers to the Fund, and (b) an investor servicing fee of 0.20% per annum payable by the Fund under an investor servicing agreement to the Sales Agent to retain broker-dealers and certain financial advisers to provide ongoing investor services and account maintenance services to Shareholders that are their customers. See “Fees and Expenses” for more information.

4           The Manager has contractually agreed to waive and/or reimburse expenses to the extent necessary so that the Fund’s annualized expenses do not exceed 1.50% (the “Expense Limitation Agreement”) during the period ending one year from the commencement of the Fund’s operations.  The Manager may agree to extend the Expense Limitation Agreement after the expiration of its initial term, subject to approval of the Board.  The Board must approve any modifications to the Expense Limitation Agreement.  To the extent that the Manager reimburses or absorbs fees and expenses, it may seek payment of such amounts for three years after the year in which the expenses were reimbursed or absorbed.  The Fund will make no such payment, however, if its total annual operating expenses exceed the expense limit in effect at the time the expenses were reimbursed or at the time these payments are proposed.  The expense limit will not apply to any front-end or contingent deferred loads, taxes, leverage interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, or extraordinary expenses, such as litigation.  Such exclusions have no effect on the expenses table above.

The following hypothetical example is intended to help prospective investors compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at net asset value and that the percentage amounts listed under annual expenses remain the same in the years shown. The tables and the assumption in the hypothetical example of a 5% annual return are required by regulation of the SEC applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Shares. See “Fees and Expenses” for a more complete description of the Fund’s costs and expenses.

THE FOLLOWING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES, BECAUSE ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

Based on the operating expenses listed above, a Shareholder would pay the following expenses on a $1,000 investment (note however that this amount is solely for illustrative purposes, and the minimum investment by a shareholder is generally $50,000), assuming a 5% annual return.5

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$30	$88	$152	$342

INVESTMENT OBJECTIVE AND STRATEGIES

INVESTMENT OBJECTIVE

The Fund’s investment objective is to provide interest income from investment in trade finance related fixed income securities (including floating rate securities) and other floating rate and fixed income securities. The term “floating rate” securities is used to refer to certain types of fixed income securities that include a variable interest rate factor. While there is no assurance that the Fund will achieve its investment objectives, it endeavors to do so by following the strategies and policies described in this Offering Memorandum.

The Fund is non-diversified. Compared to a diversified fund, it may invest a higher percentage of its assets among fewer issuers of portfolio securities. This increases the Fund’s risk by magnifying the impact (positively or negatively) that any one issuer has on the Fund’s Share price and performance.

5           Actual expenses may be higher or lower than the amounts shown in the fee table and, consequently, the actual expenses incurred by an investor may be greater or less than the amounts shown in the Example.

Trade finance is a long-established form of commercial financing that involves providing producers, traders, distributors and end users with short and medium term loans or other forms of debt obligations. Trade finance is a major loan asset class for many of the world’s commercial banks as trade finance is an important source of funding in emerging markets. Trade finance is typically used to finance critical commodity imports such as soft commodities (e.g., rice, wheat and soybeans) required to feed the population and oil, coal, ferrous and non-ferrous metals which provide inputs for the functioning of an evolving economy. For emerging economies that are exporters of commodities, payments made in advance (“prepayments”) and prior to export sale (“pre export finance”) provide a way for banks or other lenders to lend to local producers against future earnings.

Trade finance also finances the industrialization of such emerging economies. This lending activity is supported by commercial banks, export credit agencies as well as multilateral agencies. Imports that are financed will include inputs, inventory, and plant and equipment. Many projects and transactions facilitate import substitution or future enhancement of export generation.

Historical experience during periods of stress supports the observation that whilst trade finance is not immune from default arising from credit or sovereign risk factors, during these periods of financial stress, treatment of trade finance creditors has been preferential either formally or informally as a result of:

●	The underlying use or purpose of funds (critical imports or key exports, governmental economic priorities, etc.);

●	The types of transactional security (export contracts, escrow accounts, inventory, fixed assets, etc.); and

●	The recognition of the economic benefit that is derived from trade generally.

During sovereign and corporate restructurings, trade finance related securities can achieve differentiated treatment in a default and then recovery situation compared to other forms of debt.

The Fund pursues its investment objectives by investing at least 80% of its total net assets (under normal circumstances) in trade finance, structured trade finance, export finance and project finance loans and other forms of debt obligations of companies, banks or other entities (including sovereign entities) located primarily in or having exposure to global emerging markets. Under normal circumstances, at least 80% of the Fund’s total net assets will be invested in fixed income trade finance related securities. In addition, the Fund intends to invest at least 40%, unless market conditions are not deemed favorable, in which case the Fund will invest at least 30%, of its net assets in non-U.S. issuers, and the Fund will allocate its assets among issuers in various regions and countries, including the United States (but in no less than three different countries).

The Fund’s investments are expected to consist primarily of loans or similar instruments used to finance international trade and related infrastructure projects. These are expected to include, but not be limited to, facilities for pre-export finance, process and commodities finance, receivables financing, letters of credit and other documentary credits, promissory notes, bills of exchange and other negotiable instruments, as well as insurance covering trade and trade credits. The Fund may engage in such investments by way of purchase, assignment, participation, guarantee, insurance, derivative or any other appropriate financial instrument. The Fund may also take positions in traditional assets including bonds, equities, and foreign exchange instruments, as well as derivatives for the purpose of hedging and investment. Under normal circumstances, the Fund will invest at least 80% of its total net assets in trade finance related fixed income securities. Up to 20% of the Fund’s net assets may be invested in other types of securities and money market instruments. It is the Sub-Adviser’s intent to focus the Fund’s investments in trade finance related fixed income securities (including floating rate securities). In addition, the Fund intends to invest at least 40%, unless market conditions are not deemed favorable, in which case the Fund will invest at least 30%, of its net assets in non-U.S. issuers, and the Fund will allocate its assets among issuers in various regions and countries, including the United States (but in no less than three different countries).

At least 25% of the Fund’s total net assets will be invested so that in the Sub-Adviser’s opinion either (i) such securities can be sold or disposed of in the ordinary course of business at approximately the price used in computing the Fund’s net asset value during ordinary times, in the period of time equal to the period of time available to the Fund for paying redemption proceeds, or (ii) a sufficient amount of securities will mature before the next Redemption Payment Date. This policy is fundamental and may only be changed by a vote of Shareholders. In the event that the volatility of the price of a security constituting an investment by the Fund is greater than 135% of such security’s average volatility during the previous three years (in cases where the historical volatility of such security can reasonably be determined), such security will be deemed to be a security which cannot be sold or disposed of in the ordinary course. See the section titled “Fundamental Policies” below for a discussion of the Fund’s other fundamental policies.

Unless otherwise specified, percentage limitations set forth herein shall be applied at the time of investment. Therefore, such percentages could be exceeded due to fluctuations in the value of portfolio securities or liquidation of portfolio securities to pay expenses or fulfill repurchase requests.

In managing the Fund, the Sub-Adviser will utilize a five part decision making process (as monitored by the Manager on a continuous basis):

1.  Identify Investments that Meet the Fund’s Investment Selection Criteria. These are expected to include principally trade finance and project finance-related loans, bonds, notes and other floating-rate and fixed income securities, principally obligations of emerging market-domiciled issuers.

2.  Security Analysis Mitigating Macro Risks. Analyze the securities for transactions whose structure, in the Sub-Adviser’s opinion mitigates the following macro risks to an acceptable level for the Fund: (i) industry risk, seeking to create and maintain a portfolio with industry diversification; (ii) geographical risk, seeking to diversify on the basis of underlying country, regional exposure and geopolitical risk; (iii) interest rate risk, seeking to maintain consistency between the relative value and return objectives of the Fund; (iv) commodity price risk, seeking to mitigate against commodity price fluctuations having a negative impact upon underlying credit risk; and (v) exchange rate risk, seeking to minimize exchange rate volatility with regard to underlying credit risk and the Fund’s overall performance.

3.  Security Screening: Mitigating Credit Risks. Screen the securities for transactions whose transaction structure, in the Sub-Adviser’s opinion mitigates credit risks to an acceptable level for the Fund.

4.  Detailed Credit and Document Review. The Sub-Adviser will conduct a detailed review of the creditworthiness of each issuer of each trade finance related security, including analyzing such issuer’s financial statements, financial ratios and industry peer group, among other credit-analysis tools. The Sub-Adviser will also assess the enforceability and effectiveness of facility and security documentation.

5.  Relative Value Analysis. The Sub-Adviser will undertake a risk rating assessment followed by a risk adjusted return and relative value analysis of the proposed investment by comparing each security’s yield spread to yield spreads of other trade finance related securities as well as comparable corporate securities, sovereign borrowings, investments with various credit ratings and non-risk mitigated securities where available.

The Fund may use derivative contracts and/or hybrid instruments to implement certain aspects of its investment strategy but only when related to specific existing securities held. For example, the Fund may use derivative contracts and/or hybrid instruments to increase or decrease the allocation of the portfolio to existing securities, currencies or types of securities in which the Fund may invest directly. The Fund may also, for example, use derivative contracts to:

●	Increase or decrease the effective duration of existing security positions or overall portfolio;

●	Obtain premiums from the sale of derivative contracts (but only in respect of securities held in portfolio);

●	Realize gains from trading a derivative contract (but only in respect of securities held in portfolio); and/or

●	Hedge against potential losses only on existing security positions.

●	Hedge the risk component on existing securities by way of proxy or sovereign risk hedging.

There can be no assurance that the Fund’s use of derivative contracts or hybrid instruments will achieve the results intended.

Because the Fund’s name refers to international trade and fixed income, it will notify Shareholders at least sixty (60) days in advance of any change in its investment policies that would enable the Fund to normally invest less than 80% of its total net assets in trade finance related fixed income securities.

The Fund may pursue its investment program through one or more special purpose subsidiary vehicles for tax, regulatory or other reasons. The establishment of such vehicles and the Fund’s utilization thereof is wholly within the discretion of the Board (as defined below).

TEMPORARY DEFENSIVE INVESTMENTS, INFLOWS AND REDEMPTIONS

The Fund may temporarily depart from its principal investment strategies by investing its assets in cash and shorter-term debt securities and similar obligations. It may do this to minimize potential losses. This may cause the Fund to give up greater investment returns to maintain the safety of principal, that is, the original amount invested by Shareholders or the net asset value of the Fund prior to any such decision to invest in such instruments. The Fund may for other reasons such as dealing with large cash inflows or redemptions be temporarily unable to meet its 80% minimum requirement to invest in trade finance related fixed income securities. For the purposes of this paragraph, “cash” and shorter-term debt securities and similar obligations are defined to include only (a) cash balances standing to the credit of bank accounts with licensed financial institutions, and/or (b) government securities either issued by, guaranteed by or supported by either the U.S. or European governments and/or (c) money market funds rated AAAm/Aaa by Standard & Poor’s/Moody’s.

THE FUND MAY CHANGE ITS NAME, INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS, STRATEGIES, AND TECHNIQUES

To the extent permitted by applicable regulations or as expressly provided in this Offering Memorandum, neither the name of the Fund nor any aspect of the investment program it uses, nor the portfolio allocation range mentioned herein is a fundamental investment policy. The investment objective of the Fund is non-fundamental and may be changed by the Board. Except as otherwise stated in this Offering Memorandum, the investment policies and restrictions of the Fund are not fundamental and may be changed by the Board. Sixty (60) days’ advance notice will be provided to Shareholders prior to any such change.

TYPES OF INVESTMENT

This section discusses the types of investments generally made by the Fund. It is possible that the Fund will make an investment that is not described below, which would be subject to its own particular risks. Unless expressly stated otherwise herein, an investor’s determination to invest in the Fund should not be based on a belief that the Fund will not make a certain type of investment.

TRADE FINANCE RELATED SECURITIES

The Sub-Adviser will attempt to identify opportunities and invest the Fund’s assets in trade finance related securities. Specifically these securities will consist of trade finance, structured trade finance, project finance or export finance transactions where there is a flow of goods or services (typically of a cross-border nature) and a financing need. These trade finance related securities are subject to significant individual variation but typical structures may include but not be limited to the following:

Buyer’s credit. An extension of credit typically made by a bank to a buyer of goods (i.e.: importer) to finance the purchase of goods under a commercial contract of sale.

Contract frustration and trade credit indemnity. An insurance policy issued by an insurer in favor of an insured (typically a supplier or a bank) that provides conditional coverage to the insured against loss incurred as a result of non-payment/non-delivery by an obligor involved in a trade transaction.

Cross border leases. Cross border leases, often structured with insignificant residual value.

Diversified Payment Rights: Diversified payment rights such as payment order collections made via Society for Worldwide Inter-bank Financial Telecommunication System (“SWIFT MT 100”). Underlying payments are often trade related.

Export Credit Agency financing. A loan where an export credit agency acts as lender, co-lender or guarantor.

Forfaiting. The discount without recourse of a Letter of Credit, promissory note, bill of exchange or other form of negotiable financial instrument.

Import finance. An extension of credit made to an importer that finances his imports.

Inventory finance. An extension of credit made to a borrowing entity (be it an importer or exporter) secured against the physical inventory held and used by that borrower. The inventory may be held in a warehouse.

Letter of Credit (L/C). A written undertaking, or obligation, of a bank made at the request of its customer (usually an importer) to honor or pay an exporter against presentation of trade documents that comply with terms specified in the letter of credit.

Multilateral Agency financings. A loan where a multilateral agency acts as lender, co-lender or guarantor. Such a loan may benefit from preferred creditor status in the event of shortages of foreign exchange experienced by sovereign governments.

Pre-export finance. An extension of credit to an exporter before export of the goods has taken place. This can be secured against the subject goods or sales proceeds, or unsecured.

Prepayment agreement. An extension of credit to an exporter where the source of pay-back is through the future export of goods. The difference between Pre-export finance and a Prepayment agreement is that the latter arrangement may involve the buyer of the goods as a contractual party and is in effect a payment for goods in advance of delivery.

Promissory notes, bills of exchange and other forms of negotiable instrument. A written promise to pay issued by (or drawn on) an obligor in favor of a beneficiary.

Receivables. Receivables or flows of receivables created in consideration for the transfer of goods and services.

Receivable or invoice purchase agreement. The purchase of receivables either on a with or without recourse basis.

Supplier Credit. An extension of credit made by a supplier (or exporter) to an importer to finance a purchase of goods.

Tolling finance. An extension of credit made by a lender such as a bank or a commodity trader which finances a tolling agreement. A tolling agreement is an agreement whereby a toller enters into an agreement with an owner of raw materials to process or refine raw materials for a specified fee (“toll”). During the period of the tolling agreement the raw material and refined product remain the property of the original owner. Tolling finance involves the lender funding the tolling payments in exchange for security over the raw material.

Trade finance related loans and other loan assignments and participations. The Fund expects primarily to purchase trade finance loans and other loans by assignment, sub-participation, transfer or novation from a participant in the original syndicate of lenders or from subsequent holders of such interests. The Fund may also purchase participations on a primary basis from a mandated lead arranger during the formation of the original syndicate making such loans. Loan participations typically represent direct participations in a loan to a corporate or other borrower, and generally are offered by banks or other financial institutions or on behalf of themselves or the lending syndicate. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing loan participations, the Fund assumes the credit risk associated with the corporate or other borrower and may assume the credit or counterparty risk associated with an interposed bank or other financial intermediary.

In addition to the use of loan purchase by assignment, transfer, novation or sub-participation, the Sub-Adviser anticipates that the Fund may also invest in the abovementioned categories of trade finance related securities by way of guarantee, insurance, credit linked note, derivative or any other form of appropriate financial instrument.

FIXED INCOME SECURITIES

The Fund may also invest in other fixed income securities (including floating rate obligations) that pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security (including floating rate obligations) must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities (including floating rate obligations) are limited and normally do not increase with the issuer’s earnings. This limits the potential appreciation of fixed income securities (including floating rate obligations) as compared to equity securities.

A security’s yield measures the annual income earned on a security as a percentage of its price. A security’s yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.

The following describes the types of fixed income securities (including floating rate obligations) in which the Fund may invest:

Treasury Securities

Treasury securities are direct obligations of the federal government of the United States. Treasury securities are generally regarded as having the lowest credit risks.

Agency Securities

Agency securities are issued or guaranteed by a federal agency or other government sponsored entity (GSE) acting under federal authority. Some GSE securities are supported by the full faith and credit of the United States. These include the Government National Mortgage Association, Small Business Administration, Farm Credit System Financial Assistance Corporation, Farmer’s Home Administration, Federal Financing Bank, General Services Administration, Department of Housing and Urban Development, Export-Import Bank, Overseas Private Investment Corporation and Washington Metropolitan Area Transit Authority Bonds.

Other GSE securities receive support through federal subsidies, loans or other benefits. For example, the U.S. Treasury is authorized to purchase specified amounts of securities issued by (or otherwise make funds available to) the Federal Home Loan Bank System, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association and Tennessee Valley Authority in support of such obligations.

Investors regard agency securities as having low credit risks, but not as low as Treasury securities.

Corporate Debt Securities

Corporate debt securities are fixed income securities (including floating rate obligations) issued by businesses. Notes, bonds, debentures, credit linked notes and commercial paper are the most prevalent types of corporate debt securities. The Fund may also purchase interests in bank loans to companies. The credit risks of corporate debt securities vary widely among issuers.

In addition, the credit risk of an issuer’s debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances. For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements.

Loan Instruments

The Fund may invest in loan (and loan-related) instruments, which are interests in amounts owed by a corporate, governmental, or other borrower to lenders or groups of lenders known as lending syndicates (loans and loan participations). Typically, administration of the instrument, including the collection and allocation of principal and interest payments due from the borrower, is the responsibility of a single bank that is a member of the lending syndicate and referred to as the agent bank. The agent bank is frequently the mandated lead arranger of the transaction. However, on occasion, a bank that is not a member of the lending syndicate will be appointed as agent for the syndicated loan facility or more than one bank will be selected to handle the various duties which are form part of the agency role. A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of a Fund were determined to be subject to the claims of the agent bank’s general creditors, the Fund might incur certain costs and delays in realizing payment on a loan assignment or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

Loan instruments may be secured or unsecured. If secured, then the lenders have been granted rights to specific property, which is commonly referred to as collateral. The purpose of securing loans is to allow the lenders to exercise rights over the collateral if a loan is not repaid as required by the terms of the loan agreement. Collateral may include security interests in receivables, goods, commodities, or real property. With regard to trade finance loan transactions the collateral itself may be the source of proceeds to repay the loan (i.e., the borrower’s ability to repay the loan will be dependent on the borrower’s ability to sell, and the purchaser’s ability to buy, the goods or commodities that are collateral for the loan). Interests in loan instruments may also be traunched or tiered with respect to collateral rights. Unsecured loans expose the lenders to increased credit risk. The loan instruments in which the Fund may invest may involve borrowers, agent banks, co-lenders and collateral located both in the United States and outside of the United States (in both developed and emerging markets). The Fund treats loan instruments as a type of fixed income security. Loans and loan-related instruments are generally considered to be illiquid due to the length of time required to transfer an interest in a loan or a related instrument. Additionally, in the case of some loans, such as those related to trade finance, there is a limited secondary market.

Loan Assignments. The Fund may purchase a loan assignment from the agent bank or other member of the lending syndicate. Investments in loans through an assignment may involve additional risks to the Funds. For example, if a loan is foreclosed, a Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, a Fund could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Funds rely on the Sub-Adviser’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Funds.

Loan Participations. The Fund may purchase a funded participation interest in a loan, by which the Fund has the right to receive payments of principal, interest and fees from an intermediary (typically a bank, financial institution, or lending syndicate) that has a direct contractual relationship with a borrower. In loan participations, the Fund does not have a direct contractual relationship with the borrower. The fund may also purchase a type of a participation interest, known as risk participation interest. In this case, the Fund will receive a fee in exchange for the promise to make a payment to a lender if a borrower fails to make a payment of principal, interest, or fees, as required by the loan agreement. When purchasing loan participations, the Fund will be exposed to credit risk of the borrower and, in some cases, the intermediary offering the participation. A participation agreement also may limit the rights of the Fund to vote on changes that may be made to the underlying loan agreement, such as waiving a breach of a covenant. The participation interests in which a Fund intends to invest may not be rated by any nationally recognized rating service or, if rated, may be below investment grade and expose the fund to the risks of noninvestment-grade securities.

Foreign Government Securities

Foreign government securities generally consist of fixed income securities (including floating rate obligations) supported by national, state or provincial governments or similar political subdivisions. Foreign government securities also include debt obligations of supranational entities, such as international organizations designed or supported by governmental entities to promote economic reconstruction or development, international banking institutions and related government agencies. Examples of these include, but are not limited to, the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Investment Bank and the Inter-American Development Bank. Foreign government securities also include fixed income securities (including floating rate obligations) of quasi-governmental agencies that are either issued by entities owned by a national, state or equivalent government or are obligations of a political unit that are not backed by the national government’s full faith and credit. Further, foreign government securities include mortgage-related securities issued or guaranteed by national, state or provincial governmental instrumentalities, including quasi-governmental agencies.

EQUITY SECURITIES

The Fund may invest in equity securities, including common stocks, warrants, or rights. Additionally, the Fund may hold equity interests acquired in conjunction with investments in bonds, loans or other similar instruments of the same or a related issuer, which may include equity interests embedded in or attached to such instrument, equity interests that are separate investments in which the Fund has the ability to invest by virtue of its ownership in such instrument of the same or a related issuer, and equity interests received in respect of ownership of such instrument in connection with a financial restructuring or reorganization. Such investments may include, among other equity interests, common and preferred stock, warrants and stock participation rights. Each of these investments exposes the Fund to equity risk, which is the risk that the value of securities held by the Fund will fluctuate or fall due to general market or economic conditions, perceptions regarding the industries in which the issuers of securities held by the Fund participate, and the particular circumstances and performance of companies whose securities the Fund holds.Although common stocks have historically generated higher average returns than fixed income securities over the long term, common stocks also have experienced significantly more volatility in returns. An adverse event, such as an unfavorable earnings report, may depress the value of equity securities of an issuer held by the Fund; the price of common stock of an issuer may be particularly sensitive to general movements in the stock market; or a drop in the stock market may depress the price of most or all of the common stocks held by the Fund. In addition, common stock of an issuer in the Fund’s portfolio may decline in price if the issuer fails to make anticipated dividend payments because, among other possible reasons, the issuer of the security experiences a decline in its financial condition. Furthermore, equity interests in an issuer held by the Fund may not be listed on public stock exchanges and therefore be subject to risks typical of privately held equity. Finally, common stock prices may be sensitive to rising interest rates, as the costs of capital rise and borrowing costs increase.

FOREIGN SECURITIES

The Fund will invest at least 40%, unless market conditions are not deemed favorable, in which case the Fund will invest at least 30%, of its net assets in non-U.S. issuers, and the Fund will allocate its assets among issuers in various regions and countries, including the United States (but in no less than three different countries).Subject to the foregoing, it is expected that a majority of the Fund’s investments will be in obligations of non-U.S. issuers, including those of issuers in emerging markets. The value of foreign securities is affected by changes in currency rates, foreign tax laws (including withholding tax), government policies (in this country or abroad), relations between nations and trading, settlement, custodial and other operational risks. In addition, the costs of investing abroad (such as foreign brokerage costs, custodial expenses and other fees) are generally higher than in the United States, and foreign securities markets may be less liquid, more volatile and less subject to governmental supervision than markets in the United States. Foreign investments also could be affected by other factors not present in the United States, including expropriation of assets, armed conflict, confiscatory taxation, lack of uniform accounting and auditing standards, less publicly available financial and other information and potential difficulties in enforcing contractual obligations or repatriating capital invested in foreign countries. Since the Fund may invest in securities denominated or quoted in currencies other than the United States dollar, the Fund may be affected by changes in foreign currency exchange rates (and exchange control regulations) which affect the value of investments held by the Fund and the accrued income and appreciation or depreciation of the investments in United States dollars. Also, securities in which the Fund may invest may be secured by commodities whose value may be set in accordance with the value of foreign currencies whose exchange rates may fluctuate substantially versus the United States dollar. Changes in foreign currency exchange rates relative to the United States dollar will affect the United States dollar value of the Fund’s assets denominated in that currency and the Fund’s return on such assets as well as any temporary uninvested reserves in bank deposits in foreign currencies. In addition, the Fund will incur costs in connection with conversions between various currencies, and currently foreign securities may not be eligible for the reduced rate of taxation applicable to qualified dividend income.

Because foreign companies may not be subject to accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to United States companies, there may be less, or less reliable, publicly available information about a foreign company than about a domestic company. There is generally less government supervision and regulation of securities exchanges, broker-dealers and listed companies than in the United States. Mail service between the United States and foreign countries may be slower or less reliable than within the United States, thus increasing the risk of delayed settlements of portfolio transactions for, or loss of certificates of, portfolio securities. Payment for securities before delivery may be required. In addition, with respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments that could adversely affect investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the United States economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Foreign securities markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable United States companies.

The risks of foreign investments described above apply to an even greater extent to investments in emerging markets, as the securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign markets.

See “Principal Risk Factors Relating to Types of Investments, and Investment Strategies – Risks of Investing in Foreign Securities” below for additional discussion of the risks associated with investing in foreign securities.

FOREIGN EXCHANGE CONTRACTS

In order to convert U.S. dollars into the currency needed to buy a foreign security, or to convert foreign currency received from the sale, redemption or repayment of a foreign security into U.S. dollars, the Fund may enter into spot currency trades. In a spot trade, the Fund agrees to exchange one currency for another at the current exchange rate. The Fund may also enter into derivative contracts in which a foreign currency is an underlying asset. The exchange rate for currency derivative contracts may be higher or lower than the spot exchange rate. Use of these derivative contracts may increase or decrease the Fund’s exposure to currency risks.

DERIVATIVE CONTRACTS

Derivative contracts are financial instruments that require payments based upon changes in the values of designated securities, commodities, currencies, indices, or other assets or instruments including other derivative contracts, (each a “Reference Instrument” and collectively, “Reference Instruments”). Each party to a derivative contract is referred to as a counterparty. Some derivative contracts require payments relating to an actual, future trade involving the Reference Instrument. These types of derivatives are frequently referred to as “physically settled” derivatives. The Fund does not intend to invest in physically settled derivatives. Other derivative contracts require payments relating to the income or returns from, or changes in the market value of, a Reference Instrument. These types of derivatives are known as “cash settled” derivatives, since they require cash payments in lieu of delivery of the Reference Instrument.

Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the counterparty. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

The Fund may also trade in over-the-counter (“OTC”) derivative contracts in transactions negotiated directly between the Fund and the counterparty. OTC contracts do not necessarily have standard terms, so they cannot be directly offset with other OTC contracts. In addition, OTC contracts with more specialized terms may be more difficult to price than exchange traded contracts.

Depending on how the Fund uses derivative contracts and the relationships between the market value of a derivative contract and the Reference Instrument, derivative contracts may increase or decrease the Fund’s exposure to the risks of the Reference Instrument, and may also expose the fund to liquidity and leverage risks. OTC contracts also expose the Fund to credit risks in the event that a counterparty defaults on the contract.

Payment obligations arising in connection with derivative contracts are frequently required to be secured with collateral (in the case of OTC contracts) or margin (in the case of exchange-traded contracts, as previously noted).

The Fund may not invest in a derivative contract if it is not permitted to own, invest in, or otherwise have economic exposure to the Reference Instrument (or, in the case of a Reference Instrument that is an index, the securities or derivatives that comprise the index). The Fund may trade in the following specific types and/or combinations of derivative contracts:

Swap Contracts Generally

A swap contract (also known as a “swap”) is a type of derivative contract in which two parties agree to pay each other (swap) the returns derived from Reference Instruments. Swaps do not always involve the delivery of the Reference Instruments by either party, and the parties might not own the Reference Instruments underlying the swap. The payments are usually made on a net basis so that, on any given day, the Fund would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party’s payment. Swap agreements are sophisticated instruments that can take many different forms and are known by a variety of names. Common types of swaps in which the Fund may invest include interest rate swaps, total return swaps, credit default swaps, currency swaps and caps and floors.

Credit Default Swaps

While the Fund may invest in various types of swap contracts from time to time, the Fund anticipates that it will invest in credit default swaps more commonly than other types of swaps. The typical credit default swap contract requires the credit protection seller to pay to the credit protection buyer, in the event that a particular reference entity experiences specified credit events, the difference between the notional amount of the contract and the value of securities and/or loans or a portfolio of securities and/or loans issued by the reference entity that are considered to be “deliverable obligations” under the credit default swap. In return for payment upon a credit event, the buyer of credit protection makes periodic payments equal to a fixed percentage of the notional amount of the contract. In addition, the parties may be required to post collateral to secure their obligations, which can reduce the amount of collateral or funds available to the Fund for other purposes. The Fund may also purchase and sell credit default swaps on a basket of reference entities as part of a synthetic collateralized debt obligation transaction or may trade credit default swaps referencing indexes.

In cases where there is broad based interest in a credit, generally a “determinations committee” comprised of certain market participants will determine whether such a credit event has occurred. The counterparties to the Fund are likely to follow the decisions of the “determinations committee.” including with respect to whether an auction to determine the price of “deliverable obligations” will be held, and firms serving on such committee may have interests adverse to the Fund. There can be no guarantee that any decision rendered by the “determinations committee” will be favorable to the Fund, or that the Master will have any ability to influence the decision of the “determinations committee.”

In cases where the Fund is a seller of credit protection under credit default swaps, the Fund incurs leveraged exposure to the credit of the reference entity and is subject to many of the same risks it would incur if it were holding debt securities or loans issued or borrowed by the reference entity. However, the Fund will not have any legal recourse against the reference entity, and, unless it holds the securities or loans, does not have the rights of the holders of such reference entity’s debt securities or loans. In some cases, the holders of the reference entity’s debt securities may have rights and claims against the reference entity that may not inure to the benefit of a seller of credit protection. In the event that no credit default swap auction is applicable, the credit default swap buyer will have broad discretion to select which of the reference entity’s debt obligations to deliver to the Fund following a credit event and will likely choose the obligations with the lowest market value in order to maximize the payment obligations of the Fund.

In cases where the Fund is a buyer of credit protection under credit default swaps and the “determinations committee” fails to find that a credit event or certain other events have occurred, the Fund may suffer a loss in the value of the credit default swap, in addition to losses incurred in connection with its periodic payments. In the event that no credit default swap auction is applicable and in circumstances in which the Fund does not own the debt securities that are deliverable under a credit default swap, the Fund is exposed to the risk that deliverable securities will not be available in the market, or will be available only at unfavorable prices.

Option Contracts

Option contracts (also called “options”) are rights to buy or sell a Reference Instrument for a specified price (the exercise price) during, or at the end of, a specified period. The seller (or writer) of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option. A call option gives the holder (buyer) the right to buy the Reference Instrument from the seller (writer) of the option. A put option gives the holder the right to sell the Reference Instrument to the writer of the option. Options can trade on exchanges or in the OTC market and may be bought or sold on a wide variety of Reference Instruments. Options that are written on futures contracts will be subject to margin requirements similar to those applied to futures contracts. The Fund may buy or sell options on a Reference Instrument if it is permitted to own, invest, or otherwise have economic exposure to that instrument. The Fund is not required to own a Reference Instrument, in order to buy or sell an option on that Reference Instrument.

SPECIAL TRANSACTIONS

HYBRID INSTRUMENTS

Hybrid instruments combine elements of two different kinds of securities or financial instruments (such as a derivative contract). Frequently, the value of a hybrid instrument is determined by reference to changes in the value of designated securities, commodities, currencies, indices, or other assets or instruments (each a, “Valuation Instrument”). Hybrid instruments can take on many forms including, but not limited to, the following forms. First, a common form of a hybrid instrument combines elements of a derivative contract with those of another security (typically a fixed income security). In this case all or a portion of the interest or principal payable on a hybrid security is determined by reference to changes in the price of a Valuation Instrument. Second, hybrid instruments may include convertible securities with conversion terms related to a Valuation Instrument.

Depending on the type and terms of the hybrid instrument, its risks may reflect a combination of the risks of investing in securities, currencies and derivative contracts. Thus, an investment in a hybrid instrument may entail significant risks in addition to those associated with traditional securities or the Valuation Instrument. Hybrid instruments are also potentially more volatile than traditional securities or the Valuation Instrument. Moreover, depending on the structure of the particular hybrid, it may expose the Fund to leverage risks or carry liquidity risks.

ASSET SEGREGATION

In order to secure its obligations in connection with derivative contracts or special transactions, the Fund will either own the underlying assets, enter into offsetting transactions or set aside cash or readily marketable securities. In setting aside cash to secure its obligations, it is the Fund’s general policy to set aside a prudent amount of cash relative to its counterparty’s requirements and anticipated market movements at that time. The foregoing requirement and policy may cause the Fund to miss favorable trading opportunities, due to a lack of sufficient cash or readily marketable securities. This requirement may also cause the Fund to realize losses on offsetting or terminated derivative contracts or special transactions.

INVESTING IN SECURITIES OF OTHER INVESTMENT COMPANIES

The Fund may invest its assets in securities of other investment companies, including the securities of affiliated money market funds, as an efficient means of implementing its investment strategies and/or managing its uninvested cash. These other investment companies are managed independently of the Fund and incur additional fees and/or expenses which would, therefore, be borne indirectly by the Fund in connection with any such investment. However, the Manager believes that the benefits and efficiencies of this approach should outweigh the potential additional fees and/or expenses. The Fund may invest in money market securities directly.

SECURITIES LENDING

The Fund may lend portfolio securities to borrowers that the Manager deems creditworthy. In return, the Fund receives cash or liquid securities from the borrower as collateral. The borrower must furnish additional collateral if the market value of the loaned securities increases. Also, the borrower must pay the Fund the equivalent of any dividends or interest received on the loaned securities.

The Fund will reinvest cash collateral in securities that qualify as an acceptable investment for the Fund. The Fund will generally receive the income from the investment of such collateral, provided, however, the Fund must pay interest to the borrower for the use of any cash collateral.

Loans are subject to termination at the option of the Fund or the borrower. The Fund will not have the right to vote on securities while they are on loan, but it will terminate a loan in anticipation of any important vote. The Fund may pay administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker.

Securities lending activities are subject to interest rate risks and credit risks. These transactions may create leverage risks.

FUNDAMENTAL POLICIES

In addition to certain fundamental policies discussed elsewhere in this Offering Memorandum, the Fund has adopted the fundamental policies listed below, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (i.e., the Shares). Within the limits of these fundamental policies, the Fund’s management has reserved freedom of action. As defined by the 1940 Act, the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of security holders duly called, (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less. Except to the extent permitted by the 1940 Act, the rules and regulations thereunder, or interpretations, orders, or other guidance provided by the SEC or its staff, the Fund:

(1)           May borrow money or issue any senior security, to the extent permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time. Any issuance of senior securities by the Fund will be subject to continuing asset coverage requirements of Section 18(a) of the 1940 Act, such that any issuance of senior securities representing indebtedness will have an asset coverage of at least 300% and any senior securities issued as stock will have an asset coverage of at least 200%.

(2)           May not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.

(3)           May not purchase or sell real estate, although it may purchase and sell securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein.

(4)           May make loans only as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time. Any loans made by the Fund are subject to a continuing asset coverage requirement of at least 300% under Section 18(a) of the 1940 Act.

(5)           May not purchase or sell physical commodities and commodity contracts, except that it may: (i) enter into futures contracts and options thereon in accordance with applicable law; and (ii) purchase or sell physical commodities if acquired as a result of ownership of securities or other instruments. The Fund will not consider stock index, currency and other financial futures contracts, swaps, or hybrid instruments to be commodities for purposes of this investment policy.

PRINCIPAL RISK FACTORS RELATING TO THE FUND’S STRUCTURE

The following are the principal risk factors that relate to the operations and structure of the Fund.

LIMITED OPERATING HISTORY

The Fund has a limited operating history, and may not succeed in meeting the investment objective.

CLOSED-END FUND; LIMITED LIQUIDITY; SHARES NOT LISTED; REPURCHASES OF SHARES

The Fund is a closed-end; non-diversified, management investment company designed primarily for long-term investors, and is not intended to be a trading vehicle. A prospective investor should not invest in the Fund if he, she or it needs a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that shareholders of a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on net asset value. In order to be able to meet daily redemption requests, mutual funds are subject to more stringent liquidity requirements than closed-end funds. In particular, a mutual fund generally may not invest more than 15% of its net assets in illiquid securities.

The Fund may accept both initial and additional applications by Shareholders to purchase Shares at such times as the Fund may determine, subject to the receipt of cleared funds five business days prior to the acceptance date set by the Fund. Initial and subsequent purchases will generally be accepted quarterly; therefore the date on which a Shareholder must fund a purchase will be different from the date on which the Shareholder is accepted into the Fund. The Fund reserves the right to reject in its complete and absolute discretion any application for Shares in the Fund.

The Fund does not intend to list its Shares for trading on any national securities exchange. There is no secondary trading market for the Shares, and none is expected to develop. The Shares are, therefore, not marketable. Because the Fund is a closed-end investment company, its Shares will not be redeemable at the option of Shareholders and they will not be exchangeable for interests of any other fund. Although the Board, in its complete and absolute discretion, may cause the Fund to offer to make repurchase offers for outstanding Shares at their net asset value, the Shares are illiquid when compared to Shares of funds that trade on a stock exchange, or Shares of open-end investment companies. The Board in its complete and absolute discretion determines the amount that the Fund offers to repurchase during any repurchase offer, and such repurchase amount may be a portion of the Fund’s outstanding Shares. Shares that have been held for less than six months after their initial purchase will not be eligible for repurchase. The Fund will consider it appropriate to offer to redeem Shares of investors after at least six months of ownership when such offer to repurchase is achievable by the Fund without causing any unintended change in the underlying net asset value of the Fund relative to their current net asset value. Shareholders whose Shares are accepted for repurchase bear the risk that the Fund’s net asset value may fluctuate significantly between the time that they submit their repurchase requests and the effective date of the repurchase (i.e., the Repurchase Valuation Date), which may be 90 days or more. It typically takes up to 60 days or longer after the Repurchase Valuation Date to pay for the Shares accepted for repurchase. Further, repurchases of Shares, if any, may be suspended or postponed in the complete and absolute discretion of the Board. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Shares. See “Investor Suitability” and “Repurchases of Shares.” Also, because the Shares will not be listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Shareholders.

NON-DIVERSIFIED STATUS

The Fund is a non-diversified, closed-end management investment company for purposes of the 1940 Act. As such, the Fund is not limited by the 1940 Act in the proportion of its assets that may be invested in securities of a single issuer and, accordingly, may invest a greater portion of its assets in the securities of a similar number of securities than a diversified fund. An investment in the Fund may, under certain circumstances, present greater risk to an investor than an investment in a diversified company because changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the value of the Fund’s common Shares.

The Fund intends, however, to comply with the diversification requirements of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as a regulated investment company. These diversification rules, set forth in Section 851(b)(3) of the Code, require that at the end of each calendar quarter (i) at least 50% of the value of a fund’s total assets is represented by (a) cash and cash items, government securities and securities in other RICs and (b) other securities provided that as to any one issuer of such other securities (x) the value of such issuer’s securities does not exceed 5% of the total value of the fund’s assets and (y) such issuer’s securities represent not more than 10% of the outstanding voting securities of the issuer (the “50%” diversification requirement”), and (ii) generally, not more than 25% of the value of the fund’s assets is invested in the securities of any one issuer other than government securities (the “25% diversification requirement”).

RISK OF LOSS AFTER REPURCHASE

The Fund is an extended payment fund, which means that payments in respect of a request for repurchase of a Shareholders Shares (and the valuation of such Shares) will occur at a later date than when Shares are presented to the transfer agent for repurchase. A Shareholder will bear the risk of investment loss during the period between when Shares are presented to the transfer agent for repurchase and when the net asset value of the Fund is determined for payment of the redeemed Shares (the “Repurchase Valuation Date”). The time between when Shares are presented for repurchase and the Repurchase Valuation Date could be more than 90 calendar days. During this time the value of the Fund’s Shares will likely fluctuate and Shares presented for repurchase could be worth less on the Repurchase Valuation Date then on the day the Shares were presented to the transfer agent for repurchase. The Fund has adopted a fundamental policy that may only be changed by Shareholder vote that the Repurchase Valuation Date will fall no more than 90 days after the last day on which a Shareholder is permitted to present shares for repurchase in good order (i.e., “the close of the repurchase tender period”). However, if such date is a weekend or holiday, the Repurchase Valuation Date will be on the following business day. Shareholders will be permitted to withdraw their repurchase request up to the close of the repurchase tender period.

BORROWING; RISK OF LEVERAGE

Borrowing is not permitted for any purposes if, immediately after such borrowing, the Fund would have asset coverage (as defined in the 1940 Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock. The 1940 Act also provides that the Fund may not declare distributions, or purchase its stock (including repurchase offers) if, immediately after doing so; it will have asset coverage of less than 300% or 200%, as applicable. For this purpose, the asset coverage (that is, total assets including borrowings, less liabilities excluding borrowings) requirements mean that the Fund’s total assets equal 300% or 200%, as applicable, of the total outstanding principal balance of indebtedness. Also the Fund must limit its borrowings and leverage practices to the extent necessary to permit it to repurchase securities pursuant to any offer by either entity to repurchase Shares, at such times and on such terms as may be determined by its Board, in its complete and absolute discretion, without causing the Fund to have an asset coverage of less than 300% or 200%, as applicable. Lenders may require the Fund to agree to more restrictive asset coverage requirements as a condition to providing credit. For example, the Fund may also be forced to sell investments on unfavorable terms if market fluctuations or other factors reduce the Fund’s total asset level below what is required by the 1940 Act or the Fund’s loan agreements. In certain cases, this may be impossible.

To the extent that the Fund borrows money, the value of its net assets will tend to increase or decrease at a greater rate than if no borrowing occurred due to the resultant leverage. If the Fund’s investments decline in value, the Fund Shareholders’ loss will be magnified if the Fund has borrowed money to make its investments. Subject to the Fund’s investment restrictions with respect to borrowing, the Fund may borrow money or issue debt obligations to finance its repurchase obligation with respect to any Fund repurchase offer.

If the Fund does not generate sufficient cash flow from operations, it may not be able to repay borrowings in accordance with the repayment terms of such borrowings, or it may be forced to sell investments at disadvantageous times in order to repay borrowings. The Fund’s performance may be adversely affected if it is not able to repay borrowings (because of the continued interest expense) or if it is forced to sell investments at disadvantageous times in order to repay borrowings. If the Fund is forced to sell investments to repay borrowings (including borrowings incurred to finance the repurchase of Fund Shares) the Fund’s portfolio turnover rate will increase.

The rights of any lenders to the Fund to receive payments of interest or repayments of principal will be senior to those of the Shareholders, and the terms of any borrowings may contain provisions that limit certain activities of the Fund, including distributions (if any) to the Fund for Shareholders. Interest payments and fees incurred in connection with borrowings will increase the Fund’s expense ratio and will reduce any income the Fund otherwise has available for distributions. The Fund’s obligation to make interest or principal payments on borrowings may prevent the Fund from taking advantage of attractive investment opportunities.

PRINCIPAL RISK FACTORS RELATING TO TYPES OF INVESTMENTS, AND
INVESTMENT STRATEGIES

GENERAL

The Fund’s investment program entails certain risks and Shareholders should be aware that the value of the Fund’s net assets will fluctuate if these risks adversely affect the value of the overall portfolio or individual trade finance related securities. There can be no assurance that the Fund’s investment objectives will be achieved or that their investment programs will be successful. In particular, the Fund’s use of leverage, short sales, and derivative transactions, and limited diversification can, in certain circumstances, cause the value of the Fund’s portfolio to appreciate or depreciate at a greater rate than if such techniques were not used, which, in turn, could result in significant losses to the Fund. The Fund may use short sales and derivative transactions for hedging purposes.

All securities investments are subject to the risk of loss of capital. The investment environment in which the Fund invests may be influenced by, among other things, interest rates, inflation, politics, fiscal policy, current events, competition, productivity, and technological and regulatory change. Investors should consider the Fund as a supplement to an overall investment program and should invest only if they are willing to bear the risks involved. Shareholders may experience a significant decline in the value of their investment and could lose money. A Shareholder should consider the Fund a speculative investment, and should invest in the Fund only if they can sustain a substantial loss to the value of his, her or its investment.

RISKS OF INVESTING IN TRADE FINANCE RELATED SECURITIES

The Fund pursues its investment objective by investing at least 80% of its total net assets (under normal circumstances) in trade finance, structured trade finance, export finance and project or project-related finance obligations of companies or other entities (including sovereign entities) located primarily in or having exposure to global emerging markets. Under normal circumstances, at least 80% of the Fund’s total net assets will be invested in fixed income trade finance related securities. In addition, the Fund will invest at least 40%, unless market conditions are not deemed favorable, in which case the Fund will invest at least 30%, of its net assets in non-U.S. issuers, and the Fund will allocate its assets among issuers in various regions and countries, including the United States (but in no less than three different countries). As such, the Fund is subject to all of the risks typical to investments generally made in emerging markets, in addition to risks specific to the asset class.

Emerging Markets. The Fund will make investments in emerging markets. Investors should be aware that the risks associated with an investment in emerging markets are higher than those attached to similar investments in developed countries. Investment in emerging markets involves risk factors and special considerations which may not be typically associated with investing in more developed markets and are likely to include but not be restricted to the following:

Political and Economic Factors: Political and economic change and instability may be more likely to occur and have a greater effect on the economies and markets of emerging countries. Government policies, taxation, restrictions on foreign investment and on currency convertibility and repatriation, currency fluctuations and other developments in the laws and regulations of the relevant country could result in losses.

Status of Loan Markets: In comparison with more developed primary and secondary loan markets, the emerging market loan market is smaller and can be less liquid and as a result potentially more volatile. This may result in greater volatility in the net asset value of the Fund than would be the case if the investments were made in more developed markets. In addition, settlement, clearing, safe custody and registration procedures may be underdeveloped enhancing the chance of an error, fraud or default, causing losses to the Fund. In addition, custodial expenses for emerging market securities are generally higher than for developed market securities.

Legal Considerations. The legal infrastructure and accounting, auditing and reporting standards in emerging markets may not provide the same degree of investor information or protection as would generally apply in more developed markets. Certain investments in particular emerging markets may be subject to restrictions which may limit the availability of attractive investment opportunities to the Fund. Furthermore, emerging markets are generally not as efficient as those in more developed countries. In some cases, a market for the security may not exist locally and therefore transactions may need to be made on a neighbouring exchange.

Costs. Emerging markets securities may incur brokerage or stock transfer taxes or other withholding taxes levied by foreign governments which may have the effect of increasing the cost of investment and which may reduce the realized gain or increase the loss on such securities at the time of sale.

Regulation. The issuers of emerging markets securities or borrowers in emerging market countries, such as companies, banks and other financial institutions, may be subject to less stringent regulation than would be the case for issuers in developed countries, and therefore potentially carry greater risk.

Accounting Reporting Standards. The issuers of emerging market securities or borrowers in emerging market countries, such as companies, banks and other financial institutions, may be subject to local accounting and audit practices. These may differ from international accounting practices leading to a greater risk of financial misreporting or misrepresentation.

Credit Ratings. Emerging market loans are often below investment grade, or unrated. The market values of corporate loans rated below investment grade and comparable unrated securities tend to be more sensitive to company-specific developments and changes in economic conditions than for higher rated securities. Issuers of these securities are often highly leveraged, so that their ability to service debt obligations during an economic downturn may be impaired. In addition, such issuers may not have more traditional methods of financing available to them, and may be unable to repay debt at maturity by refinancing. The risk of loss due to default in payment of interest or principal by such issuers is significantly greater than in the case of investment grade securities. These securities may be subordinated to the prior payment of senior or secured indebtedness.

Taxation: Taxation of interest received by a Fund which lends to emerging market borrowers may be subject to foreign taxes that may or may not be reclaimable. Trade finance related securities may include methods to minimize such risks but no assurance can be given that such techniques will be successful. In addition, markets in which the Fund invests may have less well developed or defined tax laws and procedures than in more developed markets and this may adversely affect the level of tax suffered by investment in those markets.

Frontier Markets: Frontier market countries are generally considered to be a sub-set of countries that have developing or emerging markets and are characterized by market capitalizations that are small, subject to low annual turnover, and that have restrictions unsuitable for inclusion in the larger emerging market indices but still demonstrate a relative openness to and accessibility for foreign investors. These countries typically are located in the Asia-Pacific region, Central and Eastern Europe, the Middle East, Central and South America, and Africa. Frontier market countries generally have smaller economies and even less developed capital markets than traditional emerging markets, and, as a result, the risks discussed above are magnified in frontier market countries. Frontier market countries often show greater penchant for extreme price volatility and illiquidity; government ownership or control of parts of private sector and of certain companies; trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which frontier market countries trade; and relatively new and unsettled securities laws.

Additional risks associated with investing in foreign securities, and emerging markets in particular, are discussed below under “Risks of Investing in Foreign Securities.”

Event Risks. Because of the transaction structuring involved, certain of the Fund’s investments will be backed by commodities or other trade finance goods in transit or held in warehouses or physical assets such as plant or land. Negligence and fraud are always significant risks in transactions involving the financing of such assets. The Fund may use methods to minimize such risks but no assurance can be given that such efforts will be successful.

Sector Risks. The trade finance related securities in which the Fund expects to invest may focus on those used to finance critical commodity imports such as agricultural and soft commodities (e.g. rice, wheat and soy beans) required to feed populations and natural resources based commodities (e.g. oil, coal, ferrous and non-ferrous metals) which provide inputs for the functioning of an evolving economy. There are special risk associated with the agricultural and soft commodity sector and the natural resources commodity sector that may impact the Fund.

Agricultural and Soft Commodities. Under normal market conditions, the Fund expects to invest in trade finance related securities used to finance agricultural, food and soft commodities imports or which involve trade flows of agricultural goods, foodstuffs, beverages and/or plants as well as capital equipment and machinery related to these sectors. The net asset value of the Fund’s Shares may be impacted by factors particular to those sectors. The risks associated with these sectors include (i) the risk of crop failure or diminished crop yields as a result of adverse or unpredictable weather, floods, pestilence or other natural disasters or occurrences, (ii) the risk of damage or loss of crops once harvested when in storage, (iii) the risk of collateral loss owing to the perishability of certain foodstuffs that may be financed owing to delays in transportation or breakdown in chilling or freezing facilities, (iv) changes in global supply and demand for agriculture products, (v) disruptions to price or supply levels arising from demand for “biofuels”, (vi) changes in political conditions, including embargoes and war, which affect agricultural production, imports and exports, (vii) the risk of expropriation of land by national governments, (viii) changes in the price and availability of alternative agricultural commodities and technological advances in agricultural production, and (ix) disruption to the supplies of water or other critical factors of production. Other risks relate to uncertainties of ownership or title of agricultural land or lack of transparent and clear laws with respect to agrarian land usage. National government concerns with respect to food security, feeding of local populations and for affordable food may create additional risks to investments made by the Fund involving the agricultural and food sectors.

Natural Resources. Under normal market conditions, the Fund expects to invest in trade finance related securities in the natural resources and related sectors. The net asset value of the Fund’s Shares may be impacted by factors particular to those sectors. The risks associated with this sector include (i) the risks of shortages of natural resources arising from inaccurate levels of estimated production reserves, (ii) the risks of business interruption owing to shortages of key inputs and factors of production such as labor or energy or feed stock , (iii) transportation risks related to the delivery of natural resources to end users (iv) the risks of adverse environmental consequences arising from natural resource production, and (v) events occurring in nature, inflationary pressures and domestic and international politics. For example, events such as industrial accidents or events occurring in nature (such as floods, earthquakes or fires in prime natural resource areas) and political events (such as expropriation by national governments of natural resources, repudiation of mining, or production licenses or permits, nationalization of foreign companies or joint ventures, fiscal or other sanctions such as denial of export or environmental permits by government departments, coups or military confrontations) can affect the overall supply of a natural resource and the value of companies involved in such natural resource. Political risks and other risks to which foreign securities are subject also may affect domestic companies in which the fund invests if they have significant operations or investments in foreign countries. In addition, interest rates, prices of raw materials and other commodities, international economic developments, energy conservation, tax and other government regulations (both domestic and foreign) may affect the supply of and demand for natural resources, which can affect the profitability and value of securities issued by companies in the natural resources sectors. Securities of companies within specific natural resources sectors can perform differently than the overall market. This may be due to changes in such things as the regulatory or competitive environment or to changes in investor perceptions regarding a sector.

Legal Risks. Laws in emerging markets may be less sophisticated than in developed countries. Accordingly the Fund may be subject to additional legal risks concerning its investments in the underlying trade finance related security. In particular loan documentation, local law security agreements, and collateral management arrangements. These include, but are not limited to, inadequate investor protection, unclear or contradictory legislation or regulations and lack of enforcement thereof, ignorance or breach of legislation or regulations on the part of other market participants, lack of legal redress and breaches of confidentiality. It may be difficult to obtain and enforce a judgement in certain emerging markets against borrowers or against local assets which provide collateral of security in support of a specific investment in a trade finance related security of the Fund may be invested.

Collateral Price Risk. Many underlying investment transactions may be supported or secured by underlying collateral, which may include primary commodities, and other secondary or tertiary goods or physical assets. The price of this commodity or asset collateral may be highly volatile in terms of value or subject to illiquidity at the time of a required sale.

Liquidity. Trade finance investments are not listed on any stock exchange or securities market, and the established or recognized market (if any) for the investments may be relatively small and/or poorly developed, therefore trades may only be executed on a matched bargain basis and prices may not be published or be readily available from an independent price source.

Market Risk. The profitability of the investment strategy of the Fund may depend on correct assessments of the future course of credit spreads of trade finance loans and other investments by the Manager and the Sub-Adviser. There can be no assurance that the Manager or Sub-Adviser will be able to accurately predict such price movements.

Specificity of Certain Investments. Certain securities in particular jurisdictions may only be held by entities (often banks) resident in those jurisdictions, and not directly by the Fund. Depending on the existence or otherwise and local interpretation of trust or fiduciary laws in the relevant jurisdiction, the Fund may have the risk of such entity holding or registering such security.

The Fund may also acquire participations, sub-participations or other interests in emerging market debt, where the additional performance risk of the grantor of such interest will be taken, as well as the risk of the underlying emerging market debt. In the event of the insolvency of the grantor, the relevant Fund would only rank as an unsecured creditor and the whole or part of the relevant investments may be lost.

CREDIT RISKS

Credit risk is the possibility, real or perceived, that an issuer will default on a security by failing to pay interest or principal when due. If an issuer of an investment held by the Fund defaults or is perceived as being in danger of defaulting, the Fund would lose money.

Many fixed income securities (including floating rate obligations) receive credit ratings from services such as Standard & Poor’s and Moody’s Investors Service. These services assign ratings to issuers and securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher perceived credit risk, and higher credit ratings correspond to lower perceived credit risk. Credit ratings do not provide assurance against default or other loss of money. If a security or the issuer has not received a rating or, if after purchase the rating of the security or the issuer is withdrawn, the Fund must rely entirely upon the Manager’s or the Sub-Adviser’s credit assessment. It is expected that the vast majority (if not all) of the Fund’s investments will not be rated by any credit rating agency.

Fixed income securities and trade finance related securities generally compensate for greater credit risk by paying interest at a higher rate. In the case of fixed income securities, the difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the credit spread) measures the additional interest paid for risk. In the case of trade finance related securities and other loan instruments, the additional interest paid for risk takes the form of an interest margin or credit spread over a reference interest rate such as the London Interbank Offered Rate (“LIBOR”). Credit spreads may increase generally in response to adverse economic or market conditions. A security’s credit spread may also increase, if the security’s rating is lowered, or the security is perceived to have an increased credit risk. An increase in the credit spread will cause the price of the security to decline.

In trade finance, many transactions are self-liquidating or supported by letters of credit and guarantees. The Manager and Sub-Adviser seek to review the credit risks of each instrument individually to properly identify and evaluate the sources of repayment and mitigate these risks. Notwithstanding the Manager’s or Sub-Adviser’s review, investing in trade finance is a very specialized area, and no assurance can be given that these credit risks can be successfully mitigated and as a result the Fund may experience losses because of incorrect risk assessment or use of risk management techniques including improper structuring, poor documentation, or improper pricing of a trade finance transaction.

CALL RISKS AND PREPAYMENT RISKS

Call risk is the possibility that an issuer may redeem a fixed income security (including floating rate obligations) before maturity (a call) at a price at or below its current market price. An increase in the likelihood of a call may reduce the security’s price, or may reduce the expectation of future returns on an investment. If a fixed income security (including floating rate obligations) is called, the Fund may have to reinvest the proceeds in other fixed income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

In relation to trade finance related securities (which are often characterized by floating rates of interest, where interest rates are fixed periodically by reference to short-term interest rate benchmarks such as LIBOR), it is also possible that credit spreads may decline in relation to a particular borrower, following an investment by the Fund in obligations of such borrower. In such circumstances, such borrower may have the opportunity to refinance its obligations, including investments held by the Fund, at a lower credit spread than that prevailing on the Fund’s investment, resulting in prepayment of the Fund’s investment prior to maturity (irrespective of movements of underlying interest rates such as LIBOR). Accordingly, unscheduled prepayments on underlying Fund investments are possible, and in such circumstances the Fund could be required to reinvest the proceeds of the prepayments at the lower credit spreads then available in respect of the borrower which has prepaid, and/or in obligations of other borrowers where the credit spreads relevant to such borrowers may have fallen. Prepayment risk may be reduced if lenders are successful in negotiating fees which are payable by the borrower in the event of a prepayment. No assurance can be given that the Sub-Adviser will be able to identify trade finance related securities that have prepayment fees.

CONCENTRATION OF INVESTMENTS; NON-DIVERSIFIED PORTFOLIOS

The Fund may from time to time target or concentrate its investments in particular markets, sectors, or industries. The Fund does not have a policy that governs any such concentrations, however such concentration may result from the Sub-Adviser’s overall market outlook and biases at such time. The Fund also may be considered to be non-diversified and invest without limit in a single issuer. Fund will however seek to manage specific obligor exposure. As a result of any such concentration of investments or non-diversified portfolios, the Fund’s portfolio is subject to greater volatility than if it was a non-concentrated and diversified portfolio. To the extent that the Fund’s portfolio is concentrated in a specific industry or targets a specific sector, it will also be subject to the risks of that industry or sector, which may include, but not be limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings.

RISKS OF INVESTING IN FIXED INCOME SECURITIES

The Fund expects to invest substantially all of its assets in fixed income securities (including floating rate obligations) of foreign companies. Investments in these securities are principally for the purpose of generating interest and secondarily for capital appreciation.

Fixed income securities (including floating rate obligations) are obligations of the issuer to make payments of principal and/or interest on future dates, and include, among other securities: bonds, notes, participations in loan agreements, letters of credit, bills of exchange and debentures issued by corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities (“U.S. Government Securities”) or by a foreign government; municipal securities; and asset-backed securities. These securities may pay fixed, variable, or floating rates of interest, and may include zero coupon obligations. Fixed income securities (including floating rate obligations) are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and general market liquidity (i.e., market risk).

RISKS OF INVESTING IN FOREIGN SECURITIES

The Fund expects to invest substantially all of its assets in securities of foreign issuers. Investing in foreign securities involves special risks and considerations not typically associated with investing in U.S. securities. The Fund will be subject to risks of possible adverse political and economic developments, seizure or nationalization of foreign deposits or other assets, or adoption of governmental restrictions that might adversely affect or restrict the payment of principal and interest on foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise. Since foreign securities often are purchased with and payable in currencies of foreign countries, their value may be affected favorably or unfavorably by changes in currency exchange rates and exchange control regulations.

To the extent that the Fund invests in emerging market countries, the political, regulatory, and economic risks inherent in such investments are significant and may differ in kind and degree from the risks presented by investments in major securities markets in developed countries. Additional risks of emerging markets countries may include: greater social, economic, and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of certain currency hedging techniques; companies that are newly organized and small; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal systems.

RISKS OF INVESTING IN FOREIGN CURRENCY TRANSACTIONS

The Fund may engage in foreign currency transactions only for the purpose of hedging the U.S. dollar value of a security that the Fund has invested in, although the Fund may also bear un-hedged currency exposure in respect of the currencies of emerging markets.

RISKS RELATED TO THE U.S. AND GLOBAL ECONOMIES

Lower grade and unrated security returns are sensitive to changes in the economy. The value of the Fund’s portfolio may decline in tandem with a drop in the overall value of the stock market based on negative developments in the U.S. and global economies.

RISKS OF A SOVEREIGN DEBT AND BANKING CRISIS

Since the second half of 2011, the sovereign debt crisis in Eurozone and the impact upon the banking sector has led to continuing concerns about the impact of such on the global economic environment and investment climate. These risks could subject the Fund to losses.

RISKS OF MARKET DISRUPTION

The recent wars in Iraq and Afghanistan, recent events in the Middle East such as the Arab Spring and the turmoil in Syria as well as terrorist attacks around the world may adversely affect the performance of U.S. and worldwide financial markets and may cause economic uncertainties in the U.S. and elsewhere. The Fund cannot predict the future course of world affairs or the effects of significant future events on the U.S. economy and securities markets. Given these risks, an investment in the Shares may not be appropriate for all investors. Prospective Shareholders should carefully consider their own ability to assume these risks before making an investment in the Fund.

RISKS RELATED TO CHANGES AND UNCERTAINTY IN U.S. AND INTERNATIONAL REGULATION

The Fund may be adversely affected by uncertainties such as international and domestic political developments, changes in government policies, taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of the countries to which the Fund is exposed through its investments or investor base. The tax and regulatory environment for investment funds is evolving, and changes in the regulation or tax treatment of investment funds and their investments may adversely affect the value of investments held by the Fund or the Fund’s ability to pursue its investing strategy. During this period of uncertainty, market participants may react quickly to unconfirmed reports or information and as a result there may be increased market volatility.

The global financial markets recently underwent pervasive and fundamental disruptions which led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis without much or any notice with the consequence that some market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions has been suddenly and/or substantially eliminated. Given the complexities of the global financial markets and the limited time frame within which governments have been able to take action, these interventions have sometimes been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of such markets as well as previously successful investment strategies. It is impossible to predict with certainty what additional interim or permanent governmental restrictions may be imposed on the markets and/or the effect of such restrictions on the Sub-Adviser’s ability to fulfill the investment objective of the Fund. Such increased regulation could be detrimental to the performance of the Fund and may impact trading and investment opportunities in ways that are difficult to anticipate. In addition, such interventions may not mitigate the market disruptions described above.

In addition, the securities and futures markets are subject to comprehensive statutes and regulations, including margin requirements. Regulators and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies. In the U.S., the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) endows the SEC and other regulators with discretionary authority to write and interpret new rules. The ultimate impact of the Dodd-Frank Act on the Fund and the Shareholders is unclear and will depend in large part on the final regulations that the CFTC and SEC promulgate.

RISKS OF INVESTING IN MONEY MARKET AND OTHER LIQUID INSTRUMENTS

The Fund may invest, for defensive purposes or otherwise, some or all of its assets in high quality fixed income securities (including floating rate obligations), money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Manager and the Sub-Adviser may deem appropriate under the circumstances. Money market instruments are high quality, short-term fixed income obligations (including floating rate obligations), which generally have remaining maturities of one year or less, and may include U.S. Government securities, certificates of deposit, commercial paper, bankers’ acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements. The investment objectives of such money market instruments may not be achieved during any time in which investable assets are not substantially invested in accordance with these primary investment strategies.

RISKS OF INVESTING IN SPECIAL INVESTMENT INSTRUMENTS AND TECHNIQUES, INCLUDING DERIVATIVE INSTRUMENTS

The Fund may utilize a variety of special investment instruments and techniques (described below) to hedge its portfolio against various risks (such as changes in interest rates or other factors that affect security values) to pursue its investment objectives. These strategies may be executed through transactions in derivative instruments (“Derivatives”). The instruments the Fund may use and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of the special investment instruments and techniques that the Fund may use are speculative and involve a high degree of risk.

The Fund may invest in, or enter into transactions involving Derivatives. These are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index, or interest rate. Examples of Derivatives include, but are not limited to, options contracts, futures contracts, options on futures contracts, caps and floors both for investment purposes and risk management purposes. A futures contract is an exchange-traded agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial instrument at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. A description of these and other Derivatives that the Fund may use is provided above under “Investment Objective and Strategies-Types of Investments.”

The Fund’s use of Derivatives involves risks different from, or possibly greater than, the risks associated with investing in trade finance related securities or more traditional investments, depending upon the characteristics of the particular Derivative and the Fund’s portfolio as a whole. Derivatives permit a Fund to increase or decrease the level of risk of its portfolio, or change the character of the risk to which its portfolio is exposed, in much the same way as the Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities.

Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in Derivatives could have a large potential impact on the Fund’s performance. If the Fund invests in Derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Fund’s return or result in a loss. The Fund also could experience losses if Derivatives are poorly correlated with its other investments, or if the Fund is unable to liquidate its position because of an illiquid secondary market. The market for many Derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid, and unpredictable changes in the prices for Derivatives.

The Dodd-Frank Act enables the CFTC and the SEC to enact new regulations on certain OTC Derivatives. Under the Dodd–Frank Act, certain OTC Derivatives contracts will be regulated through regulated clearing houses and subject to regulation by the SEC and the CFTC. The type and number of Derivatives contracts subject to the clearing requirement, the regulations governing swaps clearing organizations and exchanges, and the capital and margin requirements imposed on swaps dealers and major swap participants remains subject to continued regulatory action. The Dodd-Frank Act creates a regulatory framework rather than a set of detailed requirements. The ultimate impact of the Dodd-Frank Act on the Derivatives market is unclear and will depend in large part on the final regulations and guidance that the SEC and the CFTC promulgate.

Engaging in these transactions involves risk of loss to the Fund that could adversely affect the value of the Fund’s net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses. In addition, the Dodd-Frank Act significantly expands the CFTC’s authority to impose broader aggregate position limits.

Successful use of futures also is subject to the ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

RISKS OF INVESTING IN FORWARD CONTRACTS

The Fund may enter into forward contracts, which are purchases or sales of a specific quantity of a commodity, government security, foreign currency, or other financial instrument at the current or spot price, with delivery and settlement at a specified future date. Because it is a completed contract, a purchase forward contract can be a cover for the sale of a futures contract.

The Fund may enter into forward contracts for hedging purposes to pursue its investment objective. Forward contracts are transactions involving the Fund’s obligation to purchase or sell a specific instrument at a future date at a specified price. Forward contracts may be used by the Fund for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when the Manager or the Sub-Adviser anticipates purchasing or selling a foreign currency denominated security. This technique would allow the Fund to “lock in” the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of the Fund’s existing holdings of foreign currency denominated securities. There may be, however, imperfect correlation between the Fund’s foreign currency denominated securities holdings and the forward contracts entered into with respect to those holdings. There is no general requirement that the Fund hedge all or any portion of its exposure to foreign currency risks and there is no assurance that any such attempted hedging will be successful.

RISKS OF INVESTING IN WHEN-ISSUED AND FORWARD COMMITMENT SECURITIES

The Fund may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices or for speculative purposes. These transactions involve a commitment by the Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If the Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by the Fund on a forward basis will not honor its purchase obligation. In such cases, the Fund may incur a loss.

RISKS OF INVESTING IN RESTRICTED AND ILLIQUID INVESTMENTS

The Fund will invest a portion or all of the value of its assets in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act of 1933, as amended, or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

Where registration is required to sell a security, the Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Fund may be permitted to sell a security under an effective registration statement. If, during such period, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to sell. The Fund may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which it purchased such securities. The Fund, however, does not anticipate that investing in restricted and illiquid investments will impact the Fund’s ability to satisfy the diversification requirements under Section 851(b)(3) of the Code.

RISKS OF INVESTING IN ASSET-BACKED SECURITIES

The Manager or the Sub-Adviser may invest certain of the Fund’s assets in asset-backed securities (“ABS”), particularly with respect to securitizations of trade finance related securities or trade receivables. As opposed to most traditional debt securities, interest and principal payments are made more frequently with ABS, usually quarterly, and principal may be prepaid at any time.

The frequency and timing at which prepayments (including voluntary prepayments by the obligors and liquidations due to default and foreclosures) occur on loans will be affected by a variety of factors including the prevailing level of interest rates as well as economic, demographic, tax, social, legal and other factors. Also, investments may experience outright losses, as in the case of an interest-only security in an environment of faster actual or anticipated prepayments and particular investments may underperform relative to hedges that the Manager or the Sub-Adviser may have constructed for these investments, resulting in a loss to the Fund. In particular, prepayments (at par) may limit the potential upside of many ABS to their principal or par amounts, whereas any corresponding hedges often have the potential for unlimited loss.

RISKS OF LACK OF SEPARATE REPRESENTATION

Bingham McCutchen LLP (“Bingham”) acts as United States legal counsel to the Fund, the Manager and their affiliates. The Fund does not currently have United States legal counsel separate and independent from legal counsel to the Manager. Bingham does not represent investors in the Fund, and no independent counsel has been retained to represent investors in the Fund. The Independent Trustees are represented by separate legal counsel.

Bingham’s representation of the Fund, the Manager and their affiliates is limited to specific matters as to which it has been consulted by the Fund and/or the Manager. There may exist other matters that could have a bearing on the Fund, the Manager, and their affiliates as to which Bingham has not been consulted. In addition, Bingham does not undertake (nor does it intend) to monitor the compliance of the Manager, the Sub-Adviser and their affiliates with the trading program, valuation procedures and other guidelines set forth in this Offering Memorandum, nor does it monitor compliance with applicable laws. In preparing this Offering Memorandum, Bingham relied upon information furnished to it by the Fund, the Manager, the Sub-Adviser and/or their respective affiliates, and did not investigate or verify the accuracy and completeness of information set forth herein concerning the Fund, the Manager, the Sub-Adviser and their respective affiliates and personnel.

LIMITS OF RISK DISCLOSURE

The above discussions on various risks associated with the Fund and the Shares are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Offering Memorandum and the Trust Agreement and consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund’s investment program or market conditions change or develop over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Offering Memorandum.

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES AND OFFICERS

The Board of the Fund currently consists of eight members. A majority of the members of the Board has overall responsibility to manage and control the business operations of the Fund on behalf of the Shareholders. A majority of the members of the Board are individuals who are not “interested persons” of the Fund within the meaning of the 1940 Act; in the discussion that follows, these Board members are referred to as “Independent Trustees.” The Independent Trustees perform the same functions for the Fund as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation. Each Trustee serves until the election and qualification of his or her successor, unless the Trustee sooner resigns or is removed from office.

Day-to-day operations of the Fund are the responsibility of the Fund’s officers, each of whom is elected by, and serves at the pleasure of, the Board. The Board is responsible for the overall supervision and management of the business and affairs of the Fund.

The Trustees overall responsibility for identifying and overseeing the operational, business and investment risks inherent in the operation of the Fund will be handled by the Board as a whole (and by the Board’s Audit Committee, once formed), particularly with respect to valuation and accounting matters. To assist them in carrying out their oversight responsibilities, the Trustees receive, in connection with each of the Board’s regular quarterly meetings, regular reports from the Fund’s Administrator with respect to portfolio compliance, fund accounting matters and matters relating to the computation of the Fund’s net asset value per share. The Trustees also receive reports, at least quarterly, from the Fund’s Chief Compliance Officer or “CCO”. These reports, together with presentations provided to the Board at its regular meetings, are designed to keep the Board informed with respect to the effectiveness of the Fund’s overall compliance program including compliance with stated investment strategies, and to help ensure that the occurrence of any event or circumstance that may have a material adverse effect on the Fund are brought promptly to the attention of the Board and that appropriate action is taken to mitigate any such adverse effect. Additionally, the full Board annually receives a report from the Fund’s CCO and the full Board (and, at the discretion of the Independent Trustees, the Independent Trustees separately) meets with the CCO for the purpose of discussing the extent to which the Fund’s overall compliance program is reasonably designed to detect and prevent violations of the federal securities laws and assessing the effectiveness of the overall compliance program. Additionally, the Board (and the Audit Committee, once formed) will meet at least annually with the Fund’s independent registered public accounting firm. The overall small size of the Board (with only four members) assures significant participation by every Board member, so that no separate role for a “lead” Independent Trustee has been deemed necessary.

The Trustees on the Board are not required to contribute to the capital of the Fund or to hold Shares of the Fund.

The identity of the Trustees and officers of the Fund and brief biographical information regarding each Trustee and officer during the past five years is set forth below.

Interested Trustees and Officers

Name, Address and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years*
Andrew Clare 570 Lexington Avenue New York, NY 10022 Date of birth: 9/21/1945	Trustee	Through Dec. 31, 2020; since March 2013	Attorney and Partner, Loeb & Loeb, a law firm (1972-present)	22

Jon Hunt 570 Lexington Avenue New York, NY 10022 Date of birth: 10/25/1951	Trustee	Ten Years from election; since March 2013	Consultant to City National (2012 – present), Chief Operating Officer (1998 – 2012), Director (2003 – 2012), Convergent Capital Management LLC (investment management holding company);Director, AMBS Investment Management, LLC (1998 – present); SKBA Capital Management, LLC (1998 – 2011); Mid-Continent Capital Management LLC (2006 – 2012); Clifford Swan Investment Capital LLC (2000 – 2011); Convergent Wealth Advisors, LLC (2006 – 2011); Independence investments, LLC (2006 – 2009) and Lee Munder Capital Group, LLC (2009 – 2012).	22	Nuveen Commodities Asset Management, member of Independent Committee (2012 – present)

Garrett R. D’Alessandro 570 Lexington Avenue New York, NY 10022 Date of birth: 11/27/57	President Chief Executive Officer	Indefinite Term; President since 2008**; Secretary 2008** - 2011	President, Chief Executive Officer and Co-Chief Investment Officer of City National Rochdale, LLC	N/A	N/A

Kurt Hawkesworth 570 Lexington Avenue New York, NY 10022 Date of birth: 9/13/71	Secretary	Indefinite Term; Since 2011; Chief Compliance Officer 2008** - 2011	Senior Executive Vice President and Chief Operating Officer of City National Rochdale, LLC	N/A	N/A

Gregg Giaquinto 570 Lexington Avenue New York, NY 10022 Date of birth: 5/6/67	Anti Money Laundering Officer	Indefinite Term; Since 2008**	Executive Vice President – Operations and Compliance of City National Rochdale, LLC and Chief Compliance Officer of RIM Securities	N/A	N/A

Interested Trustees and Officers

Name, Address and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years*
Michael Gozzillo 570 Lexington Avenue New York, NY 10022 Date of birth: 1965	Chief Compliance Officer	Indefinite Term; Since May 2013
Senior Vice President and Chief Compliance Officer, City National Rochdale, LLC, Chief Compliance Officer, City National Rochdale Funds (f/k/a/ CNI Charter Funds) (2012 - present), Director and Compliance Officer, TIAA-CREF, Chief Compliance Officer, TIAA-CREF Life Insurance Separate Accounts (2008 - 2012).
				N/A	N/A

William O’Donnell 570 Lexington Avenue New York, NY 10022 Date of birth: 1964	Treasurer	Indefinite Term; Since 2011
Chief Financial Officer of City National Rochdale, LLC since July 2011; Financial Consultant, October 2009 to June 2011; Financial Officer, Compliance Officer & Corporate Secretary Trustee-Clay Finlay Pension Plan of Clay Finlay LLC, October 1990 to September 2009
				N/A	N/A

*	The information in this column relates only to directorships in companies required to file certain reports with the SEC under the various federal securities laws.
**	Although the Fund was formed in 2008, it did not commence operations until August 1, 2012.

Independent Trustees

Name, Address and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years*
Irwin G. Barnet** 570 Lexington Avenue New York, NY 10022 Date of birth: 2/13/1938	Trustee Chairman	Through December 31, 2015; Trustee since March 2013 and Chairman since May 2013	Attorney and of counsel, Reed Smith LLP, a law firm (2009-present). Partner, Reed Smith LLP (2003-2008). Attorney and principal, Crosby, Heafey, Roach & May P.C., a law firm (2000-2002). Attorney and principal, Sanders, Barnet, Goldman, Simons & Mosk, a law firm (1980-2000)	22	None

Daniel A. Hanwacker Sr. 570 Lexington Avenue New York, NY 10022 Date of birth: 10/17/51	Trustee	Ten Years from election; Since June 2011	CEO and President, Hanwacker Associates, Inc. (asset management consulting and executive search services)	22	None

Independent Trustees

Name, Address and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years*
Vernon C. Kozlen 570 Lexington Avenue New York, NY 10022 Date of birth: 11/19/1943	Trustee	Through Dec. 31, 2018; Since March 2013	Retired (2007-present). President and Chief Executive Officer, City National Rochdale Funds (f/k/a/ CNI Charter Funds) (2000-2007). Executive Vice President and Director of Asset Management Development, CNB (1996-2007). Director, Reed, Conner & Birdwell LLC (2000-2007), and Convergent Capital Management, LLC (2003-2007). Chairman of the Board, CNAM (2001-2005). Chairman of the Board, City National Securities, Inc. (1999-2005). Director, CNAM (2001-2006), and City National Securities, Inc. (1999-2006)	22	Windermere Jupiter Fund, LLC, CMS Ironwood Multi-Strategy Fund LLC, CMS/Barlow Long-Short Equity Fund, LLC****
Jay C. Nadel 570 Lexington Avenue New York, NY 10022 Date of birth: 7/21/58	Trustee	Ten Years from election; Since June 2011	Financial Services Consultant	22	Lapolla Industries, Inc. (2007-present)
William R. Sweet 570 Lexington Avenue New York, NY 10022 Date of birth: 7/6/1937	Trustee	Through March 31, 2015; Since March 2013	Retired. Executive Vice President, Union Bank of California (1985-1996)	22	None
James Wolford***** 570 Lexington Avenue New York, NY 10022 Date of birth: 3/25/1954	Trustee	Ten Years from Election; Since March 2013	Chief Financial Officer, Pacific Office Properties, a real estate investment trust (April 2010-present). Chief Financial Officer, Bixby Land Company, a real estate company (2004-March 2010). Regional Financial Officer, AIMCO, a real estate investment trust (2004). Chief Financial Officer, DBM Group, a direct mail marketing company (2001-2004). Senior Vice President and Chief Operating Officer, Forecast Commercial Real Estate Service, Inc. (2000-2001). Senior Vice President and Chief Financial Officer, Bixby Ranch Company (1985-2000)	22	None

*	The information in this column relates only to directorships in companies required to file certain reports with the SEC under the various federal securities laws.

**
During 2010, 2011 and 2012, Reed Smith LLP, of which Mr. Barnet is an attorney and of counsel, provided legal services to City National, the parent company of CNAM. In 2010, 2011 and 2012, the firm billed City National $391,192, $423,600 and $452,607, respectively, for these services. The other Independent Trustees have determined that Mr. Barnet should continue to be classified as a trustee who is not an “interested person” of the Trust, as defined in the 1940 Act, because Mr. Barnet was not involved with rendering any of these legal services to City National, and because Mr. Barnet’s interest in the fees billed by his firm to City National was insignificant.

***	Mr. Barnet serves as the Chairman of the Board.
****
Convergent Wealth Advisors, LLC, which is under common control with City National, serves as investment adviser to Windermere Jupiter Fund, LLC, CMS/Ironwood Multi-Strategy Fund, LLC and CMS/Barlow Long-Short Equity Fund, LLC, each of which is a private investment fund.

*****
Bixby Land Company (“Bixby”), of which Mr. Wolford was the Chief Financial Officer until March 31, 2010, had obtained various loans from City National. The other Independent Trustees have determined that Mr. Wolford should continue to be classified as a trustee who is not an “interested person” of the Trust, as defined in the 1940 Act, because City National’s existing loans to the Company were made in the ordinary course of business and because of the minimal benefits of the loans to Mr. Wolford.

Taken as a whole, the Board represents a broad range of business and investment experience, as well as professional skills. Mr. Barnet has legal background of more than 40 years and has experience as a corporate and securities lawyer as well as a member of the Board of the City National Rochdale Funds (f/k/a/ CNI Charter Funds) since its inception in 1999. Mr. Clare has a legal background of more than 30 years and is experienced as a corporate lawyer representing financial institutions and with assisting high net worth families with strategic, succession and dispute resolution matters. Mr. Hanwacker has more than thirty years of experience in financial services including experience in fund management and servicing as well as development of a mutual fund rating service. Mr. Hanwacker is also a Certified Public Accountant with experience in, among other areas, the auditing of mutual fund companies and investment advisers and has been a member of each of the Board since 2011. Mr. Hunt has more than 20 years of investment management experience, including roles on the boards of investment advisory firms and work within City National Bank and with its affiliated entities and has experience in fund management and marketing. Mr. Kozlen has extensive investment management experience, including executive and leadership roles in both funds and investment advisors, as well as his long experience within City National Bank and affiliated entities and his experience as a member of the Board of the City National Rochdale Funds. Mr. Nadel has spent more than thirty years in the financial services sector including extensive experience in mutual fund management along with broker dealer and banking operations. Mr. Nadel is also a Certified Public Accountant with experience in, among other areas, the auditing of mutual fund companies and has been a member of each of the Boards of the Rochdale Funds since 2011. Mr. Sweet has long experience as a senior executive in a bank as well as a member of the Board of the City National Rochdale Funds. Mr. Wolford has more than twenty-five years experience as a chief financial officer of various real estate investment trusts and other companies as well as his experience as a member of the Board of the City National Rochdale Funds.

TRUSTEE OWNERSHIP OF SECURITIES

The dollar range of equity securities owned by each Trustee is set forth below.6

NAME OF TRUSTEE	DOLLAR RANGE OF EQUITY SECURITIES OWNED IN THE FUND AS OF DECEMBER 31, 2012	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES OWNED IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY TRUSTEE IN FAMILY OF INVESTMENT COMPANIES AS OF DECEMBER 31, 2012

INDEPENDENT TRUSTEES

Jay C. Nadel	None	None
Daniel A. Hanwacker Sr.	None	None
Irwin G. Barnet	None	None
Vernon C. Kozlen	None	None
William R. Sweet	None	None
James Wolford	None	None

TRUSTEES WHO ARE “INTERESTED PERSONS”

Andrew Clare	None	None
Jon Hunt	None	None

INDEPENDENT TRUSTEE OWNERSHIP OF SECURITIES

The table below provides information regarding the ownership by each Independent Trustee (and his or her immediate family members) of securities of the Manager or RIM Securities LLC (the “Sales Agent”), and the ownership of securities in an entity controlling, controlled by or under common control with the Manager or the Sales Agent (not including registered investment companies), as of December 31, 2012.

NAME OF TRUSTEE	NAME OF OWNERS AND RELATIONSHIP TO TRUSTEE	COMPANY	TITLE OF CLASS	VALUE OF SECURITIES	PERCENTAGE OF CLASS

Jay C. Nadel	N/A	N/A	N/A	$0	N/A

Daniel A. Hanwacker Sr.	N/A	N/A	N/A	$0	N/A

Irwin G. Barnet	N/A	N/A	N/A	$0	N/A

Vernon C. Kozlen	N/A	N/A	N/A	$0	N/A

William R. Sweet	N/A	N/A	N/A	$0	N/A

James Wolford	N/A	N/A	N/A	$0	N/A

6           The term “owned” used in the table above means beneficial ownership as determined in accordance with Rule 16a - 1(a)(2) under the Securities Exchange Act of 1934, as amended. The dollar ranges of equity securities reflected in the table above are as follows: None; $1 to $10,000; $10,001 to $50,000; $50,001 to $100,000; or over $100,000.

TRUSTEE COMPENSATION

The Fund currently pays a portion of the fees incurred by each Independent Trustee with respect to all of the investment funds the Independent Trustees oversee in the Rochdale and City National Rochdale Funds complex. In addition, the Fund reimburses each of the Independent Trustees for travel and other expenses incurred in connection with attendance at such meetings. Other officers and Trustees of the Fund receive no compensation. No other compensation or retirement benefits are received by any Trustee or officer from the Fund. No other entity affiliated with the Fund pays any compensation to the Independent Trustees.

The following tables summarize compensation, (i) paid to the Trustees of the Fund (including the departing Trustee) for the portion of the Fund’s fiscal year 2013 from July 1, 2012 through March 31, 2013, (ii) paid to the current Trustees of the Fund, for the portion of fiscal year 2013 from April 1, 2013 through the end of such fiscal year as of June 30, 2013, and (ii) expected to be paid to the current Trustees of the Fund, for the fiscal year ending June 30, 2014.

Compensation Paid for Fiscal Year to date March 31, 2013

NAME OF TRUSTEE	AGGREGATE COMPENSATION FROM THE FUND	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF FUND EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM THE FUND AND FUND COMPLEX PAID TO TRUSTEE

Jay C. Nadel.	$4,250	N/A	N/A	$18,750
Daniel A. Hanwacker Sr.	$4,250	N/A	N/A	$18,750
Susan Henshaw Jones7	$4,250	N/A	N/A	$18,250

Compensation Paid from April 1, 2013 to June 30, 2013

NAME OF TRUSTEE	AGGREGATE COMPENSATION FROM THE FUND	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF FUND EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM THE FUND AND FUND COMPLEX PAID TO TRUSTEE

Jay C. Nadel.	$41	N/A	N/A	$12,125
Daniel A. Hanwacker Sr.	$41	N/A	N/A	$12,125
Irwin G. Barnet	$41	N/A	N/A	$14,125
Vernon C. Kozlen	$41	N/A	N/A	$12,125
William R. Sweet	$41	N/A	N/A	$12,125
James Wolford	$41	N/A	N/A	$12,125

Compensation Expected to be Paid for Fiscal Year 2014

NAME OF TRUSTEE	AGGREGATE COMPENSATION FROM THE FUND	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF FUND EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM THE FUND AND FUND COMPLEX PAID TO TRUSTEE

Jay C. Nadel.	$190	N/A	N/A	$56,000
Daniel A. Hanwacker Sr.	$190	N/A	N/A	$56,000
Irwin G. Barnet	$217	N/A	N/A	$64,000
Vernon C. Kozlen	$190	N/A	N/A	$56,000
William R. Sweet	$190	N/A	N/A	$56,000
James Wolford	$190	N/A	N/A	$56,000

7Susan Henshaw Jones is no longer a member of the Board.

COMMITTEES OF THE BOARD

The Board will have three standing committees as described below.

Audit Committee. The Audit Committee will be responsible for advising the Board with respect to accounting, auditing and financial matters affecting the Fund and will meet at least once annually. The three Independent Trustees will comprise the Audit Committee.

Nominating Committee. The Nominating Committee will be responsible for seeking and reviewing candidates for consideration as nominees for Trustees as is considered necessary from time to time and meets only as necessary. The three Independent Trustees will comprise the Nominating Committee. There are no policies in place regarding nominees recommended by Shareholders.

Valuation Committee. The Valuation Committee will be responsible for (1) monitoring the valuation of the Fund’s securities and other investments, respectively; and (2) as required, when the Board is not in session, determining the fair value of illiquid and other holdings after consideration of all relevant factors, which determinations are reported to the Board. The Valuation Committee will meet as necessary when a price is not readily available. The Valuation Committee will be comprised of Garrett D’Alessandro, William O’Donnell, Bill Miller, Bruce Simon, and Kurt Hawkesworth.

THE MANAGER

Under the supervision of the Board and pursuant to the Investment Management Agreement, City National Rochdale, LLC (f/k/a Rochdale Investment Management LLC) (“Rochdale” or the “Manager”), a registered investment adviser with headquarters at 570 Lexington Avenue, New York, New York 10022-6837 provides investment services to the Fund. The Manager is a wholly-owned subsidiary of City National Bank (“City National”). City National is a wholly-owned subsidiary of City National Corporation (SYM: CYN), a publicly traded financial holding company.

Subject to the general supervision of the Board and in accordance with the investment objective, policies, and restrictions of the Fund, the Manager provides the Fund with ongoing investment guidance, policy direction, and monitoring of the Sub-Adviser and the Fund pursuant to the Investment Management Agreement. The Investment Management Agreement may be terminated by the Board, by a majority vote of the Shareholders, or by the Manager.

The Manager is authorized, subject to the approval of the Board, (1) to retain and (2) to pay for from the Manager’s resources, the Sub-Adviser to provide any or all of the investment advisory services required to be provided to the Fund or to assist the Manager in providing these services, subject to the requirement that the Manager supervise the rendering of any such services to the Fund by the Sub-Adviser.

The Investment Management Agreement provides that the Manager will provide (either directly or through its delegate) investment advisory services, place portfolio transactions in accordance with the Fund’s registration statement, assist the Fund generally in the conduct of its business, maintain or cause to be maintained necessary books and records of the Fund , furnish office space for the Fund’s officers and employees, and render services on behalf of the Fund (not otherwise provided by third parties) necessary for the Fund’s operating as a closed-end investment company. Subject to the Board’s oversight, the Manager has agreed, among other things, to: make investment decisions and provide a program of continuous investment management for the Fund; prepare, obtain, evaluate, and make available to the Fund research and statistical data; obtain and evaluate information and advice relating to the economy, securities markets, and securities; buy, retain, and sell investments, securities, and cash; select brokers or dealers to execute transactions; provide on an ongoing evaluation of the Fund’s portfolio; determine or recommend the extent to which the Fund’s portfolio shall be invested, and what portion, if any, should be held uninvested; and maintain or cause to be maintained for the Fund all books, records, reports, and any other information required under the 1940 Act, to the extent that such books, records, and reports, and other information are not maintained or furnished by another service provider of the Fund.

In addition to being responsible for paying the Sub-Adviser retained by the Manager, the Manager is responsible for the payment of the compensation and expenses (including payroll taxes, if any) of all Trustees, officers, and executive employees of the Fund affiliated with the Manager and making available, without expense to the Fund, the services of such Trustees, officers, and employees as may duly be elected officers of the Fund, subject to their individual consent to serve and to any limitations imposed by law. The Fund is responsible for the fees and expenses (specifically including travel expenses relating to each entity’s business) of its Independent Trustees.

The Investment Management Agreement further provides that the Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which such agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Manager in the performance of its duties or from reckless disregard by the Manager of its obligations and duties under such agreement. Notwithstanding the foregoing, nothing herein or in the Investment Management Agreement is intended to limit, nor shall in any way limit, the rights available to the Fund or Shareholders to the extent such rights may not be waived under applicable securities laws.

The Investment Management Agreement also provides that the Manager will allocate purchase and sale opportunities, which are suitable for more than one client of the Manager, in an equitable manner.

THE SUB-ADVISER

Under the supervision of the Manager and the general supervision of the Board and pursuant to a Sub-Investment Advisory Agreement, GML Capital LLP, a limited liability partnership formed in England (the “Sub-Adviser”) will act as sub-investment adviser to the Fund. The Manager has delegated investment discretion to manage the assets in the Fund’s portfolio to the Sub-Adviser.

The Sub-Adviser was formed as a limited liability partnership in England in 2007. The principal place of business of the Sub-Adviser is at the Met Building, 22 Percy Street, London W1T 2BU England. The Sub-Adviser is a privately-owned financial services firm, based in London.

The Sub-Adviser is authorized and regulated by the Financial Conduct Authority (the “FCA”) in the United Kingdom under the United Kingdom Financial Services and Markets Act 2000. In March 2008, the Sub-Adviser became registered with the Securities and Exchange Commission as a registered investment adviser. The Sub-Adviser advised approximately USD 994 million of net assets as of August 31, 2013.

The managing member of the Sub-Adviser is GML International Limited which was established in London in 1983 (the “Managing Member”). The Managing Member is owned by Stefan Pinter and Theodore Stohner, who are also members (in an individual capacity) in the Sub-Adviser. The Managing Member (which until the transfer of regulatory status in the UK from the Managing Member to the Sub-Adviser in July 2007, was authorized and regulated by the Financial Services Authority; the predecessor regulator to the FCA) is a private firm engaged in a broad range of investment banking activities and has historically been focused on the emerging countries of Eastern and Central Europe, Central Asia and the Middle East and Africa, although the firm has conducted business throughout the rest of the global emerging markets. The Managing Member maintains offices in Genoa in Italy, Kiev in the Ukraine, Moscow in the Russian Federation and in Tbilisi, Georgia.

PORTFOLIO MANAGERS

On behalf of the Manager, the following individuals have primary responsibility for supervising the Sub-Adviser’s management of the Fund.

PORTFOLIO MANAGER SUPERVISOR	SINCE	RECENT PROFESSIONAL EXPERIENCE

Garrett R. D’Alessandro, CFA	7/08*
Mr. D’Alessandro is Chief Executive Officer, President, and Co-Chief Investment Officer of City National Rochdale, LLC.

In addition to strategic management of the firm, Mr. D’Alessandro directs the portfolio management and investment research efforts and determines those companies that satisfy the firm’s investment criteria for inclusion in client portfolios. Prior to Rochdale, he was a Certified Public Accountant and an Audit Manager with KPMG Peat Marwick.

Mr. D’Alessandro received his M.B.A. in finance from the Stern School of Business at New York University. He holds the Chartered Financial Analyst designation and is a member of the New York Society of Security Analysts and the CFA Institute and is an Accredited Investment Fiduciary. Mr. D’Alessandro makes presentations on current investment issues to financial professionals throughout the country and has been featured in various media including CNBC, The Financial Network, Practical Accountant, and New Jersey CPA. Mr. D’Alessandro is an Ironman triathlete and supporter of numerous charitable and civic organizations.

PORTFOLIO MANAGER SUPERVISOR	SINCE	RECENT PROFESSIONAL EXPERIENCE

Bill Miller, CFA	5/13
Mr. Miller serves as Director of Opportunistic Income for City National Rochdale, LLC.

Mr. Miller is responsible for evaluating the relative attractiveness of various opportunistic income strategies used in client portfolios, recommending strategic and tactical allocations of opportunistic strategies to the Asset Allocation Committee, evaluating external manager offerings, and overseeing the strategy allocations within the Fixed Income Opportunities Fund. Mr. Miller also oversees the various investment grade taxable fixed income strategies.

Mr. Miller has acted as co-manager of City National Asset Management’s successful Multi Asset Portfolio (MAP) strategy. In addition, he is co-manager of the Corporate Bond Fund, Multi Asset Fund and Limited Maturity Fixed Income Fund for City National Rochdale Funds. Prior to joining City National, Mr. Miller managed over $1 billion in taxable and tax-free fixed income at Fiduciary Trust International of California. Mr. Miller also brings fund management experience from PIMCO.

Mr. Miller is a CFA charterholder and holds a degree in finance from California State University at Fullerton.

*	Although the Fund initially entered into an investment advisory agreement with the Manager in July 2008, it did not commence operations until August 1, 2012.

Garrett D’Alessandro also is a portfolio manager for two of the City National Rochdale Funds portfolios (approximately $969.4 million in assets as of June 1, 2013). Mr. D’Alessandro also is responsible for managing one hundred and twenty five other accounts with an aggregate total of approximately $237.8 million in assets as of June 1, 2013. Mr. D’Alessandro is not responsible for any other pooled investments. Mr. D’Alessandro receives an annual salary established by the Manager. Salary levels are based on the overall performance of the Manager and not on the investment performance of any particular Portfolio or account. Like the Manager’s other employees, Mr. D’Alessandro is eligible for a bonus annually. Such bonuses are also based on the performance of the Manager as a whole and not on the investment performance of any particular Portfolio or account.

Bill Miller also is a portfolio manager for six of the City National Rochdale Funds portfolios (approximately $5.32 billion in assets as of June 1, 2013). Mr. Miller is also responsible for managing one hundred and fifty-seven other accounts with an aggregate total of approximately $485.2 million in assets as of June 1, 2013. Mr. Miller is not responsible for any other pooled investments. Mr. Miller receives an annual salary established by the Manager. Salary levels are based on the overall performance of the Manager and not on the investment performance of any particular Portfolio or account. Like the Manager’s other employees, Mr. Miller is eligible for a bonus annually. Such bonuses are also based on the performance of the Manager as a whole and not on the investment performance of any particular Portfolio or account.

On behalf of the Sub-Adviser, the following individuals have primary responsibility for managing the Fund.

PORTFOLIO MANAGER	SINCE	RECENT PROFESSIONAL EXPERIENCE

Stefan Pinter	8/08*
Mr. Pinter is Chief Executive Officer and Chief Investment Officer of GML Capital LLP and is in charge of the firm’s overall investment management and investment advisory activities. Mr. Pinter is also responsible for the proprietary investment activities and overseas offices of GML International Limited, the Managing Member of GML Capital LLP. He is also a Director of Growth Management Funds ICC as well as its various feeder and holding funds for which GML Capital LLP acts as Fund Manager. He joined GML International Limited in 1990 and was a Founding Member of GML Capital LLP, which was formed in 2007.

Mr. Pinter began his career after university by spending three and a half years as an Associate in the International Corporate Finance Department of Kidder, Peabody & Co. Incorporated in New York. Whilst there, he executed numerous Euromarket financings on behalf of US and foreign issuers, which included convertible and equity-linked financings, fixed rate bonds and floating rate notes. He also structured various mortgage-backed financings which were privately-placed in Japan, and worked on a number of cross-border M&A transactions. This was followed by two and a half years trading the Eurobond syndicate book for Kidder, Peabody International Limited in London, where he priced and traded fixed, floating rate, and equity-linked new Eurobond issues.

An American by birth, Mr. Pinter received his Bachelor of Arts degree in Economics cum laude from Harvard University in 1983, and his studies included significant coursework in computer programming, which he also taught.

PORTFOLIO MANAGER	SINCE	RECENT PROFESSIONAL EXPERIENCE

Suresh Advani	8/08*
Mr. Advani joined GML International Limited in October 2005, is a Member of the Sub-Adviser and is responsible for developing the firm’s investment activities in the areas of structured trade, export and project related finance. He is a Director of Rochdale GML Trade Finance Income Fund Limited as well as other investment funds for which GML Capital LLP acts as Investment Manager.

He is designated as Portfolio Manager for the Fund and is responsible for overall portfolio composition and performance and reports to Mr. Pinter in this role.

Prior to joining the firm, Mr. Advani spent twenty-five years working in Investment Banking, Commercial Banking and Political and Trade Credit Insurance with employers including JP Morgan Chase (predecessor bank Chase Manhattan Bank), Dresdner Kleinwort Wasserstein, Jardine Lloyd Thompson and Exporters Insurance Company Limited.

Product responsibilities have included structured finance, project finance, export finance, structured trade finance, forfaiting, trade services, primary loan syndication and secondary loan sales, e-commerce and private equity/venture capital. He also has experience of various forms of financial risk insurance including insurance for political and credit risk as well as alternate risk transfer mechanisms.

He has worked on transactions and with clients in a diverse range of industry sectors such as telecoms, power, oil and gas, mining and metals, pulp and paper and soft commodities.

Mr. Advani has extensive experience in global emerging markets arising from a series of assignments in New York, London, Hong Kong and Singapore where he held regional management positions for Latin America, Eastern Europe, the former Soviet Union, Africa and the Middle East and then Asia.

Mr. Advani studied Philosophy, Politics and Economics at St. Edmund Hall, Oxford.

PORTFOLIO MANAGER	SINCE	RECENT PROFESSIONAL EXPERIENCE

Theodore Stohner	09/13
Mr. Stohner is a Founding Member of GML Capital LLP and acts as Lead Portfolio Manager for City National Rochdale Fixed Income Opportunities Fund and Growth Credit Fund IC, each focused on fixed income securities in global emerging markets. Mr. Pinter and Mr. Stohner control the Sub-Adviser and share senior management responsibilities for the firm. Mr. Stohner is a leading expert in Soviet-era trade indebtedness of the former USSR and well as Paris Club and London Club sovereign debt restructurings, and is a member of the Sub-Adviser’s Investment Committee. He joined GML International Limited in 1994.

After graduating Magna Cum Laude from The Wharton School, University of Pennsylvania with a degree in Economics, double majoring in Finance and Accounting, Mr Stohner moved to Moscow in 1993 and worked as an Associate for LTS Finance, trading and analysing the early financial instruments which began to appear following the break-up of the USSR. This laid the foundation for Mr. Stohner’s interest and expertise in securities issued by companies and governments in Central and Eastern Europe and the former USSR. Mr. Stohner was born in Pittsburgh, PA.

PORTFOLIO MANAGER	SINCE	RECENT PROFESSIONAL EXPERIENCE

Maxim Matveev, CFA	09/13
Mr. Matveev is a Portfolio Manager at GML Capital LLP specializing in emerging market credit including trade finance, with particular interests in distressed debt and special situations. Mr. Matveev first joined GML International Limited in 2000 for a year, and then re-joined the firm in 2005 to focus on portfolio management. He is a member of the Sub-Adviser’s Investment Committee.

After university Mr. Matveev began his career as an Equity Analyst at Hoodless Brennan & Partners PLC, London, writing research reports on UK small cap IPOs on the AIM and OFEX exchanges. During his four year hiatus from GML International Limited, he worked at Enron Credit in credit analysis and then as a proprietary credit trader for ABSA Bank (now Barclays Bank) trading low investment grade and unrated corporate bonds and other securitites

Russian by birth and raised in Egypt, Mr. Matveev speaks Russian and English fluently and basic German and Arabic. He studied at The American University in Cairo achieving a First Class degree in Business Administration and Arabic. He also holds a second undergraduate degree in Business Administration from Richmond, the American International University, an MSc in International Securities, Investment and Banking from the University of Reading, and an Executive MBA (Distinction) from Cass Business School, London.

*	Although the Manager and the Sub-Adviser initially entered into a sub advisory agreement in August 2008, the Fund did not commence operations until August 1, 2012.

Other Accounts Managed by the Portfolio Managers of the Sub-Adviser for the Fund.

The following table indicates the type (Registered Investment Company (“RIC”), Other Pooled Investments (“OPI”), and Other Accounts (“OA”)), number of accounts, and total assets of the accounts for which each Portfolio Manager of the Sub-Adviser had formal day-to-day responsibilities as of May 31, 2013. Please note that each Registered Investment Company and three Other Pooled Investments accounts are not subject to performance-based fees (*).

		No. of Accounts	Market Value
Stefan Pinter	RIC	1	$343,263,593
	performance fee*	N/A
	OPI*	2	$198,570,761
	performance fee*	Varied: 15-20% of returns over various hurdles with high watermarks and equalization.
	OA	0	$ 0
	performance fee*	-
Suresh Advani	RIC	0	$0
	performance fee*	N/A
	OPI*	4	$37,328,306
	performance fee*	N/A for 2 OPI’s; Varied: 10-20% of returns over various hurdles with high watermarks and equalization.

		No. of Accounts	Market Value
	OA	0	$ 0
	performance fee*	-
Theodore Stohner	RIC	1	$343,263,593
	performance fee*	N/A
	OPI*	1	$15,612,625
	performance fee*	15% of returns over hurdle with high watermarks and equalization.
	OA	0	$0
	performance fee*	-
Maxim Matveev	RIC	1	$343,263,593
	performance fee*	N/A
	OPI*	1	$15,612,625
	performance fee*	15% of returns over hurdle with high watermarks and equalization.
	OA	0	$0
	performance fee*	-

Holdings

None of the Sub-Adviser portfolio managers listed above own shares of the Fund.

Sub-Adviser Conflicts of Interest Disclosure

Where the Sub-Adviser has entered into an agreement that provides for payment of a performance fee to the Sub-Adviser, payment of that performance fee may lead the Sub-Adviser to recommend investments for a particular fund that are riskier than it would otherwise have made. This fee is calculated on unrealized and realized gains.

Other clients of the Sub-Adviser may have similar investment objectives to the objectives of one or more fund although the Sub-Adviser, in particular in relation to the allocation of investment opportunities, will at all times endeavor to act fairly towards each of the Sub-Adviser’s clients.

In addition the Sub-Adviser, and any person or company with whom they are affiliated or by whom they are employed may be involved in other financial, investment or other professional activities which may cause conflicts of interest with the fund.

Sub-Adviser Compensation Disclosure

All Members of the Sub-Adviser receive an allocation of the Sub-Adviser’s annual profit by virtue of their status as a member of the partnership. This allocation is split into monthly advances and an annual bonus. The overall allocation is based upon his or her contribution to the firm and is assessed by GML International Limited, the Managing Member of the Sub-Adviser. For investment professionals, such contribution is based on an appraisal of the underlying performance against investment objectives of the various funds for which the Member acts as a portfolio manager as well as underlying profit contribution of these funds to the overall annual profit of the firm. Individual Member’s compensation is principally cash based but as member of the partnership they each would be entitled to a share of the proceeds of any sale of the firm.

CODES OF ETHICS

The Fund, the Manager, the Sub-Adviser and the Sales Agent each has adopted a code of ethics as required by applicable law, which is designed to prevent affiliated persons of the Fund, the Manager, the Sub-Adviser and the Sales Agent from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund (which may also be held by persons subject to a code of ethics) (collectively, the “Code of Ethics”). There can be no assurance that the Code of Ethics will be effective in preventing such activities. Each Code of Ethics may be examined on the Internet from the SEC’s website at www.sec.gov. In addition, the Code of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Copies of the Code of Ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

The Manager’s and the Sub-Adviser’s Code of Ethics allow personnel to invest in securities for their own account, but require compliance with such Code of Ethics pre-clearance requirements and other restrictions including, disclosure of holdings and transaction reports, quarterly trading limits, “blackout periods” and minimum holding periods, subject to limited exceptions. The Manager’s Code of Ethics prohibits purchases of securities in initial public offerings (the prohibition is limited to U.S. public offerings) and requires prior approval for purchases of securities in private placements. The Sub-Adviser’s Code of Ethics requires prior approval for purchases of securities in initial public offerings or private placements. Performance Information Advertisements and sales literature relating to the Fund and reports to Shareholders may include quotations of investment performance. In these materials, the Fund’s performance will normally be portrayed as the net return to an investor in the Fund during each quarter of the period for which investment performance is being shown. Cumulative performance and year-to-date performance computed by aggregating quarterly return data may also be used. Investment returns will be reported on a net basis, after all fees and expenses. Other methods also may be used to portray the Fund’s investment performance.

The Fund’s performance results will vary from time to time, and past results are not necessarily indicative of future investment results.

Comparative performance information, as well as any published ratings, rankings and analyses, reports and articles discussing the Fund, may also be used to advertise or market the Fund, including data and materials prepared by recognized sources of such information. Such information may include comparisons of the Fund’s investment performance to the performance of recognized market indices and indices, including but not limited to the Standard & Poor’s 500, the Russell 2000, or other lesser known indices (including indices of other pooled investment vehicles investing in hedge funds and private equity venture and buyout funds), such as Hedge Fund Research Inc.’s HFRI Equity Hedge Index, or Venture Economics’ Private Equity Performance Index. Comparisons also may be made to economic and financial trends and data that may be relevant for investors to consider in determining whether to invest in the Fund.

FEES AND EXPENSES

INVESTMENT MANAGEMENT FEE SHARED BY THE MANAGER AND SUB-ADVISER

The Fund will pay the Manager an investment management fee at an annual rate of 0.70% of the Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases of Shares by the Fund. The investment management fee will accrue monthly and will be payable at the end of each quarter. The investment management fee will be an expense out of the Fund’s assets. Net assets means the total value of all assets under management of the Fund, less all accrued debts, liabilities, and obligations of the Fund, calculated before giving effect to any repurchase of Shares on the date of calculation.

Out of the 0.70% investment management fee (i) the Manager will retain 0.25% of the Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases by the Fund of Shares and (ii) 0.45% of the Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases by the Fund of Shares will be paid as a sub-investment advisory fee by the Manager to the Sub-Adviser. This fee will be paid to the Sub-Adviser out of the Manager’s assets.

ADMINISTRATIVE FEE

U.S. Bancorp Fund Services, LLC (the “Administrator”) acts as administrator for the Fund. The Administration Agreement provides that the Administrator will prepare and coordinate reports and other materials supplied to the Trustees; prepare and/or supervise the preparation and filing of all securities filings, periodic financial reports, prospectuses, statements of additional information, marketing materials, tax returns, Shareholder reports and other regulatory reports or filings required of the Fund; and will prepare all required filings necessary to maintain the Fund’s ability to sell Shares in all states where it intends to do business; coordinate the preparation, printing and mailing of all materials (e.g., annual reports) required to be sent to Shareholders; coordinate the preparation and payment of the Fund related expenses; monitor and oversee the activities of the Fund’s servicing agents (i.e., custodian, fund accountants, etc.); review and adjust as necessary the Fund’s daily expense accruals; maintain and preserve certain books and records; calculate the net asset value per Share of the Fund; and perform such additional services as may be agreed upon among the Fund and the Administrator.

The Administrator also serves as the Fund’s transfer, disbursing and Shareholder servicing agent pursuant to a transfer agent agreement (the “Transfer Agent Agreement “) with the Fund and has agreed to provide the following services, among others: maintain the register of Shareholders and enter on such register all issues, transfers, and repurchases of Shares for active and closed accounts according to the 1940 Act; assist the Fund’s accountants in the preparation of, and mail, tax forms; handle telephone calls and correspondence of Shareholders; control and reconcile Shares daily; mail and tabulate proxies for Shareholder meetings; mail offering memoranda or prospectuses; process payments; and confirm account activity.

The Fund will also pay the Administrator a fee at an annual rate equal to 0.08% of the first $150 million, 0.06% of the next $250 million and 0.04% of the balance over $400 million of the Fund’s month-end net assets, before giving effect to any repurchases by the Fund of Shares.

INVESTOR SERVICING ARRANGEMENTS

Under the terms of an investor servicing agreement between the Fund and the Sales Agent (the “Investor Servicing Agreement”), the Sales Agent is authorized to retain broker-dealers and certain financial advisers to provide ongoing investor services and account maintenance services to Shareholders that are their customers (“Investor Service Providers”). These services include, but are not limited to, handling Shareholder inquiries regarding the Fund (e.g., responding to questions concerning investments in the Fund, and reports and tax information provided by the Fund); assisting in the enhancement of relations and communications between Shareholders and the Fund; assisting in the establishment and maintenance of Shareholder accounts with the Fund; assisting in the maintenance of Fund records containing Shareholder information; and providing such other information and Shareholder liaison services as the Sales Agent may reasonably request. The Sales Agent may similarly provide such services to its own customers who are investors in the Fund. Under the Investor Servicing Agreement, the Fund will pay a fee to the Sales Agent to compensate it for providing such ongoing investor services to its customers and to reimburse it for payments made to Investor Service Providers. This fee will be accrued monthly and paid quarterly and will be in an amount equal to 0.20% (on an annualized basis) of the value of the Fund determined as of the last day of the calendar month (before any repurchases of Shares from Shareholders), provided that the portion of the fee that corresponds to the Shares of any Shareholders that receive services from an Investor Service Provider, will not exceed the lesser of: (i) 0.20% (on an annualized basis) of the value of the investments in the Fund made by such Shareholders, or (ii) the Sales Agent’s actual payments to the Investor Service Provider. The Sales Agent will be entitled to reimbursement under the Investor Servicing Agreement for any payments it may make to any affiliated Investor Service Providers.

LOAN SERVICING AGREEMENT

The Sub-Adviser also acts as the Fund’s loan servicing agent. Under the terms of the Loan Servicing Agreement among and between the Manager, the Fund and the Sub-Adviser (the “Loan Servicing Agreement”), the Sub-Adviser will communicate the details of all loan purchases and sales to the Administrator, reconcile the Fund’s cash accounts with the cash account records of the Custodian (as defined below) and provide such reconciliations to the Administrator, communicate with obligors in relation to their timely making of interest, principal and/or amortization payments in relation to loan assets owned by the Fund and in order to resolve wire transmission queries with respect of any such payments, notify the Manager following a failure of an obligor to make any scheduled payment, provide the Manager with reports in respect of loan servicing, act as the central point of contact for clarification queries from the Custodian and Administrator, and maintain an up-to-date “Sub-Adviser Portfolio Blotter” of all interest, principal and amortization payments in relation to loan assets owned by the Fund. For the avoidance of doubt, the Fund does not purchase, hold or participate in any loans or deals originated by the Sub-Adviser.

For its services provided under the Loan Servicing Agreement, the Fund will pay the Sub-Adviser the following fees: (a) an upfront, one time, set-up fee of $10,000 and (b) a monthly fee payable in arrears as the greater of (i) $2,291 or (ii) either (x) 0.00025% of the gross assets of the Fund if total gross assets are less than or (y) 0.000225% of the gross assets of the Fund if total gross assets are greater than $1 billion.

OTHER EXPENSES

The Fund pays its expenses, other than such expenses that the Manager assumes (pursuant to the Investment Management Agreement) or waives and/or reimburses (pursuant to the Manager’s agreement to waive and/or reimburse the Fund’s expenses). The expenses of the Fund include, but are not limited to, any fees and expenses in connection with the organization of the Fund, including any offering expenses; brokerage commissions; interest and fees on any borrowings by the Fund; fees and expenses of outside legal counsel (including fees and expenses associated with review of documentation for prospective investments by the Fund), including foreign legal counsel; independent auditors; fees and expenses in connection with repurchase offers and any repurchases of Shares; taxes and governmental fees (including tax preparation fees); custody fees; expenses of preparing, printing, and distributing offering memoranda or prospectuses, statements of additional information, and any other material (and any supplements or amendments thereto), reports, notices, other communications to Shareholders, and proxy material; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Shareholders’ meetings; expenses of corporate data processing and related services; Shareholder record keeping and Shareholder account services, fees, and disbursements; fees and expenses of the Trustees that the Manager, the Sales Agent, or their affiliates do not employ; insurance premiums; fees for Investor Services and extraordinary expenses such as litigation expenses. The Fund may need to sell its holdings to pay fees and expenses, which could cause the Fund to realize taxable gains.

U.S. Bank, N.A. (the “Custodian”), whose principal business address is P.O. Box 1118, Mail Location CN-OH-W6TC Cincinnati, Ohio 45201-1118, USA serves as the custodian of the Fund’s assets pursuant to a custodian services agreement with these entities, under which the Custodian, among other things: opens and maintains separate accounts in each entity’s name; makes cash payments from the accounts for purposes set forth in the agreement; holds securities in, or makes book entries in, accounts; releases and delivers or exchanges securities owned by each entity as set forth in the agreement; collects and receives for the account of each entity all income, property, and similar items; settles purchased securities upon receipt; and furnishes to each entity periodic and special reports, statements, and other information.

The Fund’s organizational and initial offering expenses are being borne by the Manager or an affiliate of the Manager on the following basis: the Fund’s combined total annual expenses are estimated to be 1.5% in the first year of operations and amounts in excess will be waived and/or reimbursed by the Manager or its affiliates in order not to exceed the 1.5% expense limit. To the extent that the Manager reimburses or absorbs fees and expenses, it may seek payment of such amounts for three years after the year in which the expenses were reimbursed or absorbed. The Fund will make no such payment, however, if its total annual operating expenses exceed the expense limit in effect at the time the expenses were reimbursed.

SALES EXPENSES

The Sales Agent bears all of its expenses of providing distribution services. The Fund will assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by the Sales Agent. The Fund will pay (or will enter into arrangements providing that others will pay), among other things: (i) all fees and expenses in connection with the registration of the Fund and the Shares under the United States securities laws (to the extent that Shares are registered) and the registration and qualification of Shares for sale in the various jurisdictions in which the Fund shall determine it advisable to qualify such Shares for sale; and (ii) the cost of preparing and printing of sufficient copies of the Fund’s Offering Memorandum and any other material (and any supplements or amendments thereto) for sales to existing Shareholders. Notwithstanding the foregoing, the Investors purchasing Shares in the Fund may be charged a sales load, as described below (see “Purchase of Shares - Sales Load”).

The Sales Agent may enter into related selling group agreements with various broker-dealers, including affiliates of the Sales Agent that provide placement services to investors. The Sales Agent also may provide placement services. The Sales Agent, the Manager, or their affiliates may pay from their own resources additional compensation to brokers and dealers in connection with the sale of the Shares or servicing of investors.

PORTFOLIO TRANSACTIONS

The Fund may incur expenses in connection with effecting its portfolio transactions. Portfolio transaction orders may be directed to any broker, including, to the extent and in the manner permitted by applicable law, the Sales Agent or its affiliates, and other affiliates of the Fund.

VOTING

Each Shareholder will have the right to cast a number of votes based on the number of such Shareholder’s Shares at any meeting of Shareholders called by the (i) Board or (ii) Shareholders holding at least a majority of the total number of votes eligible to be cast by all Shareholders. Shareholders will be entitled to vote on any matter on which Shareholders of a registered investment company organized as a limited liability company would be entitled to vote, including selection of Trustees and approval of the Investment Management and Sub-Investment Advisory Agreements. Except for the exercise of their voting privileges, Shareholders will not be entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

PROXY VOTING PROCEDURES

The Manager views the proxy voting process as an integral part of the relationship with the Fund. The Manager is also in a better position to monitor corporate actions, analyze proxy proposals, make voting decisions, and ensure that proxies are submitted promptly. Therefore, the Fund delegates its authority to vote proxies to the Manager, subject to the supervision of the Board. In turn, the Manager may pursuant to the Sub-Investment Advisory Agreement authorize the Sub-Adviser to handle such proxy voting. The Fund’s proxy voting polices are summarized below.

Policies of the Fund’s Manager

It is the Manager’s policy to vote, or delegate to the Sub-Adviser the authority to vote, all proxies received by the Fund in a timely manner. Upon receiving each proxy, the Manager will review the issues presented and make a decision to vote for, against or abstain on each of the issues presented in accordance with the proxy voting guidelines that it has adopted, unless the Manager has authorized the Sub-Adviser to handle such voting. When the Manager votes a proxy on behalf of the Fund, the Manager will consider information from a variety of sources in evaluating the issues presented in a proxy. The Manager generally supports policies, plans, and structures that it believes give quality management teams appropriate latitude to run the business in a way that is likely to maximize value for owners. Conversely, the Manager generally opposes proposals that clearly have the effect of restricting the ability of Shareholders to realize the full potential value of their investment.

Policies of the Sub-Adviser

The Sub-Adviser frequently participates, as discretionary investment manager to portfolios which are holders of bilateral, club and syndicated loans, in evaluating, and then agreeing or rejecting, in organized voting by participants in loan facilities, proposals for waivers, amendments and other changes to the terms of credit facilities. Typically this process involves the Sub-Adviser in its capacity as discretionary investment manager, agreeing or disagreeing with a request from a borrower (typically made via the loan’s Facility Agent/Security Agent) and then, if agreed, arranging for the portfolio or its custodian to enter into written amendments, supplements or modifications to the investment’s credit documents for the purpose of adding or deleting any provisions of the credit documents or changing in any manner the rights and/or obligations of all or any of the borrower, guarantor, security provider or obligor.

Where the Sub-Adviser acts as a non-discretionary investment adviser to a portfolio, the Sub-Adviser typically evaluates in detail the circumstances which require a vote of shareholders or lenders; however, the voting decision is approved by a third party with requisite authority (for example, the lead manager or the directors of a relevant fund/portfolio).

Each proposed waiver, amendment or change, and particularly each proposed restructuring/renegotiation is analyzed on its own merits and the Sub-Adviser as discretionary investment manager votes (or – as non-discretionary investment manager – recommends a voting course of action to a third party) with the sole intention to maximize portfolio value in accordance with the objectives of the particular investment mandate concerned.

Conflicts of Interest

The Manager’s and Sub-Adviser’s duty is to vote in the best interests of the Fund’s Shareholders.

The Sub-Adviser has adopted the following procedures in order to mitigate conflicts of interest risks:

1. Where relevant, business relationships with the company involved with that vote (an “Interested Company”) must be declared to the Sub-Adviser’s Compliance Officer and Risk Officer. Decisions concerning votes must be discussed in advance with the Compliance Officer and the Risk Officer (and ‘dissent procedures’ shall be invoked should either of these individuals disagree with the intended course of action).

2. Under no circumstances will a commitment be made to an Interested Company regarding any voting, or an indication made to an Interested Company on how such matters are likely to be voted, in advance of the actual vote.

3. Where a waiver, amendment or modification of a loan is proposed (that is the subject of a vote) and that loan is held in one or more portfolio(s) managed by an investment team within the Sub-Adviser (“Investment Team A”) and an associated security is held in one or more different portfolio(s) managed by a different investment team within the Sub-Adviser (“Investment Team B”), Investment Team A is prohibited from discussing the vote with Investment Team B (and vice versa).

4. Where a waiver, amendment or modification of a loan is proposed (that is the subject of a vote) and an associated security is held in one or more portfolio(s) managed by the same investment team within the Sub-Adviser, voting intentions for each portfolio must be discussed in advance with the Compliance Officer and the Risk Officer (and ‘dissent procedures’ shall be invoked should either of these individuals disagree with the intended course of action).

5. Where a conflict of interest arises, as detailed in 1-4 above, and the Sub-Adviser is recommending a voting course of action to a third party, the conflict must be disclosed to the third party at the time of making the recommendation.

If the Manager identifies a situation where there is a conflict of interest between the interests of the Manager and the interests of the Fund, the Manager will take one of the following steps to resolve the conflict, to the extent that the Manager has not delegated the authority to vote the proxy in question to Sub-Adviser:

1. If a proposal is addressed by the guidelines, the Manager will vote in accordance with the guidelines;

2. If the Manager believes it is in the best interest of the Fund to depart from the guidelines provided, the Manager will disclose the conflict to the relevant clients and obtain their consent to the proposed vote prior to voting the securities;

3. A client may direct the Manager in writing to forward all proxy matters in which the Manager has a conflict of interest regarding the securities to an identified independent third party for review and recommendation. The Manager will vote in accordance with the third party’s recommendations as long as they are received on a timely basis. If the third party’s recommendations are not received in a timely manner, the Manager will abstain from voting the securities.

More Information

The actual voting records relating to portfolio securities during the most recent 12-month period ended June 30 will be available without charge, upon request by calling toll-free, 1-800-209-1967 or by accessing the SEC’s website at www.sec.gov.

CONFLICTS OF INTEREST

THE MANAGER, SUB-ADVISER AND THEIR AFFILIATES

The Manager, Sub-Adviser and their affiliates and their directors, members, officers, employees or independent members of any committee of the Sub-Adviser (collectively, the “Advisory Affiliates”) carry on substantial investment activities for their own accounts and for, hedge funds, mutual funds, institutions, and individual clients (collectively, “Advisory Clients”). The Fund has no interest in these activities. The Manager, Sub-Adviser and their Advisory Affiliates will be engaged in substantial activities other than on behalf of the Fund and may have conflicts of interest (1) in allocating their time and activity between the Fund and such other activities and (2) in allocating investments among the Advisory Clients.

The Manager, the Sub-Adviser or another Advisory Affiliate may determine that an investment opportunity is appropriate for an Advisory Client or for itself, but the Manager or the Sub-Adviser may determine that such investment opportunity is not appropriate for the Fund. Situations also may arise in which Advisory Affiliates or Advisory Clients have made investments that would have been suitable for investment by the Fund but, for various reasons, were not pursued by, or available to, the Fund. The investment activities of the Advisory Affiliates may disadvantage the Fund in certain situations if, among other reasons, the investment activities limit the Fund’s ability to invest for the Fund in a particular investment vehicle or investment. In making investment decisions for the Fund, the Manager and the Sub-Adviser do not obtain or use material inside information acquired by any Advisory Affiliates in the course of purchasing such securities.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of October 1, 2013: 1,141,240 Shares were outstanding.

As of October 1, 2013: Fulton Quien Sabe Investments LP, with an address of 1601 W. Loop 289, Lubbock, TX 79416, owned approximately 8.24% of the outstanding Shares of the Fund.

As of October 1, 2013: no other person possessed sole or shared voting or investment power with respect to more than 5% of the outstanding Shares of the Fund.

PURCHASE OF SHARES

THE OFFERING

RIM Securities LLC, 570 Lexington Avenue, New York, New York 10022-6837, 1-800-245-9888 is the sales agent of the Shares pursuant to an agreement between the Fund and the Sales Agent. Both initial and additional purchases of Shares in the Fund may be accepted from investors at such times as the Board may determine on the terms set forth below. The Board may, in its discretion, suspend the offering of Shares at any time or permit purchases on a more frequent basis. The Board reserves the right to reject any purchase of Shares in the Fund. Initial and subsequent purchases generally will be accepted quarterly, and Shares will be offered at their net asset value per Share. See “Net Asset Valuation.” Investors purchasing Shares in the Fund may be charged a sales load, as described below. All purchases are subject to the receipt of cleared funds five business days prior to the acceptance date. Generally, the minimum initial purchase by each investor is $50,000 and the minimum additional investment is $25,000.

Except as otherwise permitted by the Board, initial and subsequent purchases of Shares must be by receipt of federal or other immediately available funds (“cleared funds”). Each initial or subsequent purchase of Shares will be payable in one installment and will be due at least five business days prior to the proposed acceptance of the purchase, although the Board may accept, in its discretion, purchases prior to its receipt of cleared funds.

During any continuous offering, Shares may be purchased only from the selected broker-dealers or through the Sales Agent. Any continuous offering, if commenced, may be discontinued at any time. By purchasing Shares of the Fund, each new Shareholder will be bound by all of the terms of the Trust Agreement. The Fund will have the sole right to accept orders to purchase Shares and reserves the right to reject any order in whole or in part.

Pending investment in the Fund, the proceeds of any offering (less any applicable sales loads) will be placed in a non-interest bearing custody account. The balance in the account will be invested pursuant to the Fund’s investment policies.

METHODS FOR PURCHASING SHARES

To make an investment in the Fund, contact the Sales Agent: RIM Securities LLC, 570 Lexington Avenue, New York, New York 10022-6837, 1-800-245-9888. Accounts may be opened only through the selected broker-dealers or through the Sales Agent. Customers of the Sales Agent or of broker-dealers that have entered into selling group agreements with the Sales Agent or its delegate may open an account and buy Shares by mailing a completed application, including complete wiring information, to: CITY NATIONAL ROCHDALE INTERNATIONAL TRADE FIXED INCOME FUND. Cash, checks, traveler’s checks, third party checks, or money orders will not be accepted. Shares are not available in certificated form.

Generally, the minimum initial purchase by each investor is $50,000 and the minimum additional investment is $25,000. Please note that broker-dealers may establish higher minimum investment requirements than the Fund, and may independently charge a Shareholder transaction fees and additional amounts (which may vary) in return for their services, which will reduce such Shareholder’s investment.

SALES LOAD

Investors purchasing Shares in the Fund may be charged a sales load of 1.50% of the amount of the investor’s subscription on subscriptions of less than $500,000 and 1.00% on subscriptions equal to or greater than $500,000. The sales load shall be subtracted from an investor’s subscription for Shares and shall not constitute an investment by such investor in the Fund. The Sales Agent may, at its discretion, waive the sales load for the purchase of Shares by or on behalf of: (i) purchasers for whom the Sales Agent, the Manager or the Sub-Adviser or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity; (ii) employees and retired employees (including spouses, children, and parents of employees and retired employees) of the Sales Agent, the Manager or the Sub-Adviser and any affiliates of the Sales Agent, the Manager or the Sub-Adviser; (iii) Trustees and retired Trustees of the Fund (including spouses and children of Trustees and retired Trustees) and any affiliates thereof; (iv) purchasers who use proceeds from an account for which the Sales Agent, the Manager or Sub-Adviser or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity, to purchase Shares of the Fund; (v) brokers, dealers, and agents who have a sales agreement with the Sales Agent, and their employees (and the immediate family members of such individuals); (vi) investment advisers or financial planners that have entered into an agreement with the Sales Agent and that purchase Shares of the Fund for (1) their own accounts or (2) the accounts of eligible clients and that charge a fee for their services; (vii) clients of such investment advisers or financial planners described in (vi) above who place trades for the clients’ own accounts if such accounts are linked to the master account of the investment adviser or financial planner on the books and records of a broker-dealer or agent that has entered into an agreement with the Sales Agent; and (viii) orders placed on behalf of other investment companies that the Sales Agent, the Manager, the Sub-Adviser or an affiliated company places. To receive a sales charge waiver in conjunction with any of the above categories, an investor must, at the time of purchase, give the Sales Agent sufficient information to permit the Sales Agent to confirm that the investor qualifies for such a waiver. Notwithstanding any waiver, investors remain subject to eligibility requirements set forth in this Offering Memorandum. The Fund will notify the Shareholders of any changes made by the Sales Agent in respect of the investors that are eligible for a waiver of the sales load.

MINIMUM INVESTMENT WAIVERS

The Sales Agent may, at its discretion, waive minimum investment requirements for the purchase of Shares of the Fund by or on behalf of: (i) purchasers for whom the Sales Agent or the Manager or the Sub-Adviser or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity; (ii) employees and retired employees (including spouses, children, and parents of employees and retired employees) of the Sales Agent or the Manager or the Sub-Adviser and any affiliates of the Sales Agent or the Manager or the Sub-Adviser; (iii) Trustees and retired Trustees of the Fund (including spouses and children of Trustees and retired Trustees) and any affiliates thereof; (iv) purchasers who use proceeds from an account for which the Sales Agent or the Manager or Sub-Adviser or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity, to purchase Shares of the Fund; (v) brokers, dealers, and agents who have a sales agreement with the Sales Agent, and their employees (and the immediate family members of such individuals); (vi) investment advisers or financial planners that have entered into an agreement with the Sales Agent and that purchase Shares of the Fund for (1) their own accounts or (2) the accounts of eligible clients and that charge a fee for their services; (vii) clients of such investment advisers or financial planners described in (vi) above who place trades for the clients’ own accounts if such accounts are linked to the master account of the investment adviser or financial planner on the books and records of a broker-dealer or agent that has entered into an agreement with the Sales Agent; and (viii) orders placed on behalf of other investment companies that the Sales Agent, the Manager, the Sub-Adviser or an affiliated company places. To receive a minimum investment waiver in conjunction with any of the above categories, Shareholders must, at the time of purchase, give the Sales Agent sufficient information to permit confirmation of qualification. Notwithstanding any waiver, investors remain subject to the eligibility requirements set forth in this Offering Memorandum.

NO RIGHT OF REDEMPTION

No Shareholder will have the right to require the Fund to redeem its Shares. No public market exists for the Shares, and none is expected to develop. Consequently, Shareholders will not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, as described below.

REPURCHASES OF SHARES

The Board of the Fund, from time to time and in its complete and absolute discretion may, but is not obligated to, determine to cause the Fund to offer to repurchase Shares from Shareholders, including the Manager and the Sub-Adviser, pursuant to written requests by Shareholders. In determining whether the Fund should offer to repurchase Shares from Shareholders pursuant to written requests, the Board will consider, among other things, the recommendation of the Manager upon consultation with the Sub-Adviser. The Board in its complete and absolute discretion determines the repurchase amount, and such repurchase amount may be a portion of the Fund’s outstanding Shares. The Board expects that it will attempt to conduct repurchase offers semi-annually (but is not obligated to do so) to permit the Fund to fulfill its present intentions regarding repurchase offers and expects, but is not obligated, to offer to repurchase Shares from Shareholders; provided, however a Shareholder may not tender his, her or its Shares to be repurchased on any day which occurs prior to the day immediately preceding the six-month anniversary of the purchase of such Shares. The Board of the Fund also will consider the following factors, among others, in making such determination as to whether to accept any request from a Shareholder for the Fund to repurchase Shares:

●	whether any Shareholders have requested that the Fund repurchase Shares;

●	the liquidity of the Fund’s assets;

●	the market price of the Fund’s assets relative to the Manager’s assessment of intrinsic value;

●	the investment plans and working capital requirements of the Fund;

●	the relative economies of scale with respect to the size of the Fund;

●	the history of the Fund in repurchasing Shares;

●	the economic condition of the securities markets; and

●	the anticipated tax consequences of any proposed repurchases of Shares.

The Board will determine that, in the event that the Fund offers to repurchase Shares, it will do so pursuant to written requests only on terms that the Board determines to be fair to the Fund and Shareholders. If the Board determines that the Fund will offer to repurchase Shares, 60 days’ written notice will be provided to Shareholders that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by the Fund (the “Repurchase Request Deadline”), and contains other information Shareholders should consider in deciding whether and how to participate in such repurchase opportunity, including a direction from the Fund that Shareholders state in their written requests that they are not prohibited from participating in the repurchase offer if it involves an in-kind distribution. The Repurchase Request Deadline will be a date set by the Board occurring within 30 days after the commencement date of the repurchase offer and such Repurchase Request Deadline may be extended by the Board in its absolute discretion. The Fund will not accept any repurchase request received by it or its designated agent after the Repurchase Request Deadline.

Promptly after the Repurchase Request Deadline, the Fund will give to each Shareholder whose Shares have been accepted for repurchase a payment consisting of: (i) cash or a Promissory Note (non-interest bearing and non-transferable) entitling the Shareholder to be paid an amount equal to such percentage of the estimated value of the repurchased Shares as may be determined by the Board as of the Repurchase Valuation Date (the “Initial Payment”); and, if determined to be appropriate by the Fund Board or if the Initial Payment is less than 100% of the estimated value of the repurchased Shares, (ii) a Promissory Note entitling the Shareholder to be paid an amount equal to the value, determined as of the Repurchase Valuation Date, of the repurchased Shares and based on the results of the annual audit of the Fund’s financial statements, i.e. the “Post-Audit Payment” as set forth below.

The Initial Payment may be in cash and equal to an amount up to 100% of the estimated value of the repurchased Shares, as of the effective date of repurchase (the “Repurchase Valuation Date”). The Repurchase Valuation Date is the last business day of the quarter in which the Repurchase Request Deadline occurs, which will be not more than 90 days after the Repurchase Request Deadline. The Initial Payment will be made as of a date within 30 days after the Repurchase Valuation Date.

In the event that it is determined to be appropriate by the Board or if the Initial Payment is less than 100% of the estimated value of the repurchased Shares, the second and final payment in respect of the Promissory Note (the “Post- Audit Payment”) will be in an amount equal to the excess, if any, of (1) the value of the repurchased Shares, determined as of the Repurchase Valuation Date and based upon the results of the annual audit of the Fund’s financial statements for the year in which the Repurchase Valuation Date occurs, over (2) the Initial Payment. The Manager anticipates that the annual audit of the Fund’s financial statements will be completed within 90 days after the end of each Fiscal Year and that the Post-Audit Payment will be made promptly after the completion of the audit.

A Shareholder whose Shares are accepted for repurchase bears the risk that the Fund’s net asset value may fluctuate significantly between the time that they submit their repurchase requests and the Repurchase Valuation Date. See “Net Asset Valuation” for more information about this risk of net asset value fluctuation. Under these procedures, Shareholders will have to decide whether to request that the Fund repurchase their Shares, without the benefit of having current information regarding the value of Shares on a date proximate to the Repurchase Valuation Date. In addition, there will be a substantial period of time between (a) the dates as of which Shareholders must submit a request to have their Shares repurchased and (b) the dates they can expect to receive payment for their Shares from the Fund. This period of time is intended, in part, to assist the Fund in paying the amounts due to Shareholders. The Fund’s schedule with respect to repurchases of Shares is based on operational considerations and various factors relating to the best interests of Shareholders, and to minimize the need for the Fund to maintain cash or borrow money to meet repurchase requests.

Payment by the Fund upon repurchase of Shares will be made in part or in whole in cash or securities of equivalent value. The Fund does not expect to distribute securities as payment for repurchased Shares except in unusual circumstances, such as in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Shareholders not requesting that their Shares be repurchased. An in-kind distribution may consist of securities that are not readily marketable and may be subject to restrictions on resale and the market risks described herein until converted into cash. Certain Shareholders receiving an in-kind distribution may be prohibited from receiving such a distribution. Shareholders receiving an in-kind distribution will incur costs, including commissions, in disposing of securities that they receive, and in the case of securities that are not readily marketable; Shareholders may not be able to sell the securities except at prices that are lower than those at which the securities were valued by the Fund or without substantial delay.

The Fund may suspend or postpone a repurchase offer in limited circumstances, and only by a vote of a majority of the Board, including a majority of the Independent Trustees. These circumstances may include the following:

●	a period during which the facts and circumstances create a situation that makes it imprudent for the Fund to dispose of securities it owns or to determine the value of the Fund’s net assets;

●	any other period that the SEC permits by order for the protection of Shareholders; or

●	any other unusual circumstances as the Board deems advisable for the Fund and its Shareholders.

If Shareholders request that the Fund repurchase a greater number of Shares than the repurchase offer amount as of the Repurchase Request Deadline, as determined by the Board in its complete and absolute discretion, the Fund may repurchase an additional amount of Shares not to exceed 2% of the Shares outstanding on the Repurchase Request Deadline. If the Board determines not to repurchase more than the repurchase offer amount or if Shareholders request that the Fund repurchase Shares in an amount exceeding the repurchase offer amount plus 2% of the Shares outstanding on the Repurchase Request Deadline, the Fund shall repurchase the Shares pursuant to repurchase requests on a pro rata basis, disregarding fractions, according to the number of Shares requested by each Shareholder to be repurchased as of the Repurchase Request Deadline.

Payment for repurchased Shares may require the Fund to liquidate portfolio holdings earlier than the Sub-Adviser otherwise would liquidate such holdings, potentially resulting in losses. The Fund may maintain cash or borrow money to meet repurchase requests, which would increase the Fund’s operating expenses and would impact the ability of the Fund to achieve its investment objective.

The repurchase of Shares is subject to regulatory requirements imposed by the SEC. The Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of these repurchase procedures is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate.

A Shareholder who tenders some but not all of the Shareholder’s Shares for repurchase will be required to maintain a minimum investment equal to $50,000 calculated based on the last net asset value per Share prior to the date of any request for repurchase. The Fund reserves the right to reduce the amount to be repurchased from a Shareholder so that the required investment is maintained.

MANDATORY REDEMPTIONS

In accordance with the terms and conditions of the Fund’s Trust Agreement, the Fund may cause a mandatory redemption of Shares of a Shareholder or any person acquiring Shares from or through a Shareholder if the Board or, on behalf of the Board, the Manager determines or has reason to believe that, among other things:

●	one or more Shares have been transferred, or the Shares have vested in any person, by operation of law as a result of the death, dissolution, bankruptcy, or incompetence of a Shareholder;

●
ownership of Shares by such Shareholder or other person will cause the Fund or the Manager or the Sub-Adviser to be in violation of law, rules or regulations, or subject the Fund or the Manager or the Sub-Adviser to additional registration or regulation under the securities, commodities, or other laws of the United States or any other relevant jurisdiction;

●
continued ownership of such Shares may be harmful or injurious to the business or reputation of the Fund or the Manager or the Sub-Adviser, or may subject the Fund or any Shareholders to an undue risk of adverse tax or other fiscal consequences;

●	any representation or warranty made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true; or

●	it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Shares.

An example of mandatory redemption situations is where Shares are transferred by operation of law to a person not in the Shareholder’s immediate family who is a world famous criminal.

TRANSFERS OF SHARES

A Shareholder may transfer his, her or its shares only with the prior written consent of the Board, which is not to be unreasonably withheld. Each transferring Shareholder and transferee agrees to pay all expenses, including, but not limited to, attorneys and accountants’ fees, incurred by the Fund in connection with the transfer. If a Shareholder transfers a Share with the approval of the Board, the Fund shall promptly take all necessary actions so that each transferee or successor to whom the Share is transferred is admitted to the Fund as a Shareholder. Notwithstanding the foregoing, with the consent of the Manager and subsequent ratification by the Board, the Sales Agent may broker transfers of Shares from one Shareholder to another existing Shareholder or from a Shareholder to a new investor.

By subscribing for a Share, each Shareholder agrees to indemnify and hold harmless the Fund, the Board, the Manager, the Sub-Adviser or each other Shareholder, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any misrepresentation made by that Shareholder in connection with any such transfer.

NET ASSET VALUATION

The Fund will compute net asset value as of the last business day of each month. In determining net asset value, the Fund will value investments as of such month-end. The net asset value of the Fund will equal the value of its total assets, less all of the liabilities, including accrued fees and expenses. The net asset value per Share of the Fund will equal the net asset value of the Fund divided by the number of its outstanding Shares. The Board will be responsible for ensuring that the valuation policies utilized by the Sub-Adviser under the supervision of the Manager are fair to the Fund and consistent with applicable regulatory guidelines.

Securities traded on one or more of the U.S. national securities exchanges, the Nasdaq Stock Market, or the OTC Bulletin Board will be valued at their last composite sale prices as reported at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined. Securities traded on a foreign securities exchange will generally be valued at their last sale prices on the exchange where such securities are primarily traded. If no sales of particular securities are reported on a particular day, the securities will be valued based on their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by the appropriate exchange, dealer, or pricing service. Redeemable securities issued by a registered open-end investment company will be valued at the investment company’s net asset value per share. Other securities for which market quotations are readily available will generally be valued at their bid prices, or ask prices in the case of securities held short, as obtained from the appropriate exchange, dealer, or pricing service. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith in accordance with procedures approved by the Board.

The Sub-Adviser will typically intend to hold investments in trade finance related securities to maturity and will base its estimation of fair value on this presumption. Where the Sub-Adviser decides not to hold the security to maturity the basis of its fair value estimates will differ. In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. When making a determination of the fair value of a trade finance related security, the Manager and Sub-Adviser will consider a variety of factors that will include but not be limited to: (1) the cost and/or repayment performance of the underlying trade finance security, (2) the last reported price at which the investment was traded, (3) information regarding the investment, issuer, its sector, country or region, (4) changes in financial conditions and business prospects disclosed in the issuer’s financial statements and other reports, (5) any publicly announced transaction involving the issuer, (6) comparisons to other investments or to financial indices that are correlated to the investment, (7) with respect to fixed income investment, changes in market yields and spreads, (8) other factors that might affect the investment’s value. The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Sub-Adviser and/or the Board will reevaluate its fair value methodology to determine, what, if any, adjustments should be made to the methodology.

Debt securities will be valued in accordance with the Fund’s valuation procedures, which generally relies on a third-party pricing system, agent, or dealer selected by the Sub-Adviser, which may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading. When appropriate the Manager and Sub-Adviser may determine a security’s fair value based on an assessment of multiple factors, including the value provided by an independent third party but which may not agree with the specific price from such third party providing such service. The Board will monitor periodically the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less, absent unusual circumstances, will be valued at amortized cost (or, if purchased at a discount, then at its accredited cost), so long as such valuations are determined by the Board in good faith to represent fair value.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States. Foreign exchange rates are also determined prior to such close. On occasion, the values of securities and exchange rates may be affected by events occurring during the period between the determination of such values or exchange rates and the determination of the net asset value of the Fund. When such events materially affect the values of securities held by the Fund or its liabilities, such securities and liabilities may be valued within a reasonable period of time at fair value as determined in good faith in accordance with procedures approved by the Board. Ordinarily, this period will be no longer than the time between successive month-end net asset value calculations. However, this period may be longer in certain situations described under this heading “Net Asset Valuation.”

The Manager, the Sub-Adviser or their affiliates act as investment adviser to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Manager, the Sub-Adviser or their affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund. Consequently, the fees charged to the Fund and other clients may be different, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Fund, including the Manager’s investment management fee and the costs of any borrowings, are accrued on a monthly basis on the day net asset value is calculated and taken into account for the purpose of determining net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund’s net assets if the judgments of the Board, the Manager or the Sub-Adviser should prove incorrect.

See “General Information – Duty of Care and Arbitration.”

SHARES

Shares shall be issued at the net asset value per Share as of the date of issuance. The net asset value of a Share will be determined by dividing the Fund’s aggregate net asset value by the number of Shares outstanding at the applicable date.

TAXATION OF THE FUND

IRS Circular 230 Notice

To ensure compliance with requirements imposed by IRS Circular 230, we inform you that (A) any discussion of federal income tax issues in this Offering Memorandum is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Code, (B) any such discussion herein is written in connection with the promotion or marketing (within the meaning of Circular 230) of the offering addressed herein, and (C) each prospective investor is advised to consult its own tax advisors concerning its particular circumstances.

The Fund intends to qualify annually as a regulated investment company under Subchapter M of the Code. Accordingly, the Fund generally will not be subject to U.S. federal income tax on income and gains that the Fund distributes to its Shareholders.

Distributions paid to Shareholders by the Fund from its net realized long-term capital gains, if any, that the Fund designates as capital gains dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long a Shareholder has held his, her or its Shares. All other dividends paid to a Shareholder by the Fund (including dividends from short-term capital gains) from its current or accumulated earnings and profits (“ordinary income dividends”) are generally subject to tax as ordinary income.

In general, the Fund does not expect that a significant portion of its ordinary income dividends will be treated as “qualified dividend income,” which is eligible for taxation at the rates applicable to long-term capital gains in the case of individual shareholders, or that a corporate shareholder will be able to claim a dividends received deduction with respect to any significant portion of Fund distributions.

Dividends and other taxable distributions are taxable to a Shareholder even if they are reinvested in additional Shares of the Fund. Dividends and other distributions paid by the Fund are generally treated as received by a Shareholder at the time the dividend or distribution is made. If, however, the Fund pays a Shareholder a dividend in January that was declared in the previous October, November or December and a Shareholder was the shareholder of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by such Shareholder on December 31 of the year in which the dividend was declared.

The price of Shares purchased at any time may reflect the amount of a forthcoming distribution. If a Shareholder purchases Shares just prior to a distribution, he or she will receive a distribution that will be taxable to him or her even though it represents in part a return of his, her or its invested capital.

The Fund will send each Shareholder information after the end of each year setting forth the amount and tax status of any distributions paid to such Shareholder by the Fund. Ordinary income dividends and capital gain dividends may also be subject to state and local taxes.

If a Shareholder sells or otherwise disposes of his, her or its Shares (including exchanging them for common shares of another fund), he, she or it will generally recognize a gain or loss in an amount equal to the difference between his, her or its tax basis in such Shares and the amount he received in exchange for such Shares. If a Shareholder holds his, her or its Shares as capital assets, any such gain or loss generally will be long-term capital gain or loss if he, she or it has held such Shares for more than one year at the time of sale. It is possible that, in connection with a Repurchase Offer, the proceeds received by a Shareholder who tenders less than all of his, her or its Shares may be subject to tax as ordinary income (rather than as capital gain or loss), without any offset for tax basis in the repurchased shares.

A tax exempt Shareholder would generally not generate unrelated business taxable income by investing in the Fund since the Fund is a corporation for U.S. federal income tax purposes, unless such tax exempt Shareholder uses leverage (i.e., borrows money) to buy its shares.

The Fund may be required to withhold, for U.S. federal backup withholding tax purposes, a portion of the dividends, distributions and redemption proceeds payable to a Shareholder who fails to provide the Fund (or its agent) with the Shareholder’s correct taxpayer identification number (in the case of an individual, generally, such individual’s social security number) or to make the required certification, or who has been notified by the Internal Revenue Service (the “IRS”) that such Shareholder is subject to backup withholding. Certain Shareholders are exempt from backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against a Shareholder’s U.S. federal income tax liability, if any, provided that such Shareholder furnish the required information to the IRS.

The foregoing is a general summary of the provisions of the Code and the Treasury Regulations in effect as they directly govern the taxation of the Fund and holders of Shares. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. Ordinary income and capital gain dividends may also be subject to state and local taxes. Certain states exempt from state income taxation dividends paid by regulated investment companies that are derived from interest on U.S. government obligations. State law varies as to whether dividend income attributable to U.S. government obligations is exempt from state income tax. Shareholders are urged to consult their tax advisors regarding specific questions as to U.S. federal, foreign, state, local income or other taxes.

PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR FURTHER INFORMATION ABOUT THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF SHARES.

INVESTOR SUITABILITY

An investment in the Fund involves a considerable amount of risk. It is possible that Shareholders may lose some or all of their money. Before making an investment decision, among other things, a prospective investor should: (i) consider the suitability of the investment with respect to his, her or its investment objectives and personal situation; and (ii) consider other factors including his, her or its personal net worth, income, age, risk tolerance, tax situation, and liquidity needs. An investment in the Fund is unlikely to be suitable for charitable remainder trusts and may also be the only money that a Shareholder can afford to lose, and a prospective investor should not invest money in the Fund to which he will need access in the short-term or on a frequent basis. In addition, a prospective Shareholder should be aware of how the Fund’s investment strategies fit into his, her or its overall investment portfolio because the Fund is not designed to be, by itself, a well-balanced investment for a particular investor.

Shares are being offered exclusively to institutional and individual investors who qualify as “accredited investors” (within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended).

GENERAL INFORMATION

DESCRIPTION OF THE FUND

The Fund is registered under the 1940 Act as a closed-end, non-diversified, management investment company. The Fund was established as a statutory trust under the laws of the State of Delaware on May 29, 2008, but did not commence operations until August 1, 2012. The Fund’s office is located at 570 Lexington Avenue, New York, New York 10022-6837

The Fund’s Offering Memorandum is available upon request and without charge by writing to or calling: RIM Securities LLC, 570 Lexington Avenue, New York, New York 10022-6837, 1-800-245-9888. The telephone number of the Fund also is 1-800-245-9888.

The Fund’s fiscal year ends on June 30.

ADDITIONAL INFORMATION AND SUMMARY OF THE TRUST AGREEMENT

An investor in the Fund will be a Shareholder of the Fund and his, her or its rights in the Fund will be established and governed by the Trust Agreement. An investor and his, her or its advisers should carefully review the Trust Agreement, as each Shareholder will agree to be bound by its terms and conditions. The following is a summary description of additional items and of select provisions of the Trust Agreement that may not be described elsewhere in this Offering Memorandum. The description of such items and provisions is not definitive and reference should be made to the complete text of the Trust Agreement.

SHARES; SHAREHOLDERS

Persons who purchase Shares will be Shareholders of the Fund. The Manager, the Sub-Adviser and affiliates may invest in the Fund, and to that extent will be Shareholders of the Fund. The Manager, the Sub-Adviser and affiliates may, but are under no obligation to invest in the Fund, and may subscribe for Shares or have their Shares repurchased by the Fund without notice to Shareholders. Any purchase or repurchase of Fund Shares by the Manager, the Sub-Adviser or affiliates will occur only on the Fund’s terms and conditions as set forth in this Offering Memorandum.

In addition, the Fund reserves the right to issue additional classes of Shares in the future subject to fees, charges, repurchase rights, and other characteristics different from those of the Shares offered in this Offering Memorandum.

Persons to whom Shares are transferred will be Shareholders of the Fund, subject to such person meeting any transferability requirements. The Shares are subject to substantial restrictions on transferability and resale. By subscribing for a Share, each Shareholder agrees to indemnify and hold harmless the Fund, the Board, the Manager, the Sub-Adviser, each other Shareholder, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any misrepresentation made by that Shareholder in connection with any such transfer.

LIABILITY OF SHAREHOLDERS

Under the Trust Agreement, to the fullest extent permitted under applicable law, a Shareholder shall not be liable for the Fund’s debts, obligations, or liabilities in any amount in excess of the account balance of such Shareholder. A Shareholder, in the sole discretion of the Board, may be obligated to return to the Fund amounts distributed to the Shareholder in accordance with the Trust Agreement in certain circumstances where after giving effect to the distribution, certain liabilities of the Fund exceed the fair market value of the Fund’s assets.

DUTY OF CARE AND ARBITRATION

The Trust Agreement provides that the Board, the Manager (including certain of its affiliates, among others) and the Sub-Adviser shall not be liable to the Fund or any of the Shareholders for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law. The Trust Agreement also contains provisions for the indemnification, to the extent permitted by law, of the Board and the Manager (including certain of its affiliates, among others) by the Fund (but not by the Shareholders individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund. None of these persons shall be personally liable to any Shareholder for the repayment of any positive balance in the Shareholder’s account or for contributions by the Shareholder to the capital of the Fund or by reason of any change in the federal or state income tax laws applicable to the Fund or its investors. The rights of indemnification and exculpation provided under the Trust Agreement shall not be construed so as to limit liability or provide for indemnification of the Board and the Manager (including certain of its affiliates, among others) for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Trust Agreement to the fullest extent permitted by law.

Under the Trust Agreement, unless otherwise agreed in writing, each Shareholder agrees to submit all controversies arising between or among Shareholders or one or more Shareholders and the Fund in connection with the Fund or its businesses or concerning any transaction, dispute, or the construction, performance, or breach of the Trust Agreement or any other agreement, whether entered into prior to, on, or subsequent to the date of the Trust Agreement, to final arbitration and to waive the Shareholder’s rights to seek remedies in court.

AMENDMENT OF THE TRUST AGREEMENT

The Trust Agreement may generally be amended, in whole or in part, with the approval of the Board (including a majority of the Independent Trustees, if required by the 1940 Act) and without the approval of the Shareholders unless the approval of Shareholders is required by the 1940 Act. However, certain amendments to the Trust Agreement involving accounts and allocations thereto may not be made without the written consent of any Shareholder adversely affected thereby or unless each Shareholder has received written notice of the amendment and any Shareholder objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to have all of its Shares repurchased by the Fund.

TERM, DISSOLUTION, AND LIQUIDATION

The Fund shall be dissolved:

●	upon the affirmative vote to dissolve the Fund by: (i) the Board; or (ii) Shareholders holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Shareholders;

●
if any Shareholder that has submitted a written request, in accordance with the terms of the Trust Agreement, to tender all of such Shareholder’s Shares for repurchase by the Fund has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period), provided, however, that a Shareholder who intends to cause the Fund to be dissolved must so indicate in a separate written request submitted within the applicable two-year period;

●	as required by operation of law; or

●	as set forth in the Trust Agreement.

Upon the occurrence of any event of dissolution, the Board or the Manager, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint the Manager to act as liquidator or is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets.

Upon the liquidation of the Fund, its assets will be distributed: (i) first to satisfy the debts, liabilities, and obligations of the Fund (other than debts to Shareholders) including actual or anticipated liquidation expenses; (ii) next to repay debts owing to the Shareholders; and (iii) finally to the Shareholders proportionately in accordance with their pro rata investment in the Fund. Assets may be distributed in kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Shareholders in facilitating an orderly liquidation.

REPORTS TO SHAREHOLDERS

The Fund will furnish to Shareholders as soon as practicable after the end of each taxable year such information as is necessary for them to complete federal and state income tax or information returns, along with any other tax information required by law. The Fund is required to mail its Form 1099 to Shareholders by January 31. The Fund anticipates sending to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

Shareholders will receive the estimated monthly net asset value of a Share free of charge.

FISCAL YEAR

For accounting purposes, the Fund’s fiscal year is the 12-month period ending on June 30. Effective on or about July 1, 2013, the 12-month period ending June 30 of each year will be the taxable year of the Fund.

ACCOUNTANTS AND LEGAL COUNSEL

The Board has selected PKF O’Connor Davies, a division of O’Connor Davies, LLP, as the independent registered public accountants of the Fund. The business address of PKF O’Connor Davies, a division of O’Connor Davies, LLP, is 29 Broadway, New York, NY 10006.

The law firm of Bingham McCutchen LLP, One Federal Street, Boston, MA 02110, serves as legal counsel to the Fund.

PRIVACY NOTICE

The Fund may collect non-public personal information about Shareholders from the following sources:

●	Information the Fund receives about Shareholders on applications or other forms;

●	Information that Shareholders give us orally; and

●	Information about Shareholders’ transactions with the Fund.

The Fund does not disclose any non-public personal information about our Shareholders or former Shareholders without the Shareholder’s authorization, except as required by law or in response to inquiries from governmental authorities. We restrict access to Shareholders’ personal and account information to those employees who need to know that information to provide products and services to Shareholders. We also may disclose that information to non-affiliated third parties (such as to brokers or custodians) only as permitted by law and only as needed for us to provide agreed services to Shareholders. We maintain physical, electronic and procedural safeguards to guard Shareholders’ non-public personal information.

If a Shareholder holds Shares of the Fund through a financial intermediary, such as a broker-dealer, bank, or trust company, the privacy policy of such Shareholder’s financial intermediary would govern how his, her or its nonpublic personal information would be shared with unaffiliated third parties.

LEGAL PROCEEDINGS

There are no legal proceedings to which the Fund is subject or might reasonably be expected to be subject, as of the date of this Offering Memorandum.

The Rochdale International Trade Fixed Income Fund (RITFI)
Annual Report

June 30, 2013

Dear Fellow Shareholders,

Since the launch of the Rochdale International Trade Fixed Income Fund (“RITFI” or the “Fund”) on August 1, 2012, we have been pleased with the investment process of this unique opportunity.  During the first half of 2013 we have seen interest rates rise sharply.  Ten-year U.S. Treasury Notes began the year with a yield of 1.99% and finished the first half with a yield of 2.59%.  This rise in interest rates impacted certain fixed income markets very negatively.  This strategy is designed to reduce interest rate risk for income based investors, and this period of time illustrates one point of how it can benefit investors.

The Fund invests in a diverse selection of trade finance, structured trade finance, export finance and project finance debt obligations of companies, banks and sovereign entities located and/or active in the global emerging and frontier markets.  Our goal is to provide attractive returns, low volatility, and low correlation to the equity and fixed income market.  For investors, we believe the benefit of RITFI lies in the value of having access to an asset class with low expected economic risk that brings interest rate and geographical diversification to a traditional fixed income portfolio while seeking to protect the overall portfolio during global equity market declines.  RITFI invests in short term floating rate securities, which generate income from trade finance loans.  This is a relatively attractive investment for clients seeking higher yields versus the current low interest rate environment currently in U.S. fixed income markets.  The floating rate component helps to mitigate potential rises in interest rates since most loans are quoted as a percentage greater than US$ LIBOR.

As of June 30, 2013, the total return for the year is +1.07%.  This specific strategy launched in August 2012, and the cumulative return net of fees since launch is +2.07%.  Annualizing these returns, we are slightly under our expected net target of 3-6 month $US LIBOR, however it has complimented fixed income that has a greater sensitivity to rising interest rates over the past year. As of June 30, 2013, cash in the Fund is 13%, in line with the target of 10-20% due to continually maturing loans.

Since originating the Fund, we have been disciplined in our selection process and are pleased to report the estimated yield to maturity of the invested loans is now approximately 5.05%.  Moreover, in accordance with our objective of protecting capital from potential rising interest rates by investing in short duration securities, the average life of the loans is 1.25 years.  At this point we are confident in the marks on the loans

570 Lexington Ave. New York, NY 10022   |   800-245-9888   |   www.rochdale.com   |   info@rochdale.com

SAN FRANCISCO     |     ORLANDO     |     DALLAS    |     RICHMOND

and all loans are marked at 90% or greater than the final maturity value.  Collectively, the loans make up a diverse portfolio of holdings, with many different countries represented as an approximate percentage of total net assets, such as Mongolia (10%), Angola (10%), Kazakhstan (6%), Brazil (6%), Russia (6%), India (5%), and Jamaica (4%).

Going forward, as we continue to build up the portfolio of loans, we will seek to meet our long-term, net return target of 2.75% to 3.50% above 3 to 6 month US$ LIBOR.  Moreover, with potentially high financial market volatility, and uncertainty of interest rates, we believe the low correlated nature of RITFI will continue to provide significant diversification benefits and help improve the risk/return profile of overall shareholder portfolios.

Sincerely,

Garrett R. D’Alessandro, CFA, CAIA, AIF
Chief Executive Officer & President
Rochdale Investment Management LLC

Important Disclosures

Investment products are not bank deposits or obligations of or guaranteed by City National Bank or any subsidiary or affiliate and are not insured by the FDIC, they involve risk, including the possible loss of principal.

Performance quoted represents past performance and is unaudited. Past performance does not guarantee future results. The investment return and principal value of an investment will fluctuate, so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted. The most recent month-end performance can be obtained by calling 800-245-9800.

An investor should consider carefully the Fund’s investment objectives, risks, charges, and expenses.  The Private Offering Memorandum contains this and other important information about the investment company, and it may be obtained by calling 800-245-9800.  Please read it carefully before investing.  RIM Securities LLC, the affiliated broker dealer for Rochdale Investment Management LLC and the Distributor of the Fund, 570 Lexington Avenue, New York, NY 10022.

This publication is for informational purposes only and is being furnished on a confidential basis to a limited number of prospective investors. This publication is not intended to be a solicitation, offering, or recommendation to buy any security of Rochdale Investment Management or its affiliates or subsidiaries or otherwise. Any such offering may be made only by means of a Private

570 Lexington Ave. New York, NY 10022   |   800-245-9888   |   www.rochdale.com   |   info@rochdale.com

SAN FRANCISCO     |     ORLANDO     |     DALLAS    |     RICHMOND

Offering Memorandum to be furnished to qualified prospective investors at a later date and any conflicting information contained herein will be superseded in its entirety by such Private Offering Memorandum. Investors should review the Private Offering Memorandum (including, without limitation, the information therein as to the conflicts and risks) prior to making an investment decision. The information contained herein is confidential and may not be reproduced in whole or part or distributed to third parties. None of Rochdale Investment Management LLC, or its affiliates or subsidiaries, are authorized to make representations with respect to the  treatment of an investment from an investor's perspective. Investors must rely upon their own examination of the terms of any offering and upon their own representatives and professional advisors, which may include legal counsel and accountants as to the accounting and tax treatment, suitability for such investor, and the legal and other aspects of an investment in the product.

The views and opinions expressed in this report are through the end of the period, as stated on the cover of this report. They are subject to change at any time based on a variety of factors. As such, they are not guarantees of future performance or investment results and should not be taken as investment advice. The risks of investing in the Rochdale Funds vary from fund to fund; to see the risks of investing in an individual fund, please refer to the latest prospectus.

The Rochdale International Trade Fixed Income Fund (“RITFI” or the “Fund”) is considered a long term investment with limited liquidity and should not be invested in by investors whose objectives conflict with these characteristics. The limited liquidity of the Fund, due to the absence of a public market and a current investor’s limited transfer options to other investors, results in the lack of available market prices during the life of the Fund. Valuation will be provided as detailed in the Prospectus and may be inaccurate and may also affect the value and expenses of the Fund.

RITFI invests in trade finance related securities, specifically structured trade finance, project finance or export finance and assumes the credit risk associated with these securities. The Fund is non-diversified and therefore more susceptible than a diversified fund to any single economic, financial, legal, political or regulatory occurrence that may affect the particular market, sector or industry in which the fund has a concentrated investment. A non diversified portfolio may generate more volatility, short sales or utilization of leverage may increase this volatility and potential for loss. Investors should be aware that there are risks associated specifically with emerging markets such as regulatory and reporting standards that may be less stringent, additional taxes and legal infrastructures that may provide less protection. Investing in international markets carries risks such as currency fluctuation, regulatory risks, economic and political instability. Additionally, there may be event risks resulting from fraud and negligence as well as credit risk resulting from an issuer defaulting in payments.

Alternative investments are speculative and entail substantial risks. There is no guarantee investment objectives will be met.

Certain information may be based on information received from sources Rochdale Investment Management considers reliable; Rochdale Investment Management does not represent that such information is accurate or complete. Certain statements contained herein may constitute “projections,” “forecasts” and other “forward-looking statements” which do not reflect actual

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results and are based primarily upon applying retroactively a hypothetical set of assumptions to certain historical financial information. Any opinions, projections, forecasts and forward-looking statements presented herein are valid only as of the date of this document and are subject to change.

You cannot invest directly in an index. Index returns do not include a deduction for fees or expenses. The mention of a security should not be considered a recommendation to buy or a solicitation to sell a security.

Rochdale Investment Management LLC will serve as the investment manager for the assets of the Rochdale International Trade Fixed Income Fund. As such, Rochdale is solely responsible for all activities involving the promotion, presentation and sale as well as the determination of client suitability and certification that investors meet the standards necessary to invest. This is not the responsibility of any broker or other party who mutually services an investor with this product.

570 Lexington Ave. New York, NY 10022   |   800-245-9888   |   www.rochdale.com   |   info@rochdale.com

SAN FRANCISCO     |     ORLANDO     |     DALLAS    |     RICHMOND

Rochdale International Trade Fixed Income Fund

Financial Statements

June 30, 2013

Rochdale International Trade Fixed Income Fund

June 30, 2013

Page
Report of Independent Registered Public Accounting Firm
1
Financial Statements
Statement of Assets and Liabilities	2
Statement of Operations	3
Statement of Changes in Net Assets	4
Statement of Cash Flows	5
Schedule of Investments	6-9
Notes to Financial Statements	10-22
Financial Highlights	23

Trustee and Officer Information
Approval of Sub-Investment Advisory Agreement
Additional Information

Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees of
Rochdale International Trade Fixed Income Fund

We  have  audited  the  accompanying  statement  of  assets  and  liabilities  of  Rochdale International Trade Fixed Income Fund (the “Fund”), including the schedule of investments, as of June 30, 2013, and the related statements of operations, changes in net assets and cash flows and financial highlights for the period August 1, 2012 (commencement of operations) to June 30, 2013.  These financial statements and financial highlights are the responsibility of the Fund's Management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of June 30, 2013, by correspondence with the custodian.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Rochdale International Trade Fixed Income Fund as of June 30, 2013 and the results of its operations, its changes in net assets, its cash flows and its financial highlights for the period August 1, 2012 (commencement of operations) to June 30, 2013, in conformity with accounting principles generally accepted in the United States of America.

New York, New York
August 27, 2013

PKF O’CONNOR DAVIES, a division of O’CONNOR DAVIES, LLP
29 Broadway, New York, NY 10006  I  Tel: 212.867.8000  I  Fax: 212.687.4346  I  www.odpkf.com

O’Connor Davies, LLP is a member firm of the PKF International Limited network of legally independent firms and does not accept any responsibility or liability for the actions or inactions on the part of any other individual member firm or firms.

Rochdale International Trade Fixed Income Fund

Statement of Assets and Liabilities

June 30, 2013

ASSETS
Investments in securities, at fair value (cost $30,415,293)	$30,239,216
Cash and cash equivalents	118,305
Interest receivable	147,987
Deferred offering costs	6,619
Other assets	3,130

Total Assets	30,515,257

LIABILITIES
Payable for investments purchased	994,000
Payable for fund shares redeemed	1,440,000
Subscriptions received in advance	765,000
Payable to adviser	10,978
Accrued professional fees	39,917
Accrued loan servicing fees	13,750
Investor servicing fee payable	13,141
Accrued expenses and other liabilities	27,866

Total Liabilities	3,304,652

NET ASSETS	$27,210,605

Shares outstanding
(Unlimited number of shares authorized, no par value)	1,071,537

Net asset value per share (net assets/shares outstanding)	$25.39

COMPONENTS OF NET ASSETS
Paid in capital	$26,837,738
Undistributed net investment income	456,016
Accumulated net realized gain on investments	92,928
Net unrealized depreciation on investments	(176,077)
Total Net Assets	$27,210,605

The accompanying notes are an integral part of these financial statements.

2

Rochdale International Trade Fixed Income Fund

Statement of Operations

Period August 1, 2012 (commencement of operations) to June 30, 2013

INVESTMENT INCOME
Interest income	$849,822
Bank loan fee income	20,494

Investment Income	870,316

EXPENSES
Management fees	144,921
Professional fees	91,706
Deferred offering costs	72,808
Investor servicing fees	41,406
Fund administration fees	37,972
Fund accounting fees	36,721
Loan servicing fees	34,375
Transfer agent fees	24,667
Custody fees	17,100
Registration expense	16,216
Transfer fees	14,542
Trustee fees	11,694
Insurance expense	4,477
Other expenses	4,572

Total Expenses	553,177
Less: expenses waived and reimbursed	(242,632)

Net Expenses	310,545

Net Investment Income	559,771

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain on investments	99,790
Net change in unrealized appreciation/depreciation on investments	(176,077)

Net Realized and Unrealized Loss on Investments	(76,287)

Net Increase in Net Assets Resulting from Operations	$483,484

The accompanying notes are an integral part of these financial statements.

3

Rochdale International Trade Fixed Income Fund

Statement of Changes in Net Assets

Period August 1, 2012 (commencement of operations) to June 30, 2013

FROM OPERATIONS
Net investment income	$559,771
Net realized gain on investments	99,790
Net change in unrealized appreciation/depreciation on investments	(176,077)

Net Increase in Net Assets Resulting from Operations	483,484

DISTRIBUTIONS TO SHAREHOLDERS
From net investment income	(103,755)
From net realized gain	(6,862)

Total Distributions to Shareholders	(110,617)

INCREASE FROM TRANSACTIONS IN NET ASSETS
Proceeds from sales of shares	26,786,955
Reinvestment of distributions	7,825
Cost of redemptions of shares	(7,042)

Net Increase from Transactions in Net Assets	26,787,738

Total Increase in Net Assets	27,160,605

NET ASSETS
Beginning of period	50,000

End of period	$27,210,605

Undistributed net investment income	$456,016

CHANGE IN SHARES
Shares sold	1,145,833
Shares issued on reinvestment of distributions	311
Shares redeemed	(76,607)
Net increase	1,069,537

Shares outstanding, beginning of period	2,000
Shares outstanding, end of period	1,071,537

The accompanying notes are an integral part of these financial statements.

4

Rochdale International Trade Fixed Income Fund

Statement of Cash Flows

Period August 1, 2012 (commencement of operations) to June 30, 2013

CASH FLOW FROM OPERATING ACTIVITIES
Net increase in net assets resulting from operations	$483,484
Adjustments to reconcile net increase in net assets
resulting from operations to net cash used in operating activities:
Purchases of investments	(31,394,443)
Sales of investments	6,950,170
Purchases of money market fund	(13,782,469)
Sales of money market fund	7,968,829
Net realized gain on investments	(99,790)
Net change in unrealized appreciation/depreciation on investments	176,077
Net discount accretion on investments	(57,590)
Change in Operating Assets and Liabilities:
Interest receivable	(147,987)
Deferred offering costs	(6,619)
Prepaid expenses	(3,130)
Payable for investments purchased	994,000
Payable for fund shares redeemed	1,440,000
Subscriptions received in advance	765,000
Payable to adviser	10,978
Accrued professional fees	39,917
Accrued loan servicing fees	13,750
Investor servicing fee payable	13,141
Accrued expenses and other liabilities	27,866

Net cash used in operating activities	(26,608,816)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of shares	26,786,955
Distributions paid to shareholders	(102,792)
Cost of redemptions of shares	(7,042)

Net cash from financing activities	26,677,121

Net change in cash and cash equivalents	68,305

CASH AND CASH EQUIVALENTS
Beginning of period	50,000

End of period	$118,305

The accompanying notes are an integral part of these financial statements.

5

	Rochdale International Trade Fixed Income Fund

	Schedule of Investments

	June 30, 2013

Principal		Percentage of	Coupon		Maturity
Amount	Long-Term Investments:	Net Assets	Rate (a)		Date	Market Value

	Asset Backed Securities:
	Hong Kong
$1,000,000	Sea Lane Series 2011-1A - Class A (Acquired 11/02/2012, Aggregate Cost $1,044,550)(b)(c)	3.79%	14.29%		02/12/2016	$1,032,710

	Turkey
317,647	Yapi DPR Finance Co. Series 2010-1 - Class A	1.14	0.91		11/21/2014	310,205

	Total Asset Backed Securities (Cost $1,344,511)	4.93				1,342,915

	Corporate Bank Loans:
	Angola
1,000,000	Ministry of Finance of the Republic of Angola	3.65	5.94		02/24/2018	993,000
1,000,000	Sonangol Finance Ltd.	3.65	0.00	(d)	06/30/2017	994,000
666,667	TAAG Linhas Aereas de Angola	2.45	6.27		06/01/2016	667,000

	Azerbaijan
779,487	Azerbaijan Railways	2.81	4.20		01/09/2015	763,898

	Brazil
750,000	Amaggi Exportacao Importacao Ltd.	2.71	2.96		08/29/2014	736,875
1,000,000	Bahia Speciality Cellulose S.A.	3.68	4.15		02/02/2018	1,001,500

	Colombia
113,636	Tuscany International Drilling Inc.	3.57	7.77		09/14/2017	971,727

	Ghana
933,333	Kosmos	2.18	3.45		06/15/2018	594,000

	India
850,000	Alok Singapore Pte Ltd.	3.12	4.20		03/15/2014	848,300
500,000	Bajaj Hindusthan Sugar & Industries Ltd. - IFC Term B1	1.79	1.70		03/15/2014	486,250

	Jamaica
1,142,900	Digicel International Finance Ltd.	4.20	3.81		03/31/2015	1,142,900

	Kazakhstan
779,661	Eastcomtrans Kazakhstan	2.83	6.20		04/01/2016	769,915
1,000,000	Kazmunaigaz Finance Sub BV	3.66	2.38		07/15/2016	997,000

	Macedonia
866,667	Solway Investment Group United and Solway Industries Ltd. (Solway)	3.18	6.19		05/09/2016	864,500

	Mongolia
829,611	Just Group LLC (e)	2.74	0.00	(d)	10/10/2014	746,650
428,571	MCS Holding LLC (Tranche A)	1.56	6.27		11/23/2015	423,643
571,429	MCS Holding LLC (Tranche B)	2.07	7.77		11/23/2017	564,286
1,000,000	Shunkhlai LLC	3.67	4.50		10/19/2013	999,500

	Morocco
978,179	SAMIR	3.58	3.94		12/30/2014	972,799

	Panama
990,000	Banana International Corp. BIC	3.64	8.00		06/15/2015	990,990

	Russia
583,333	JSC Oil Co. Bashneft	2.12	1.74		03/25/2015	577,500
500,000	Mechel (Tranche A)	1.72	5.77		08/07/2015	467,500
500,000	Mechel (Tranche B)	1.72	5.77		08/10/2015	467,500
83,333	Rosneft	0.31	1.44		07/15/2013	83,333

	Sierra Leone
835,014	African Minerals	3.04	5.87		03/30/2017	825,829

	Tanzania
511,680	Export Trading Group Pte	0.97	3.20		08/01/2013	263,795

	Ukraine
958,333	Metinvest BV	3.43	4.94		05/31/2015	934,375

	United Arab Emirates
857,143	Ammalay Commodities Dubai, REI-AGRO	3.15	6.28		04/29/2016	856,286

	United Kingdom
928,839	Stemcor Holdings Ltd. (e)	3.15	4.58		09/30/2013	858,368

	Vietnam
1,000,000	Ma San Thai Nguyen Resources Co. Ltd.	3.66	9.95		03/07/2014	997,000

	Total Corporate Bank Loans (Cost $23,034,658)	84.01				22,860,219

	The accompanying notes are an integral part of these financial statements.

6

	Rochdale International Trade Fixed Income Fund

	Schedule of Investments (continued)

	June 30, 2013

Principal		Percentage of	Coupon		Maturity
Amount / Shares	Long-Term Investments (continued):	Net Assets	Rate (a)		Date	Market Value

	Promissory Note:
	Turkey
$223,000	Bossa Ticaret ve Sanayi Isletmeleri	0.82%	0.00	% (d)	08/05/2013	$222,442

	Total Promissory Note (Cost $222,484)

	Total Long-Term Investments (Cost $24,601,653)	89.76				24,425,576

	Short-Term Investment
	United States
5,813,640	First American Government Obligations Fund, 0.02% (f)	21.37				5,813,640

	Total Short-Term Investment (Cost $5,813,640)

	Total Investments (Cost $30,415,293)	111.13%				$30,239,216

(a)	Variable rate.
(b)	144a restricted security.
(c)	Private placement.
(d)	Zero rate coupon.
(e)	Illiquid security.
(f)	7-day yield.

The accompanying notes are an integral part of these financial statements.

7

Rochdale International Trade Fixed Income Fund
Schedule of Investments (continued)
June 30, 2013

Percentage of
Sector	Net Assets
Basic Industry	26.33%
Consumer Cyclical	3.93%
Consumer Non-Cyclical	12.25%
Diversified/Conglomerate Manufacturing	3.63%
Financial	8.58%
Oil & Gas	22.75%
Services	8.09%
Telecommunication	4.20%

Total Long-Term Investments	89.76%
Money Market Fund	21.37%

Total Investments	111.13%

The accompanying notes are an integral part of these financial statements.

8

Rochdale International Trade Fixed Income Fund
Schedule of Investments (continued)
Investment Country Representation as of June 30, 2013
(% of Total Investments)

*Represents Money Market Fund.

The accompanying notes are an integral part of these financial statements.

9

Rochdale International Trade Fixed Income Fund

Notes to Financial Statements

1.	Organization

Rochdale International Trade Fixed Income Fund (the “Fund”) is a Delaware statutory trust formed in May 2008.  The Fund is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as a closed-end management investment company.  The Fund commenced operations on August 1, 2012.  The Fund’s investment objective is to provide total return substantially derived from interest income earned on loans and other forms of debt obligations in trade finance related fixed income securities.

The Fund is non-diversified.  Compared to a diversified fund, it may invest a higher percentage of its assets among fewer issuers of portfolio securities.  This increases the Fund’s risk by magnifying the impact (positively or negatively) that any one issuer has on the Fund’s share price and performance.

Rochdale Investment Management LLC (the “Manager” or “Adviser”) is the investment adviser to the Fund and a related party.  The Manager is a wholly-owned subsidiary of City National Bank.  The Manager has selected GML Capital LLP, a limited liability partnership formed in England (the “Sub-Adviser”) as sub-investment adviser with respect to the Fund.

The Fund’s confidential private offering memorandum (the “Offering Memorandum”) applies to the offering of common shares (“Shares”) of the Fund.  Each investor in the Fund (each, a “Shareholder”) must certify to being an “accredited investor” under Federal securities law (see Note 10 – Shareholders’ Equity).

The Fund pursues its investment objectives by investing primarily in trade finance, structured trade finance, export finance and project finance loans and other forms of debt obligations of companies, banks or other entities (including sovereign entities) located primarily in or having exposure to global emerging and frontier markets.

Trade finance is a long-established form of commercial financing that involves providing producers, traders, distributors and end users with short and medium term loans or other forms of debt obligations.   Trade finance is a major loan asset class for many of the world’s commercial banks as trade finance is an important source of funding in emerging markets.  Trade finance is typically used to finance critical commodity imports such as soft commodities (e.g., rice, wheat and soybeans) required to feed the population and oil, coal, ferrous and non-ferrous metals which provide inputs for the functioning of an evolving economy.  For emerging economies that are exporters of commodities, payments made in advance (“prepayments”) and prior to export sale (“pre-export finance”) provide a way for banks or other lenders to lend to local producers against future earnings.

The Fund’s investments consist primarily of loans or similar instruments used to finance international trade and related infrastructure projects.  These include, but not limited to,

10

Rochdale International Trade Fixed Income Fund

Notes to Financial Statements

1.   Organization (continued)

facilities for pre-export finance, process and commodities finance, receivables financing, letters of credit and other documentary credits, promissory notes, bills of exchange and other negotiable instruments, as well as insurance covering trade and trade credits.  The Fund may engage in such investments by way of purchase, assignment, participation, guarantee, insurance, derivative or any other appropriate financial instrument.  The Fund may also take positions in traditional assets including bonds, equities, and foreign exchange instruments, as well as derivatives for the purpose of hedging and investment.  Under normal circumstances, the Fund will invest at least 80% of its net assets in trade finance related fixed income securities.  Up to 20% of the Fund’s net assets may be invested in other types of securities and money market instruments.  It is the Sub-Adviser’s intent to focus the Fund’s investments in trade finance related fixed income securities.

At least 25% of the Fund’s total net assets will be invested so that in the Sub-Adviser’s opinion either (i) such securities can be sold or disposed of in the ordinary course of business at approximately the price used in computing the Fund’s net asset value during ordinary times, in the period of time equal to the period of time available to the Fund for paying redemption proceeds, or (ii) a sufficient amount of securities will mature before the next Redemption Payment Date.  This policy is fundamental and may only be changed by a vote of Shareholders. In the event that the volatility of the price of a security constituting an investment by the Fund is greater than 135% of such security’s average volatility during the previous three years (in cases where the historical volatility of such security can reasonably be determined), such security will be deemed to be a security which cannot be sold or disposed of in the ordinary course.

While there is no assurance that the Fund will achieve its investment objective, it endeavors to do so by following the strategies and policies described in the Offering Memorandum of the Fund.

2.	Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Fund.

Basis of Presentation and Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).  The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

11

Rochdale International Trade Fixed Income Fund

Notes to Financial Statements

2.   Significant Accounting Policies (continued)

Fair Value Measurements

The Fund follows fair valuation accounting standards which establish an authoritative definition of fair value and set out a hierarchy for measuring fair value.  These standards require additional disclosures about the various inputs and valuation techniques used to develop the measurements of fair value and a discussion of changes in valuation techniques and related inputs during the period.  These standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The fair value hierarchy is organized into three levels based upon the assumptions (referred to as “inputs”) used in pricing the asset or liability.  These standards state that “observable inputs” reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from independent sources and “unobservable inputs” reflect an entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability.  These inputs are summarized in the three broad levels listed below:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

Level 2 - Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.  These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

Level 3 - Unobservable inputs for the asset or liability, to the extent relevant observable inputs are not available, representing the Fund’s own assumptions about the assumptions a market participant would use in valuing the asset or liability, and would be based on the best information available.

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in these securities (see Note 3 – Investments).

Investments Valuation

Securities traded on one or more of the U.S. national securities exchanges, the Nasdaq Stock Market, or the OTC Bulletin Board will be valued at their last composite sale prices as reported at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined.  Securities traded on a foreign securities exchange will generally be valued at their last sale prices on the exchange where such securities are primarily traded.  If no sales of particular securities are reported on a particular day, the securities will be valued based on their composite bid prices for

12

Rochdale International Trade Fixed Income Fund

Notes to Financial Statements

2.   Significant Accounting Policies (continued)

Investments Valuation (continued)

securities held long, or their composite ask prices for securities held short, as reported by the appropriate exchange, dealer, or pricing service.  Redeemable securities issued by a registered open-end investment company will be valued at the investment company’s net asset value per share.  Other securities for which market quotations are readily available will generally be valued at their bid prices, or ask prices in the case of securities held short, as obtained from the appropriate exchange, dealer, or pricing service.  If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith in accordance with procedures approved by the Fund’s Board of Trustees (the “Board”).

The Sub-Adviser generally selects trade finance-related securities for investment by the Fund to be held to maturity and will base its estimation of fair value on this presumption.  Where the Sub-Adviser decides that the Fund will not hold the security to maturity, the basis of its fair value estimates will differ.  In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset.  When making a determination of the fair value of a trade finance-related security, the Manager and Sub-Adviser will consider a variety of factors that will include but not be limited to: (1) the cost and/or repayment performance of the underlying trade finance-related security, (2) the last reported price at which the investment was traded, (3) information regarding the investment, the issuer and its sector, country or region, (4) changes in financial conditions and business prospects disclosed in the issuer’s financial statements and other reports, (5) any publicly announced transaction involving the issuer, (6) comparisons to other investments or to financial indices that are correlated to the investment, (7) with respect to fixed income investment, changes in market yields and spreads, and/or (8) other factors that might affect the investment’s value.  The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Sub-Adviser and/or the Board will reevaluate its fair value methodology to determine, what, if any, adjustments should be made to the methodology for determining the valuation.  Where investments are valued using this methodology, they will be considered Level 3 assets.  Where investments are valued independently by a third party, such as Debtdomain, using such a methodology they will be considered Level 2 assets.

Debt securities will be valued in accordance with the Fund’s valuation procedures, which generally relies on a third-party pricing system, agent, or dealer selected by the Sub-Adviser, which may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading.  When appropriate the Manager and Sub-Adviser may determine a security’s fair value based on an assessment of multiple factors, including the value provided by an independent third party, but which may not agree with the specific price from such third party providing such service. The Board will monitor

13

Rochdale International Trade Fixed Income Fund

Notes to Financial Statements

2.   Significant Accounting Policies (continued)

Investments Valuation (continued)

periodically the reasonableness of valuations provided by any such pricing service.  Debt securities with remaining maturities of 60 days or less, absent unusual circumstances, will be valued at amortized cost (or, if purchased at a discount, then at its accredited cost), so long as such valuations are determined by the Board in good faith to represent fair value.

With respect to other securities and investments, securities for which market quotations are available, but which are restricted as to salability or transferability, are valued as provided above, based on the nature and term of the restrictions.  Investments valued under this methodology are considered Level 2 assets.

Investment Income Recognition

Purchases and sales of securities are recorded on a trade-date basis.  Interest income is recorded on an accrual basis.  Realized and unrealized gains and losses are included in the determination of income.

Deferred Offering Costs

Offering Costs are capitalized and will be expensed over 12 months on a straight-line basis.  At June 30, 2013, the remaining cumulative amount of offering costs to be expensed amounted to $6,619.

Organization Expenses

Expenses incurred by the Fund in connection with the organization were expensed as incurred.  Subsequent to its formation, the Fund incurred organizational costs, which were paid by the Adviser on the Fund’s behalf.  These expenses are subject to potential recovery by the Adviser (see Note 6 – Expense Reimbursement).

Fund Expenses

The Fund pays its expenses, other than such expenses that the Manager assumes (pursuant to the Investment Management Agreement) or waives and/or reimburses (pursuant to the Manager’s agreement to waive and/or reimburse the Fund’s expenses).  The expenses of the Fund include, but are not limited to, any fees and expenses in connection with the organization of the Fund, including any offering expenses; brokerage commissions; interest and fees on any borrowings by the Fund; fees and expenses of outside legal counsel (including fees and expenses associated with review of documentation for prospective investments by the Fund), including foreign legal counsel; independent auditors; fees and

14

Rochdale International Trade Fixed Income Fund

Notes to Financial Statements

2.   Significant Accounting Policies (continued)

Fund Expenses (continued)

expenses in connection with repurchase offers and any repurchases of Shares; taxes and governmental fees (including tax preparation fees); custody fees; expenses of preparing, printing, and distributing offering memoranda or prospectuses, statements of additional information, and any other material (and any supplements or amendments thereto), reports, notices, other communications to Shareholders, and proxy material; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Shareholders’ meetings; expenses of corporate data processing and related services; Shareholder record keeping and Shareholder account services, fees, and disbursements; fees and expenses of the Trustees that the Manager, the sales agent RIM Securities LLC, an affiliate of the Manager (the “Sales Agent”), or their affiliates do not employ; insurance premiums; fees for Investor Services and extraordinary expenses such as litigation expenses. The Fund may need to sell its holdings to pay fees and expenses, which could cause the Fund to realize taxable gains.

Federal Income Taxes

The Fund intends to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its Shareholders.  Therefore, no federal income tax provision is required.

The Fund has adopted financial reporting rules regarding recognition and measurement of tax positions taken or expected to be taken on a tax return.  The Fund recognizes the effect of tax positions when they are more likely than not of being sustained.  Management is not aware of any exposure to uncertain tax positions that could require an accrual or that could affect the Fund’s liquidity or future cash flows pursuant to relevant income tax regulations. The Fund has concluded that there is no impact on the Fund’s net assets and no tax liability resulting from unrecognized tax benefits relating to uncertain tax positions taken or expected to be taken on its tax returns since inception of the Fund. As of June 30, 2013, the Fund’s tax year since inception remains open and subject to examination by relevant taxing authorities.

Foreign Currency

Values of investments denominated in foreign currencies are converted into U.S. dollars using the spot market rate of exchange at the time of valuation.  Purchases and sales of investments and dividend and interest income are translated into U.S. dollars using the spot market rate of exchange prevailing on the respective dates of such translations.  The gain or loss resulting from changes in foreign exchange rates is included with net realized and unrealized gain or loss from investments, as appropriate.

15

Rochdale International Trade Fixed Income Fund

Notes to Financial Statements

2.   Significant Accounting Policies (continued)

Distributions to Shareholders

Distributions paid to Shareholders by the Fund from its net realized long-term capital gains, if any, that the Fund designates as capital gains dividends are taxable as long-term capital gains regardless of how long a Shareholder has held his or her Shares.  All other dividends paid to a Shareholder by the Fund (including dividends from short-term capital gains) from its current or accumulated earnings and profits (“ordinary income dividends”) are generally subject to tax at the ordinary income rate.

Dividends and other taxable distributions are taxable to a Shareholder even if they are reinvested in additional Shares of the Fund.  Dividends and other distributions paid by the Fund are generally treated as being received by a Shareholder at the time the dividend or distribution is made.  If, however, the Fund pays a Shareholder a dividend in January that was declared in the previous October, November or December and a Shareholder was a Shareholder of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by such Shareholder on December 31 of the year in which the dividend was declared.

The price of Shares purchased at any time may reflect the amount of a forthcoming distribution.  If a Shareholder purchases Shares just prior to a distribution, he or she will receive a distribution that will be taxable to him or her even though it represents in part a return of his or her invested capital.

Subsequent Events

Management has evaluated events and transactions that occurred subsequent to June 30, 2013 through the date the financial statements have been issued, and determined that there were no significant subsequent events or transactions that would require adjustment to the amounts or disclosures in these financial statements.

Equity Accounts

Prior to the end of each quarter and year end, the Fund receives Shareholder contributions with an effective subscription date of the first day of the following month. These amounts are reported as "Subscriptions received in advance".

16

Rochdale International Trade Fixed Income Fund

Notes to Financial Statements

3.	Investments

The following are the classes of investments at June 30, 2013 grouped by the fair value hierarchy for those investments measured at fair value on a recurring basis:

Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Asset Backed Securities	$-	$1,342,915	$-	$1,342,915
Corporate Bank Loans	-	22,860,219	-	22,860,219
Promissory Note	-	222,442	-	222,442
Total Long-Term Investments	-	24,425,576	-	24,425,576

Short-Term Investment	5,813,640	-	-	5,813,640

Total Investments	$5,813,640	$24,425,576	$-	$30,239,216

From August 1, 2012 (commencement of operations) to June 30, 2013, there were no transfers in or out of Level 1, Level 2 or Level 3 of the fair value hierarchy.

4.	Concentration of Credit Risk

The Fund is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf.  Management monitors the financial institutions and does not anticipate any losses from those counterparties.

5.	Investment Management

The Fund has an Investment Management Agreement (the “Agreement”) with the Adviser, an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”), to serve as the investment adviser for the Fund.  Under the terms of the Agreement, the Fund compensates the Manager for its management services at the annual rate of 0.70% of the Fund’s month end net assets. The investment management fee is accrued monthly.

The Manager entered into a Sub-Investment Advisory Agreement (“Sub-Investment Advisory Agreement”) with the Sub-Adviser, a limited liability partnership formed in England whose Managing Member is GML International Limited.  The Sub-Adviser is an investment adviser registered under the Advisers Act.  The Sub-Adviser has investment discretion to manage the investments of the Fund and is responsible for performing credit

17

Rochdale International Trade Fixed Income Fund

Notes to Financial Statements

5.	Investment Management (continued)

analysis and due diligence on each specific investment included in the portfolio and overall portfolio risk management, subject to the general supervision of the Manager.  Out of the 0.70% investment management fee, the Manager retains 0.25% and compensates the Sub-Adviser at the annual rate of 0.45%.

From August 1, 2012 (commencement of operations) to June 30, 2013, management fees of $144,921 were incurred by the Fund.

6.	Expense Reimbursement

The Manager has contractually agreed to waive and/or reimburse the Fund to the extent needed to limit the Fund’s combined annual operating expenses to 1.50% of net assets (the “Expense Limitation Agreement”) during the period ending one year from the commencement of the Fund’s operations.  The Manager may agree to extend the Expense Limitation Agreement after the expiration of its initial term.  To the extent that the Manager reimburses or absorbs fees and expenses, it may seek payment of such amounts for three years after the year in which the expenses were reimbursed or absorbed.  The Fund will make no such payment, however, if its total annual operating expenses exceed the expense limit in effect at the time the expenses were reimbursed or at the time these payments are proposed.

For the period from August 1, 2012 (commencement of operations) to June 30, 2013, the Adviser waived $242,632 of fees and expenses, which may be recouped by the Adviser no later than June 30, 2016.  At June 30, 2013, the remaining cumulative amount of fees and expenses available for recoupment by the Adviser amounted to $307,578, which includes offering costs and organizational expenses reimbursed by the Adviser prior to the Fund’s commencement of operations of $79,427 and $58,327, respectively.

At June 30, 2013, the Adviser may recapture a portion of these amounts no later than the dates stated below:

Amount	Expiration

$33,252	June 30, 2014
28,694	June 30, 2015
245,632	June 30, 2016

$307,578

No accrual has been made for such contingent liability because of the uncertainty of the reimbursement from the Fund.

18

Rochdale International Trade Fixed Income Fund

Notes to Financial Statements

7.	Investor Servicing Arrangements

The Fund will pay a fee to the Sales Agent to reimburse it for payments made to broker-dealers and certain financial advisers that have agreed to provide ongoing investor services to investors in the Fund that are their customers (“Investor Service Providers”).  This fee will be paid quarterly and will be in an amount, with respect to each Investor Service Provider, not to exceed the lesser of: (i) 0.20% (on an annualized basis) of the aggregate value of outstanding Shares held by investors that receive services from the Investor Service Provider, determined as of the last day of the calendar month (before any repurchase of Shares); or (ii) the Sales Agent’s actual payments to the Investment Service Provider.

From August 1, 2012 (commencement of operations) to June 30, 2013, investor servicing fees of $41,406 were incurred by the Fund.

8.	Loan Servicing Agreement

The Sub-Adviser also acts as the Fund’s loan servicing agent.  Under the terms of the Loan Servicing Agreement among and between the Manager, the Fund and the Sub-Adviser (the “Loan Servicing Agreement”), the Sub-Adviser will communicate the details of all loan purchases and sales to the administrator, reconcile the Fund’s cash accounts with the cash account records of the custodian and provide such reconciliations to the administrator, communicate with obligors in relation to their timely making of interest, principal and/or amortization payments in relation to loan assets owned by the Fund and in order to resolve wire transmission queries with respect of any such payments, notify the Manager following a failure of an obligor to make any scheduled payment, provide the Manager with reports in respect of loan servicing, act as the central point of contact for clarification queries from the custodian and administrator, and maintain an up-to-date “Sub-Adviser Portfolio Blotter” of all interest, principal and amortization payments in relation to loan assets owned by the Fund.  For its services provided under the Loan Servicing Agreement, the Fund will pay the Sub-Adviser the following fees: (a) an upfront, one time, set-up fee of $10,000 and (b) a monthly fee payable in arrears as the greater of (i) $2,291 or (ii) either (x) 0.025% of the gross assets of the Fund if total gross assets are less than or (y) 0.0225% of the gross assets of the Fund if total gross assets are greater than $1 billion.

From August 1, 2012 (commencement of operations) to June 30, 2013, loan servicing fees of $34,375 were incurred by the Fund.

9.	Administration Servicing Fee

U.S. Bancorp Fund Services, LLC (the “Administrator”) acts as the Fund’s Administrator under an Administration Agreement. The Administrator prepares various federal and state regulatory filings, reports and returns for the Fund; prepares reports and materials to be supplied to the Shareholders of the Fund; monitors the activities of the Fund’s custodian,

19

Rochdale International Trade Fixed Income Fund

Notes to Financial Statements

9.	Administration Servicing Fee (continued)

transfer agent and accountants; coordinates the preparation and payment of the Fund’s expenses and reviews the Fund’s expense accruals. For its services, the Administrator receives a monthly fee from the Fund at an annual rate of 0.03% for the first $150 million, 0.0225% for the next $250 million and 0.015% thereafter of average net assets, with a minimum annual fee of $28,000.

From August 1, 2012 (commencement of operations) to June 30, 2013, administration servicing fees of $37,972 were incurred by the Fund.

10.	Shareholders’ Equity

Shareholders must subscribe for a minimum initial investment in the Fund of $50,000, with a minimum of $25,000 for an additional investment. These minimums may be waived by the Sales Agent.  Brokers selling Shares may establish higher minimum investment requirements than the Fund and may independently charge transaction fees and additional amounts in return for their services.  Shareholders may be charged a sales load of 1.50% on subscriptions of less than $500,000 and 1.00% on subscriptions equal to or greater than $500,000. The Fund is an illiquid investment and no Shareholder will have the right to require the Fund to redeem its Shares.

The Shares are subject to substantial restrictions on transferability and resale.  Although the Fund may offer to repurchase Shares from time to time, it is not obligated to do so and Shares will not be redeemable at a Shareholder’s option nor will they be exchangeable for interests or Shares of any other fund, as the Fund is a closed-end investment company.

11.	Investment Transactions

From August 1, 2012 (commencement of operations) to June 30, 2013, excluding short-term securities and U.S. Government securities, purchases of investments amounted to $31,394,443 and sales of investments amounted to $6,950,170.  There were no purchases or sales of U.S. Government securities during the period August 1, 2012 to June 30, 2013.

20

Rochdale International Trade Fixed Income Fund

Notes to Financial Statements

12.	Tax Information

The cost basis of the Fund’s investments for federal income tax purposes at June 30, 2013 was as follows:

June 30, 2013

Cost of investments for tax purposes	$30,415,293

The tax composition of undistributed income and unrealized appreciation/depreciation on investments for the period was as follows:

Gross tax unrealized appreciation	$59,382
Gross tax unrealized depreciation	(235,459)
Net tax unrealized depreciation	(176,077)

Undistributed net investment income	456,016
Accumulated net realized gain on investments	92,928
Total accumulated earnings	$372,867

The tax composition of distributions for the period was as follows:

Period
August 1, 2012
(commencement of
operations) to
June 30, 2013
Ordinary income	$110,617

The Fund changed its tax period from December 31 to June 30. The June 30, 2013 period will be for six months. The numbers disclosed above are for the period August 1, 2012 (commencement of operations) to June 30, 2013.

21

Rochdale International Trade Fixed Income Fund

Notes to Financial Statements

13.	Proxy Results

A special meeting of Shareholders of the Fund was held on March 28, 2013 to consider approving Irwin G. Barnet, Andrew S. Clare, Daniel A. Hanwacker, Jon C. Hunt, Vernon C. Kozlen, Jay C. Nadel, William R. Sweet and James R. Wolford (collectively, the “Candidates”) as members of the Board of Trustees.

The following table illustrates the specifics of the vote with respect to the election of the Candidates:

	For	Against	Abstain
Shares	944,604.997	–	24,601.600

22

Rochdale International Trade Fixed Income Fund

Financial Highlights

Period August 1, 2012 (commencement of operations) to June 30, 2013

PER SHARE OPERATING PERFORMANCE
Net Asset Value, beginning of period	$25.00

Income from investment operations:
Net investment income	0.54
Net realized and unrealized loss on investments	(0.03)
Total from investment operations	0.51

Less Distributions:
From net investment income	(0.11)
From net realized gain	(0.01)
Total distributions	(0.12)
Net asset value, end of period	$25.39

TOTAL RETURN - NET	2.07%	(1)

RATIOS/SUPPLEMENTAL DATA

Net Assets, end of period ($000's)	$27,211
Portfolio Turnover	36.30%	(1)

Ratio of Net Investment Income to Average Net Assets:
Before waivers/reimbursements or recoupment	1.53%	(2)
After waivers/reimbursements or recoupment	2.70%	(2)

Ratio of Expenses to Average Net Assets:
Before waivers/reimbursements or recoupment	2.67%	(2)
After waivers/reimbursements or recoupment	1.50%	(2)

(1) Not Annualized.
(2) Annualized.

Total return is calculated for all Shareholders taken as a whole and an individual Shareholder's return may vary from these Fund returns based on the timing of capital transactions.

The expense ratios are calculated for all Shareholders taken as a whole. The computation of such ratios based on the amount of expenses assessed to an individual Shareholder's capital may vary from these ratios based on the timing of capital transactions.

The accompanying notes are an integral part of these financial statements.
See Report of Independent Registered Public Accounting Firm.

23

ROCHDALE INTERNATIONAL TRADE FIXED INCOME FUND

TRUSTEE AND OFFICER INFORMATION

The Trustees of the Fund, who were elected by the shareholders of the Fund, are responsible for the overall management of the Fund, including, general supervision and review of the investment activities of the Fund.  The Trustees, in turn, elect the officers of the Fund, who are responsible for administering the day to day operations of the Fund.  The current Trustees and Officers, their affiliations and principal occupations for the past five years are set forth below.  The Statement of Additional Information includes additional information about the Trustees and is available, without charge, by calling 1-866-209-1967.

Interested Trustees and Officers of the Fund
		Term of		Number of	Other
	Position(s)	Office		Funds in Fund	Directorships
	Held with	and Length of	Principal Occupation(s)	Complex Overseen	Held by
Name, Address and Age	Fund	Time Served	During the Past Five Years	by Trustee	Trustee 1

Interested Trustees

Andrew Clare 570 Lexington Avenue New York, NY 10022 Year of Birth: 1945	Trustee	Through December 31, 2020; since March 2013	Attorney and Partner, Loeb & Loeb, a law firm (1972-present).	1	*

Jon Hunt 570 Lexington Avenue New York, NY 10022 Year of Birth: 1951	Trustee	Ten years from election; since March 2013	Consultant to City National (2012 – present), Chief Operating Officer (1998 – 2012), Director (2003 – 2012), Convergent Capital Management LLC (investment management holding company); Director, AMBS Investment Management, LLC (1998 – present); SKBA Capital Management, LLC (1998 – 2011); Mid-Continent Capital Management LLC (2006 – 2012); Clifford Swan Investment Capital LLC (2000 – 2011); Convergent Wealth Advisors, LLC (2006 – 2011); Independence Investments, LLC (2006 – 2009); and Lee Munder Capital Group, LLC (2009 – 2012).	1	* Nuveen Commodities Asset Management, member of Independent Committee (2012 – present)
Officers of the Fund
Garrett R. D’Alessandro 570 Lexington Avenue New York, NY 10022 Year of Birth: 1957	President Chief Executive Officer	Indefinite Term; President since 2008**; Secretary 2008** - 2011	President, Chief Executive Officer and Co-Chief Investment Officer of Rochdale Investment Management, LLC.	N/A	N/A

Kurt Hawkesworth 570 Lexington Avenue New York, NY 10022 Year of Birth: 1971	Secretary	Indefinite Term; Since 2011; Chief Compliance Officer 2008** - 2011	Senior Executive Vice President, Chief Operating Officer of Rochdale Investment Management, LLC.	N/A	N/A

Gregg Giaquinto 570 Lexington Avenue New York, NY 10022 Year of Birth: 1967	Anti Money Laundering Officer	Indefinite Term; Since 2008**	Executive Vice President - Operations and Compliance of Rochdale Investment Management and Chief Compliance Officer of RIM Securities.	N/A	N/A

Michael Gozzillo 2 570 Lexington Avenue New York, NY 10022 Year of Birth: 1965	Chief Compliance Officer	Indefinite Term; Since May 2013
Senior Vice President and Chief Compliance Officer of Rochdale Investment Management, LLC, Chief Compliance Officer of CNI Charter Funds (2012 - present); Director and Compliance Officer of TIAA-CREF, Chief Compliance Officer of TIAA-CREF Life Insurance Separate Accounts (2008 - 2012).
				N/A	N/A

William O’Donnell 570 Lexington Avenue New York, NY 10022 Year of Birth: 1964	Treasurer	Indefinite Term; Since 2011
Chief Financial Officer of Rochdale Investment Management, LLC since July 2011; Financial Consultant, October 2009 to June 2011; Financial Officer, Compliance Officer & Corporate Secretary Trustee - Clay Finlay Pension Plan of Clay Finlay LLC, October 1990 to September 2009.
				N/A	N/A

1	The information in this column relates only to directorships in companies required to file certain reports with the SEC under the various federal securities laws.
2	Effective May 15, 2013, Michael Gozzillo was approved as Chief Compliance Officer of the Fund. William Souza was Interim Chief Compliance Officer of the Fund previously.
*
Includes CNI Charter Funds, Rochdale High Yield Alternative Strategies Master Fund LLC, Rochdale High Yield Alternative Strategies Fund LLC, Rochdale High Yield Alternative Strategies Fund TEI LLC, Rochdale Alternative Total Return Fund LLC, Rochdale Royalty Rights Fund and Rochdale Structured Claims Fixed Income Fund, LLC.

**	Although the Fund was formed in 2008, it did not commence operations until August 1, 2012.

ROCHDALE INTERNATIONAL TRADE FIXED INCOME FUND

TRUSTEE AND OFFICER INFORMATION, Continued

Independent Trustees
			Term of		Number of	Other
		Position(s)	Office		Funds in Fund	Directorships
		Held with	and Length of	Principal Occupation(s)	Complex Overseen	Held by
Name, Address and Age		Fund	Time Served	During the Past Five Years	by Trustee	Trustee 1

	Irwin G. Barnet 2 570 Lexington Avenue New York, NY 10022 Year of Birth: 1938	Trustee Chairman	Through December 31, 2015; Trustee since March 2013 and Chairman since May 2013	Attorney and of counsel, Reed Smith LLP, a law firm (2009-present); Partner, Reed Smith LLP (2003-2008); Attorney and principal, Crosby, Heafey, Roach & May P.C., a law firm (2000-2002); Attorney and principal, Sanders, Barnet, Goldman, Simons & Mosk, a law firm (1980-2000).	1	*

	Daniel A. Hanwacker, Sr. 570 Lexington Avenue New York, NY 10022 Year of Birth: 1951	Trustee	Ten years from election; since June 2011	CEO and President, Hanwacker Associates, Inc. (asset management consulting and executive search services).	1	*

	Vernon C. Kozlen 570 Lexington Avenue New York, NY 10022 Year of Birth: 1943	Trustee	Through December 31, 2018; since March 2013	Retired (2007-present). President and Chief Executive Officer, CNI Charter Funds (2000-2007); Executive Vice President and Director of Asset Management Development, CNB (1996-2007); Director, Reed, Conner & Birdwell LLC (2000-2007) and Convergent Capital Management, LLC (2003-2007); Chairman of the Board, CNAM (2001-2005); Chairman of the Board, City National Securities, Inc. (1999-2005); Director, CNAM (2001-2006), and City National Securities, Inc. (1999-2006).	1	* Windermere Jupiter Fund, LLC, CMS/Ironwood Multi- Strategy Fund LLC, CMS/Barlow Long- Short Equity Fund, LLC 3

	Jay C. Nadel 570 Lexington Avenue New York, NY 10022 Year of Birth: 1958	Trustee	Ten years from election; since June 2011	Financial Services Consultant.	1	* Lapolla Industries, Inc. (2007 - present)

	William R. Sweet 570 Lexington Avenue New York, NY 10022 Year of Birth: 1937	Trustee	Through March 31, 2015; since March 2013	Retired. Executive Vice President, Union Bank of California (1985-1996).	1	*

	James Wolford 4 570 Lexington Avenue New York, NY 10022 Year of Birth: 1954	Trustee	Ten years from election; since March 2013	Chief Financial Officer, Pacific Office Properties, a real estate investment trust (April 2010-present); Chief Financial Officer, Bixby Land Company, a real estate company (2004-March 2010); Regional Financial Officer, AIMCO, a real estate investment trust (2004); Chief Financial Officer, DBM Group, a direct mail marketing company (2001-2004); Senior Vice President and Chief Operating Officer, Forecast Commercial Real Estate Service, Inc. (2000-2001); Senior Vice President and Chief Financial Officer, Bixby Ranch Company (1985-2000).	1	*

1	The information in this column relates only to directorships in companies required to file certain reports with the SEC under the various federal securities laws.
2
During 2010, 2011 and 2012, Reed Smith LLP, of which Mr. Barnet is an attorney and of counsel, provided legal services to City National, the parent company of CNAM. In 2010, 2011 and 2012, the firm billed City National $391,192, $423,600 and $452,607, respectively, for these services. The other Independent Trustees have determined that Mr. Barnet should continue to be classified as a trustee who is not an “interested person” of the Fund, as defined in the 1940 Act, because Mr. Barnet was not involved with rendering any of these legal services to City National, and because Mr. Barnet’s interest in the fees billed by his firm to City National was insignificant.

3
Convergent Wealth Advisors, LLC, which is under common control with City National, serves as investment adviser to Windermere Jupiter Fund, LLC, CMS/Ironwood Multi-Strategy Fund, LLC and CMS/Barlow Long-Short Equity Fund, LLC, each of which is a private investment fund.

4
Bixby Land Company (“Bixby”), of which Mr. Wolford was the Chief Financial Officer until March 31, 2010, had obtained various loans from City National. The other Independent Trustees have determined that Mr. Wolford should continue to be classified as a trustee who is not an “interested person” of the Fund, as defined in the 1940 Act, because City National’s existing loans to the Company were made in the ordinary course of business and because of the minimal benefits of the loans to Mr. Wolford.

*
Includes CNI Charter Funds, Rochdale High Yield Alternative Strategies Master Fund LLC, Rochdale High Yield Alternative Strategies Fund LLC, Rochdale High Yield Alternative Strategies Fund TEI LLC, Rochdale Alternative Total Return Fund LLC, Rochdale Royalty Rights Fund and Rochdale Structured Claims Fixed Income Fund, LLC.

APPROVAL OF SUB-INVESTMENT ADVISORY AGREEMENT

The Board of Trustees of the Rochdale International Trade Fixed Income Fund (the “Fund”) is comprised of eight Trustees, six of whom are independent of the Fund’s investment adviser and sub-adviser.  Prior to March 28, 2013, the Board was comprised of four Trustees, three of whom were independent of the Fund’s investment adviser and sub-adviser.  At a meeting held on March 12, 2013, the Board and the independent Trustees approved renewal of the Sub-Investment Advisory Agreement (the “Agreement”) among the Fund, Rochdale Investment Management LLC (the “Adviser”) and GML Capital LLP (the “Sub-Adviser”).1

The following information summarizes the Board’s considerations associated with its review of the Agreement. In connection with their deliberations, the Board considered such information and factors as they believed, in light of the legal advice furnished to them and their own business judgment, to be relevant. This summary does not describe all of the matters considered.  In deciding to approve renewal of the Agreement, the Board and the independent Trustees did not identify any single factor as controlling and each Trustee did not necessarily attribute the same weight to each factor.

The Board considered the nature, quality and extent of the services performed by the Adviser. In that connection, the Trustees reviewed a variety of matters, including the Sub-Adviser’s organization, the personnel providing services to the Fund, the terms of the Agreement, and the performance of the Fund since its inception in August 2012.  They also took into account information they received with respect to such matters in connection with their initial approval of the Agreement in 2012 and at past meetings of the Board.

The Board noted that although the performance of the Fund during its first several months of operation was inhibited by the relatively high cash levels associated with its initial organization, since that time its performance had averaged 0.35% to 0.45% per month.  They also considered the continued strong performance of a foreign private fund managed by the Sub-Adviser since 2009 with a similar approach to portfolio management and security selection for clients of the Adviser. The Board also noted that the Adviser pays all of the Sub-Adviser’s fees for management of the Fund’s portfolio out of the Adviser’s advisory fee.

Based on their review, including their consideration of the factors referred to above, the Board and the independent Trustees concluded that terms of the Agreement, including the fees received by the Sub-Adviser, continued to be reasonable in light of the nature and quality of the services provided to the Fund by the Sub-Adviser, and that renewal of the Agreement was in the best interest of the Fund and its shareholders.

1 The initial term of the Agreement ended in July 2013.  The initial term of the Investment Advisory Agreement between the Fund and the Adviser ends in July 2014.

Rochdale International Trade Fixed Income Fund

Additional Information

Proxy Voting Policies and Procedures

You may obtain a description of the Fund’s proxy voting policies and procedures and information regarding how the Fund voted proxies relating to portfolio securities without charge, upon request, by contacting the Fund directly at 1-800-245-9888; or on the EDGAR Database on the SEC’s website at www.sec.gov.

Portfolio Holdings Disclosure

The Fund will file its complete schedule of portfolio holdings with the SEC at the end of the first and third fiscal quarters on Form N-Q within sixty days of the end of the quarter to which it relates.  The Fund’s Forms N-Q will be available on the SEC’s website at www.sec.gov, and may also be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the Public Reference Room may be obtained by calling 1-202-942-8090.

Consent of Independent Registered Public Accounting Firm

The Board of Directors
City National Rochdale International Trade Fixed Income Fund

We consent to the use of our report dated August 27, 2013, with respect to the financial statements and financial highlights of City National Rochdale International Trade Fixed Income Fund (formerly, the Rochdale International Trade Fixed Income Fund) as of June 30, 2013 and for the period August 1, 2012 (commencement of operations) to June 30, 2013 included herein, and to the reference to us under the heading “Accountants and Legal Counsel” in the prospectus.

/s/ PKF O’Connor Davies
A Division of O’Connor Davies LLP

New York, New York
October 22, 2013

* * * * *

PART C

OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

(1)	Financial Statements:

The following financial statements are included in the Offering Memorandum contained in this Registration Statement:

(i) Financial Statements, dated June 30, 2013;

(ii) Notes to Financial Statements; and

(iii) Report of Independent Registered Public Accountants, dated June 30, 2013.

(2) Exhibits

(a)(1)	Certificate of Trust. (1)

(a)(2)	Agreement and Declaration of Trust. (1)

(b)	Bylaws. (1)

(c)	Not applicable.

(d)	See Item 25(2)(a)(2). (1)

(e)	Not applicable.

(f)	Not applicable.

(g)(1)	Investment Management Agreement between the Manager and the Registrant. (2)

(g)(2)	Sub-Investment Advisory Agreement between the Manager and the Sub-Adviser. (2)

(h)	Form of Selling Group Agreement between the Manager and the Registrant.

(i)	Not applicable.

(j)	Form of Custody Agreement between Custodian and the Registrant. (1)

(k)(1)	Form of Administration Agreement between Administrator and the Registrant. (1)

(k)(2)	Form of Escrow Agreement between Escrow Agent and the Registrant. (1)

(k)(3)	Form of Transfer Agent Agreement. (1)

(k)(4)	Form of Accounting Services Agreement. (1)

(k)(5)	Form of Expense Limitation Agreement between City National Rochdale, LLC and the Registrant. (1)

(k)(6)	Form of Loan Servicing Agreement between the Sub-Adviser and the Registrant. (1)

(l)	Not applicable.

1

(m)	Not applicable.

(n)	Not applicable.

(o)	Not applicable.

(p)	Not applicable.

(q)	Not applicable.

(r)(1)	Code of Ethics of the Registrant (see Item 25.2(r)(2).

(r)(2)	Code of Ethics of the Manager to the Registrant.

(r)(3)	Form of Code of Ethics of the Sub-Adviser to the Registrant. (1)

(r)(4)	Code of Ethics of Sales Agent for the Registrant (see Item 25.2(r)(2).

(s)	Power of Attorney for President and Interested Trustee of the Registrant. (1)

(1)	Previously included as an exhibit to the Registrant’s initial filing on August 30, 2011, of a Registration Statement on Form N-2.
(2)	Previously included as an exhibit to the Registrant’s post-effective amendment filing on October 10, 2012 of a Registration Statement on Form N-2.

ITEM 26. MARKETING ARRANGEMENTS

Not applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees (Blue Sky, Edgar filing fees and Registration Expenses)	$19,722
Trustee Fees	$11,694
Legal Fees	$51,317
Transfer Agent Fees	$24,667
Accounting Fees (Audit and Fund Accounting)	$77,110
Total	$184,510

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
Not applicable.

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

As of October 22 2103, the Fund had the following number of record owners of Shares:

TITLE OF CLASS	NUMBER OF RECORD HOLDERS
Common Shares	193

ITEM 30. INDEMNIFICATION

A policy of insurance (number 494-78-49 issued by American International Specialty Lines Insurance Company) covering City National Rochdale, LLC (f/k/a Rochdale Investment Management LLC), its affiliates, and all of the registered investment companies advised by City National Rochdale, LLC was obtained to insure the Registrant’s directors and officers and others against liability arising by reason of an alleged breach of duty caused by any negligent act, error, or accidental omission in the scope of their duties. Article V, Section 5.2 of the Registrant’s Agreement and Declaration of Trusts states as follows:

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(a) The Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Trust (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V or by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither “interested persons” of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c) The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d) The rights accruing to any indemnitee under these provisions shall not exclude any other right that any person may have or hereafter acquire under this Declaration, the By-Laws of the Trust, any statute, agreement, vote of stockholders or Trustees who are “disinterested persons” (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

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(e) Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS

a.           City National Rochdale, LLC (the “Manager”) and GML Capital LLP (the “Sub-Adviser”), each a registered investment adviser, serve as investment adviser and sub-investment adviser, respectively, to the City National Rochdale International Trade Fixed Income Fund and as investment advisers to other registered investment companies and other institutional and privately managed accounts.

 b.           Business and other connections of the directors and officers of the Manager and the Sub-Adviser are set forth below.

NAME AND CURRENT POSITION WITH MANAGER	BUSINESS AND OTHER CONNECTIONS DURING THE PAST 2 FISCAL YEARS
Garrett R. D’Alessandro	[See “Management of the Fund – The Board of Trustees and Officers” in the Offering Memorandum.]
Kurt Hawkesworth	[See “Management of the Fund – The Board of Trustees and Officers” in the Offering Memorandum.]
Gregg Giaquinto	[See “Management of the Fund – The Board of Trustees and Officers” in the Offering Memorandum.]
Michael Gozzillo	[See “Management of the Fund – The Board of Trustees and Officers” in the Offering Memorandum.]
William O’Donnell	[See “Management of the Fund – The Board of Trustees and Officers” in the Offering Memorandum.]

NAME AND CURRENT POSITION WITH SUB-ADVISER	BUSINESS AND OTHER CONNECTIONS DURING THE PAST 2 FISCAL YEARS
Stefan Pinter	[See “Management of the Fund – Portfolio Managers” in the Offering Memorandum.]
Suresh Advani	[See “Management of the Fund – Portfolio Managers” in the Offering Memorandum.]
Theodore Stohner	[See “Management of the Fund – Portfolio Managers” in the Offering Memorandum.]
Maxim Matveev	[See “Management of the Fund – Portfolio Managers” in the Offering Memorandum.]

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

The accounts, books, and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are in the possession the Registrant’s custodian and transfer agent, except those records relating to portfolio transactions and the basic organizational documents of the Registrant (see Subsections (2)(iii), (4), (5), (6), (7), (9), (10) and (11) of Rule 31a-1(b)), which, with respect to portfolio transactions are kept by the Registrant’s Manager at such entity’s address set forth in the Confidential Private Offering Memorandum and by the Sub-Adviser at the Met Building, 22 Percy Street, London W1T 2BU England and with respect to the organizational documents by its administrator at 777 E. Wisconsin Avenue, Milwaukee, WI 53202.

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ITEM 33. MANAGEMENT SERVICES

Not applicable.

 ITEM 34. UNDERTAKINGS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York on the 22 day of October, 2013.

CITY NATIONAL ROCHDALE INTERNATIONAL TRADE FIXED INCOME FUND

By:	/s/ Garrett R. D’Alessandro *
Name:	Garrett R. D’Alessandro
Title:	Chairman

*By:	/s/Kurt Hawkesworth
Kurt Hawkesworth,
as attorney-in-fact

*	Pursuant to powers of attorney dated August 22, 2011, and provided as exhibit (s) in item 25.2.

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EXHIBIT LIST

(These exhibits were previously filed [see footnotes to Item 25.2], except if it is marked with an asterisk [*])

(a)(1) Certificate of Trust of the Registrant.

(a)(2) Agreement and Declaration of Trust of the Registrant

(b)(1) Bylaws of the Registrant

(g)(1) Investment Management Agreement between the Manager and the Registrant.

(g)(2) Sub-Investment Advisory Agreement between the Manager and the Sub-Adviser.

(h) Form of Selling Group Agreement between the Manager and the Registrant*

(j)(1) Form of Custody Agreement between Custodian and the Registrant.

(k)(1) Form of Administration Agreement between U.S. Bancorp Fund Services, LLC and the Registrant.

(k)(2) Form of Escrow Agreement between the Escrow Agent and the Registrant.

(k)(3) Form of Transfer Agent Agreement between U.S. Bancorp Fund Services, LLC and the Registrant.

(k)(4) Form of Accounting Services Agreement between U.S. Bancorp Fund Services, LLC and the Registrant

(k)(5) Form of Expense Limitation Agreement between City National Rochdale, LLC and the Registrant.

(k)(6) Form of Loan Servicing Agreement between the Sub-Adviser and the Registrant.

(r)(2) Code of Ethics of the Registrant, of City National Rochdale, LLC, the Manager to the Registrant and of RIM Securities LLC, the Sales Agent for the Registrant.*

(r)(3) Form of Code of Ethics of GML Capital LLP., Sub-Adviser to the Registrant.

(s) Power of Attorney for Garrett R. D’Alessandro, President and Interested Trustee of the Registrant.

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